SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
ENVIRONMENTAL TECTONICS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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ENVIRONMENTAL TECTONICS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 28, 2009

TO THE SHAREHOLDERS OF ENVIRONMENTAL TECTONICS CORPORATION:

The Annual Meeting of the Shareholders of Environmental Tectonics Corporation (“ETC” or the “Company”) will be held at the executive offices of the Company, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania on July 2, 2009, at 10:00 a.m. for the following purposes:

I. To elect five Directors to serve on the Board of Directors until their successors have been elected and qualified.

II. To approve the Company’s 2009 Employee, Director and Consultant Stock Plan.

III. To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 50,000,000 shares.

IV. To approve the exchange of the $10,000,000 subordinated convertible promissory note held by H. F. Lenfest, together with all accrued interest and warrants issuable pursuant to the terms of the subordinated note, and all Series B Preferred Stock and Series C Preferred Stock of the Company held by H. F. Lenfest, together with all accrued dividends thereon, for shares of a newly-created class of Series E Preferred Stock of the Company.

V. To approve the restoration of the voting rights of certain securities currently held by or issuable to H. F. Lenfest as part of the financing transaction described herein.

VI. To transact such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on May 21, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN ORDER THAT YOUR SHARES MAY BE VOTED. TO SIMPLIFY THIS PROCESS, YOUR VOTE MAY BE CAST BY MAIL AND IN MOST INSTANCES ALSO BY TELEPHONE OR THROUGH THE INTERNET. YOUR FAILURE TO VOTE MAY RESULT IN A “NO” VOTE UNDER CERTAIN CIRCUMSTANCES, REGARDLESS OF WHETHER YOU ARE ACTUALLY IN FAVOR OF A SPECIFIC PROPOSAL. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

Notice of Internet Availability of Proxy Materials: This notice of Annual Meeting, the accompanying proxy statement and proxy card are available on our website at http://www.etcusa.com.

THIS PROXY STATEMENT CONSTITUTES THE INFORMATION STATEMENT THAT IS REQUIRED TO BE DELIVERED TO THE SHAREHOLDERS OF ETC PURSUANT TO SECTION 2565 OF THE PENNSYLVANIA BUSINESS CORPORATION LAW, AS AMENDED.

By Order of the Board of Directors

ANN M. ALLEN, Secretary

May 28, 2009

Proxy Statement	1
Questions and Answers About the Annual Meeting	4
Proposal I — Election of Directors	10
Proposal II — 2009 Employee, Director and Consultant Stock Plan	15
Background for Proposals III, IV and V	18
Proposal III — Amendment of ETC’s Articles Of Incorporation to Increase the Number of Authorized Shares of Common Stock From 20,000,000 Shares to 50,000,000 Shares	35
Proposal IV — Approval of the Series E Exchange	37
Proposal V — Approval to Reinstate Voting Rights on Shares of ETC Preferred Stock and Common Stock Owned by Lenfest	38
Report of the Audit Committee	42
Compensation Discussion and Analysis	43
Summary Compensation Table	45
Outstanding Equity Awards at Fiscal Year-End	45
Transactions With Related Persons	46
Compliance With Section 16(a) of the Securities Exchange Act of 1934	48
Information Regarding the Company’s Independent Public Accountants	49
Shareholder Proposals for the Next Annual Meeting	50
Other Matters	51
Annexes	52

ENVIRONMENTAL TECTONICS CORPORATION
125 James Way
County Line Industrial Park
Southampton, Pennsylvania 18966

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

May 28, 2009

Solicitation of Proxies

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Environmental Tectonics Corporation, a Pennsylvania corporation (“ETC” or the “Company”), and its agent, Laurel Hill Advisory Group, LLC (“Laurel Hill”), of proxies for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. on July 2, 2009, at our executive offices at 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966 and at any postponement or adjournment thereof. This proxy statement and accompanying form of proxy are being provided to shareholders on or about May 28, 2009, along with our 2009 Annual Report on Form 10-K. In addition to the use of the mails, proxies may be solicited personally or by telephone, e-mail or facsimile transmission by Directors, officers and employees of ETC or Laurel Hill who, with the exception of Laurel Hill, will not be specially compensated for such solicitation activities. The expense of soliciting proxies will be borne by the Company. The amount ETC will pay Laurel Hill for its proxy solicitation services is $10,000, plus certain out-of-pocket expenses. ETC will also make arrangements with brokers, dealers, nominees, custodians and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons, and ETC may reimburse them for their reasonable expenses incurred in forwarding materials.

Voting and Revocation of Proxies

When a proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions marked thereon.

Signed proxies not marked to the contrary will be voted “FOR” (i) the election of the Board of Directors’ nominees, (ii) the approval of the Company’s 2009 Employee, Director and Consultant Stock Plan, (iii) the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 50,000,000 shares, (iv) the exchange of the $10,000,000 subordinated convertible promissory note held by H. F. Lenfest (“Lenfest”), together with all accrued interest and warrants issuable pursuant to the terms of the subordinated note, and all Series B Preferred Stock and Series C Preferred Stock of the Company held by Lenfest, together with all accrued dividends thereon, for shares of a newly-created class of Series E Preferred Stock of the Company and (v) the restoration of the voting rights of certain securities currently held by or issuable to Lenfest as part of the financing transaction described herein. The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the Annual Meeting. Lenfest is a significant shareholder and a member of the Board of Directors of ETC.

Signed proxies will be voted “FOR” or “AGAINST” any other matter that properly comes before the Annual Meeting or any postponement or adjournment thereof, in the discretion of the persons named as proxyholders. Any such proxy may be revoked at any time before its exercise by (i) executing and delivering a later dated proxy to the Secretary of the Company or granting a subsequent proxy by telephone or Internet, (ii) giving written notice of revocation to the Secretary of the Company, or (iii) voting in person at the Annual Meeting. Our mailing address is 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966.

Quorum and Voting Requirements

Each share of common stock outstanding is entitled to one vote on the matters on which shares of common stock are entitled to vote, except as noted below. For purposes of the discussion below regarding both quorum requirements and the votes necessary for Proposal V, shareholders of record who are present at the Annual Meeting and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, are considered shareholders who are present for quorum purposes and who are entitled to vote. Except as expressly noted below, all holders of common stock of ETC are entitled to vote on all matters listed in the Annual Meeting notice.

Lenfest directly holds 2,395,037 shares of ETC common stock. Lenfest also holds 6,000 shares of Series B Preferred Stock, 3,300 shares of Series C Preferred Stock and 55 shares of Series D Preferred Stock, which are entitled under their respective terms, unless otherwise limited by law, to vote with the common shares on an as-converted basis. Lenfest’s shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are convertible into 2,202,781 shares of ETC common stock. As such, including his actual shares of common stock and his as-converted common shares resulting from his Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, Lenfest holds a total of 4,597,818 shares of ETC common stock. However, due to the application of Subchapter 25G of the Pennsylvania Business Corporation Law (as described under Proposal V below), Lenfest can vote only 3,345,669 of these 4,597,818 shares for all of the proposals (1,591,989 actual shares and 1,753,680 of his equivalent shares under his preferred stock holdings). Further, with respect to Proposal V (restoration of the voting rights of certain securities currently held by or issuable to Lenfest as part of the financing transaction described herein), which involves two separate votes, Lenfest will not be entitled to vote any of his shares with respect to one of the two votes. In summary, Lenfest can vote an equivalent of 3,345,669 shares for Proposals I through IV and for the first vote under Proposal V. Lenfest cannot vote any of his shares for the second vote under Proposal V.

As of the record date for the Annual Meeting, there were 9,069,351 shares of ETC common stock outstanding. In addition, as described above, Lenfest holds Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock that are convertible into 2,202,781 shares of ETC common stock. However, due to a limitation under Pennsylvania law as described above, only 1,591,989 actual shares and 1,753,680 equivalent shares held by Lenfest can vote. Thus, a total of 10,019,983 shares (8,266,303 shares of ETC common stock outstanding and 1,753,680 equivalent shares held by Lenfest) will be eligible to vote at the Annual Meeting. However, with respect to Proposal V, which involves two separate votes, none of Lenfest, William F. Mitchell or Duane D. Deaner will be entitled to vote any of their shares with respect to one of the two votes. With respect to this vote, only 5,592,990 shares of ETC common stock will be eligible to vote.

Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker which has not received instructions from its customers and which has so notified the Company on a proxy form in accordance with industry practice or otherwise advised the Company that it lacks voting authority. Uninstructed shares with respect to any matter are not considered to be present for quorum purposes on that matter. As used herein, “broker non-votes” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if they had received their customers’ instructions. Although there are no controlling precedents under Pennsylvania law regarding the treatment of broker non-votes, the Company intends to apply the principles set forth herein.

Proposal I (Election of Directors):  On this matter, the quorum for the Annual Meeting is the presence of shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast in the election. Directors are elected by a plurality and the five nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

Proposal II (Approval of the Company’s 2009 Employee, Director and Consultant Stock Plan):  On this matter, the quorum for the Annual Meeting is the presence of shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast on the matter. Shares held of record by brokers as uninstructed shares as defined above are not entitled to vote on this matter and, therefore, will not be taken into account in determining the presence of a quorum (i.e., will not be in the numerator or denominator in determining whether a majority of the shares entitled to vote is present). The matter will be approved if the majority of votes cast at the Annual Meeting on Proposal II are FOR approval of the Company’s 2009 Employee, Director and Consultant Stock Plan. Abstentions and broker non-votes do not constitute votes cast and therefore will not affect the outcome of the vote.

Proposal III (Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 50,000,000):  On this matter, the quorum for the Annual Meeting is the presence of shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast on the amendment. Shares held of record by brokers as uninstructed shares as defined above are not entitled to vote on this matter and, therefore, will not be taken into account in determining the presence of a quorum (i.e., will not be in the numerator or denominator in determining whether a majority of the shares entitled to vote is present). The matter will be approved if the majority of votes cast are FOR approval of the amendment to the Company’s Articles of Incorporation. Abstentions and broker non-votes do not constitute votes cast and therefore will not affect the outcome of the vote.

Proposal IV (Exchange of the $10,000,000 subordinated convertible promissory note held by Lenfest, together with all accrued interest and warrants issuable pursuant to the terms of the subordinated note, and all Series B Preferred Stock and Series C Preferred Stock of the Company held by Lenfest, together with all accrued dividends thereon, for shares of a newly-created class of Series E Preferred Stock of the Company):  On this matter, the quorum for the Annual Meeting is the presence of shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast on the exchange. Shares held of record by brokers as uninstructed shares as defined above are not entitled to vote on this matter and, therefore, will not be taken into account in determining the presence of a quorum (i.e., will not be in the numerator or denominator in determining whether a majority of the shares entitled to vote is present). The matter will be approved if the majority of votes cast are FOR approval of the exchange. Abstentions and broker non-votes do not constitute votes cast and therefore will not affect the outcome of the vote.

Proposal V (Restoration of the voting rights of certain securities held by Lenfest currently or issuable to Lenfest as part of the financing transaction described herein):  This proposal requires two votes (“Vote V-1” and “Vote V-2”). The quorum for Vote V-1 is the presence of shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast on approval of the restoration (i.e., a quorum represents more than 50% of all the shares that are entitled to vote on this matter). The quorum for Vote V-2 is the presence of shareholders (other than Lenfest, William F. Mitchell and Duane D. Deaner) that are entitled to cast a majority of the votes that all such shareholders are entitled to cast on the matter. Proposal V will be approved if, for V-1, the votes FOR Proposal V constitute a majority of the votes that all shareholders are entitled to cast and if, for V-2, the votes FOR Proposal V constitute a majority of the votes that all shareholders (other than Lenfest, William F. Mitchell and Duane D. Deaner) are entitled to cast (as described above). In determining whether the proposal is approved, abstentions and broker non-votes will have the same effect as negative votes.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement and proxy card?

Our Board of Directors is soliciting your proxy for our Annual Meeting of Shareholders scheduled to take place at 10:00 a.m. on July 2, 2009 at the executive offices of the Company, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania. You are receiving a proxy statement and proxy card because our records indicate that you owned shares of our common stock as of May 21, 2009, the record date for determining shareholders eligible to vote at the Annual Meeting. This proxy statement describes the matters on which we would like you, as a shareholder, to vote. It also gives you information on these matters so that you can make an informed decision.

What information is contained in these materials?

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly paid executive officers, and other required information. Our Annual Report on Form 10-K for the fiscal year ended February 27, 2009 is also enclosed.

Who may vote at the Annual Meeting?

Common stock is the only class of stock that is entitled to vote at the Annual Meeting. Holders of ETC’s common stock and holders of other classes of stock which are entitled to vote on a common stock equivalent basis may vote their shares at the Annual Meeting. Other than shareholders who hold common stock, Lenfest is the only shareholder who can vote equivalent common shares. As noted above, Lenfest holds common stock and also holds Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock which are entitled to vote on an as-converted basis pursuant to their terms. However, due to the application of Subchapter 25G of the Pennsylvania Business Corporation Law (as described under Proposal V below), certain securities held by Lenfest are not entitled to vote on any matters to be voted on at the Annual Meeting. As of the record date, there were 9,069,351 shares of ETC common stock outstanding. In addition, the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock held by Lenfest are convertible into 2,202,781 shares of ETC common stock. Due to the limitations noted above, Lenfest can vote only 1,591,989 of his actual shares and 1,753,680 of his equivalent shares. Thus, a total of 10,019,983 shares (8,266,303 shares of ETC common stock outstanding and 1,753,680 equivalent shares held by Lenfest) will be eligible to vote at the Annual Meeting. However, with respect to Proposal V, which involves two separate votes, none of Lenfest, William F. Mitchell or Duane D. Deaner will be entitled to vote any of their shares with respect to one of the two votes. With respect to this vote, only 5,592,990 shares of ETC common stock will be eligible to vote.

What are the voting rights of ETC shareholders?

Each shareholder is entitled to one vote per common share on all matters.

What proposals will be voted on at the Annual Meeting?

You are voting on the following matters at the Annual Meeting:

I. To elect five Directors to serve on the Board of Directors until their successors have been elected and qualified.

II. To approve the Company’s 2009 Employee, Director and Consultant Stock Plan.

III. To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 50,000,000 shares.

IV. To approve the exchange of the $10,000,000 subordinated convertible promissory note held by Lenfest, together with all accrued interest and warrants issuable pursuant to the terms of the subordinated note, and all Series B Preferred Stock and Series C Preferred Stock of the Company held by Lenfest, together with all accrued dividends thereon, for shares of a newly-created class of Series E Preferred Stock of the Company.

V. To approve the restoration of the voting rights of certain securities currently held by or issuable to Lenfest as part of the financing transaction described herein.

VI. To transact such other business as may properly come before the Annual Meeting.

Approval of Proposals III, IV and V will result in a change of control of ETC.

What happens if additional proposals are presented at the Annual Meeting?

Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Duane D. Deaner, our Chief Financial Officer, and James D. Cashel, our General Counsel, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for Director, the persons named as proxy holders will vote your shares for such other candidate or candidates as may be nominated by the Board of Directors.

What is ETC’s voting recommendation?

Our Board of Directors recommends that you vote your shares “FOR” each of the nominees set forth in Proposal I and “FOR” each of Proposals II, III, IV, and V set forth in this proxy statement.

How many votes must be present to vote on the Proposals?

In order to vote on a Proposal, a certain number of shares of ETC common stock eligible to vote on the record date must be present at the Annual Meeting. The presence of such number of shares is called a quorum. Set forth below is the quorum requirement for each of the Proposals. Your shares are counted as present at the Annual Meeting if you attend and vote in person or if you properly return a proxy card. With respect to Lenfest, he can vote 1,591,989 actual shares and 1,753,680 of his equivalent shares under his preferred stock holdings for all of the Proposals except for Vote V-2 under Proposal V described below.

Except with respect to Vote V-2 described below, the quorum for each of the following proposals consists of the presence of more than 50% of all the votes that are entitled to vote on the matter. With respect to Vote V-2, the quorum is presence of shareholders (other than Lenfest, William F. Mitchell and Duane D. Deaner) that are entitled to cast a majority of the votes that all such shareholders are entitled to cast on the matter.

Proposal I (Election of Directors):  On this matter, the quorum for the Annual Meeting is the presence of shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast in the election.

Proposal II (Approval of the Company’s 2009 Employee, Director and Consultant Stock Plan):  On this matter, the quorum for the Annual Meeting is the presence of shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast on approval of the plan. Shares held of record by brokers as uninstructed shares as defined above are not entitled to vote on this matter and, therefore, will not be taken into account in determining the presence of a quorum (i.e., will not be in the numerator or denominator in determining whether a majority of the shares entitled to vote is present).

Proposal III (Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 50,000,000 shares):  On this matter, the quorum for the Annual Meeting is the presence of shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast on approval of the amendment. Shares held of record by brokers as uninstructed shares as defined above are not entitled to vote on this matter and, therefore, will not be taken into account in determining the presence of a quorum (i.e., will not be in the numerator or denominator in determining whether a majority of the shares entitled to vote is present).

Proposal IV (Exchange of the $10,000,000 subordinated convertible promissory note held by Lenfest, together with all accrued interest and warrants issuable pursuant to the terms of the subordinated note, and all Series B Preferred Stock and Series C Preferred Stock of the Company held by Lenfest, together with all accrued dividends thereon, for shares of a newly-created class of Series E Preferred Stock of the Company):  On this matter, the quorum for the Annual Meeting is the presence of shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast on approval of the exchange. Shares held of record by brokers as uninstructed shares as defined above are not entitled to vote on this matter and, therefore, will not be taken into account in determining the presence of a quorum (i.e., will not be in the numerator or denominator in determining whether a majority of the shares entitled to vote is present).

Proposal V (Restoration of the voting rights of certain securities held by Lenfest currently or issuable to Lenfest as part of the financing transaction described herein):  This proposal requires two votes (“Vote V-1” and “Vote V-2”). The quorum for Vote V-1 is the presence of shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast on approval of the restoration (i.e., a quorum represents more than 50% of all the shares that are entitled to vote on this matter). The quorum for Vote V-2 is the presence of shareholders (other than Lenfest, William F. Mitchell and Duane D. Deaner) that are entitled to cast a majority of the votes that all such shareholders are entitled to cast on the matter.

What vote is required to elect Directors?

The Board of Directors are elected by a plurality of votes which means that the five Directors receiving the highest number of votes will serve as members of the Board of Directors until their successors have been elected and qualified.

What vote is required on other matters?

The vote required for each of Proposals II, III, IV and V is set forth below.

Proposal II (Approval of the Company’s 2009 Employee, Director and Consultant Stock Plan):  This matter will be approved if the majority of votes cast are FOR approval of the Company’s 2009 Employee, Director and Consultant Stock Plan. Abstentions and broker non-votes do not constitute votes cast and therefore will not affect the outcome of the vote.

Proposal III (Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 50,000,000 shares):  This matter will be approved if the majority of votes cast are FOR approval of the amendment to the Company’s Articles of Incorporation. Abstentions and broker non-votes do not constitute votes cast and therefore will not affect the outcome of the vote.

Proposal IV (Exchange of the $10,000,000 subordinated convertible promissory note held by Lenfest, together with all accrued interest and warrants issuable pursuant to the terms of the subordinated note, and all Series B Preferred Stock and Series C Preferred Stock of the Company held by Lenfest, together with all accrued dividends thereon, for shares of a newly-created class of Series E Preferred Stock of the Company):  This matter will be approved if the majority of votes cast are FOR approval of the exchange. Abstentions and broker non-votes do not constitute votes cast and therefore will not affect the outcome of the vote.

Proposal V (Restoration of the voting rights of certain securities held by Lenfest currently or issuable to Lenfest as part of the financing transaction described herein):  This proposal requires two votes (“Vote V-1” and “Vote V-2”). Proposal V will be approved if, for V-1, the votes FOR Proposal V constitute a majority of the votes that all shareholders are entitled to cast and if, for V-2, the votes FOR Proposal V constitute a majority of the votes that all shareholders (other than Lenfest, William F. Mitchell and Duane D. Deaner) are entitled to cast. In determining whether the proposal is approved, abstentions and broker non votes will have the same effect as negative votes.

How do I vote?

You may vote your shares of common stock on matters that are properly presented at the Annual Meeting by any of the following methods:

•	By completing the accompanying form of proxy and returning it in the envelope provided;

•	By submitting your vote by telephone;

•	By submitting your vote electronically via the Internet; or

•	By attending the Annual Meeting and casting your vote in person.

For the Annual Meeting, ETC is offering record holders of common stock the opportunity to vote their shares electronically through the Internet or by telephone. Instead of submitting your vote for shares of common stock by mail on the enclosed proxy card, you may vote by telephone or via the Internet by following the procedures described on your proxy card. To vote via telephone or the Internet, please have the enclosed proxy card in hand, and call the number or access the website listed on the proxy card and follow the instructions. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been properly recorded.

Can the proxy materials be accessed electronically?

The proxy statement for the Annual Meeting is available at www.etcusa.com. Additionally, ETC has sent the proxy materials for the Annual Meeting to shareholders on or about May 28, 2009 by first-class U.S. mail.

How do I vote if my shares of common stock are held in “street name”?

If you hold your shares of ETC common stock in “street name” with a broker, financial institution or another holder of record, then that entity is considered the shareholder of record for voting purposes and should give you instructions for voting your shares of common stock. As a beneficial owner of ETC common stock, you have the right to direct the record holder on how to vote the shares held on your behalf. If you hold your shares of common stock in “street name,” your record holder, or nominee, may be participating in a program that allows you to submit a proxy by telephone or via Internet. If so, the voting form your nominee sent you will provide instructions for submitting your proxy telephonically or electronically via the Internet.

If you hold your shares of common stock in “street name” and wish to attend the Annual Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other holder of record authorizing you to vote on behalf of such record holder. The account statement or letter must show that you were the direct or indirect beneficial owner of shares of ETC common stock as of the close of business on May 21, 2009, the record date for voting at the Annual Meeting.

How do I change or revoke my proxy representing my shares of common stock?

A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Unless revoked, the shares of common stock represented by a submitted proxy will be voted at the Annual Meeting and any adjournment thereof. You may revoke your proxy at any time before it is actually voted or exercised at the Annual Meeting by executing and delivering a later dated proxy, by executing a later casted telephone or Internet vote with regard to the same shares, by giving notice of revocation to the Secretary of ETC in writing, or by attending the Annual Meeting and giving notice of revocation in person. Any shareholder who attends the Annual Meeting and revokes his or her proxy may vote in person. However, your attendance at the Annual Meeting alone will not revoke your proxy. The last-dated proxy you submit (by any means) will supersede any previously submitted proxy. If you hold your common stock in “street name” and instructed your broker, financial institution or other record holder to vote your shares and you would like to revoke or change your vote, then you must follow the instructions provided by your record holder.

How do I vote in person?

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot when you arrive. If your shares are held in “street name,” you must bring an account statement or letter from the brokerage firm or bank showing that you were the beneficial owner of the shares on the record date for determining which of our shareholders are entitled to notice of, and to vote at, the Annual Meeting, in order to vote at the Annual Meeting. In addition, if you want to vote your shares that are held in street name, you must obtain a “legal proxy” from the holder of record and present it at the Annual Meeting.

Who will count the votes?

A representative of American Stock Transfer will serve as the Judge of Election and tabulate the votes.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. An individual shareholder’s vote will not be disclosed either within the Company or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, or (iii) to facilitate a successful proxy solicitation by our Board of Directors.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. We will announce the final voting results in a Current Report on Form 8-K that the Company will file with the United States Securities and Exchange Commission when the results are available. The SEC’s website may be accessed at www.sec.gov.

Who will bear the cost of soliciting votes for the Annual Meeting?

The Company will bear the cost of soliciting votes for the Annual Meeting. The Company has engaged Laurel Hill Advisory Group to assist in soliciting votes for the annual meeting. The amount ETC will pay Laurel Hill Advisory Group for its proxy solicitation services is $10,000, plus certain out-of-pocket expenses.

Where can I find more information?

We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission. You may access the SEC’s website at www.sec.gov.

Who can answer my questions about the Annual Meeting?

If you have additional questions about the Annual Meeting, you should contact:

Environmental Tectonics Corporation
125 James Way
County Line Industrial Park
Southampton, Pennsylvania 18966
Attention: Duane D. Deaner, Chief Financial Officer
Phone Number: (215) 355-9100

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of May 21, 2009, the number of shares and percentage of our common stock owned beneficially by each Director, each nominee for Director and each executive officer named in the Summary Compensation Table, and each person holding, to our knowledge, more than 5% of our outstanding common stock. The table also sets forth the holdings of all Directors and executive officers as a group.

	Amount and
	Nature of		Percent
	Beneficial		of Common
Name and Address of Beneficial Owner	Ownership(1)		Stock(1)

William F. Mitchell(2)	1,081,324	(3)	8.1%
c/o Environmental Tectonics Corporation County Line Industrial Park Southampton, PA 18966
Howard W. Kelley(4)	37,756	(6)	*
c/o Aspergantis LLC 3249 St. Johns Avenue Jacksonville, FL 32205
George K. Anderson, M.D.(4)	51,100	(7)	*
8 Little Harbor Way Annapolis, MD 21403
H.F. Lenfest(4)	6,559,884	(8)	49.5%
c/o The Lenfest Group Fire Tower Bridge-Suite 460 300 Barr Harbor Drive West Conshohocken, PA 19428
Stephen F. Ryan(4)	5,000		*
c/o Environmental Tectonics Corporation County Line Industrial Park Southampton, PA 18966
George A. Sawyer(5)	—		*
404 North Union Street Alexandria, VA 22314
T. Todd Martin, III	999,592	(9)	7.5%
50 Midtown Park East Mobile, AL 36606
Duane D. Deaner(10)	10,501	(11)	*
c/o Environmental Tectonics Corporation County Line Industrial Park Southampton, PA 18966
All Directors, nominees for Directors, and executive officers as a group (7 persons)	7,745,565	(12)	58.1%

*	less than 1%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. The “Percent of Common Stock” is based on a denominator for the applicable Beneficial Owner equal to the sum of: (i) 9,069,351 shares of common stock outstanding, (ii) the shares of common stock which may be acquired by such Beneficial Owner upon the exercise of options owned by such Beneficial Owner and (iii) the shares of common stock beneficially owned by Lenfest set forth in footnote 8 below.

(2)	Chairman of the Board of Directors, President, Chief Executive Officer and Director of the Company.

(3)	Includes 45,200 shares of common stock held by Mr. Mitchell’s wife.

(4)	Director of the Company.

(5)	Nominee for Director of the Company.

(6)	Includes 25,000 shares of common stock which may be acquired upon the exercise of options granted under our Non-Employee Director Stock Option Plan that are presently exercisable.

(7)	Includes 50,000 shares of common stock which may be acquired upon the exercise of options granted under our Non-Employee Director Stock Option Plan that are presently exercisable.

(8)	Includes 1,818,181 shares of common stock issuable upon conversion of a promissory note in the principal amount of $10,000,000, 606,060 shares of common stock issuable upon conversion of 3,000 shares of Series B Preferred Stock issued on April 6, 2006, 449,101 shares of common stock issuable upon conversion of 3,000 shares of Series B Preferred Stock issued on July 31, 2006, 1,089,108 shares of common stock issuable upon conversion of 3,300 shares of Series C Preferred Stock issued on August 23, 2007, 143,885 shares of common stock issuable upon exercise of a warrant issued to Lenfest on February 20, 2009 and 58,511 shares of common stock issuable upon conversion of 55 shares of Series D Preferred Stock issued on April 24, 2009.

(9)	Includes 938,692 shares of common stock owned by Advanced Technology Asset Management, LLC (formerly ETC Asset Management, LLC) (“ATAM”), a limited liability company of which T. Todd Martin, III is manager. Also includes 26,900 shares owned by Allied Williams Co, Inc., a corporation of which Mr. Martin is an officer and Director, 17,000 shares owned by Equity Management, LLC, a limited liability company of which Mr. Martin is manager, 7,000 shares owned by trusts of which Mr. Martin is trustee, and 10,000 shares owned by Perdido Investors, LLC, of which Mr. Martin is the manager.

(10)	Chief Financial Officer of the Company.

(11)	Consists of 10,501 shares of common stock which may be acquired upon the exercise of options granted under our Incentive Stock Option Plan that are presently exercisable.

(12)	Includes 75,000 shares of common stock which may be acquired by members of the Board of Directors upon the exercise of options granted under our Non-Employee Director Stock Option Plan that are presently exercisable. Additionally, includes 1,818,181 shares of common stock issuable upon conversion of a promissory note in the principal amount of $10,000,000, 606,060 shares of common stock issuable upon conversion of 3,000 shares of Series B Preferred Stock issued on April 6, 2006, 449,101 shares of common stock issuable upon conversion of 3,000 shares of Series B Preferred Stock issued on July 31, 2006, 1,089,108 shares of common stock issuable upon conversion of 3,300 shares of Series C Preferred Stock issued on August 23, 2007, 143,885 shares of common stock issuable upon exercise of a warrant issued to Lenfest on February 20, 2009 and 58,511 shares of common stock issuable upon conversion of 55 shares of Series D Preferred Stock issued on April 24, 2009, all of which may be acquired by Lenfest. Also includes 10,501 shares of common stock which may be acquired by Duane Deaner, our chief financial officer, upon the exercise of options granted under our Incentive Stock Option Plan that are presently exercisable.

PROPOSAL I — ELECTION OF DIRECTORS

General

Our Bylaws provide that the Board of Directors will consist of not less than five or more than thirteen Directors. Within the foregoing limits, the Board of Directors may, from time to time, fix the number of Directors. The Board of Directors has fixed the number of Directors at five Directors.

Vacancies in the Board of Directors occurring by reason of death, resignation or otherwise of a Director may be filled for the unexpired term by a majority vote of the remaining Directors of the Board of Directors although less than a quorum. Newly created directorships resulting from an increase in the authorized number of Directors by action of the Board of Directors may be filled by a majority vote of the Directors serving at the time of such increase. Each Director so elected to fill a vacancy or a newly created Directorship shall hold office until such Director’s successor is elected by the shareholders at the next annual or special meeting of shareholders or until the earlier death, resignation, removal or disqualification of each such Director.

At the Annual Meeting, five Directors will be elected to serve for a one-year term and until their successors are elected and qualified. Howard W. Kelley is not standing for re-election to the Board of Directors. George A. Sawyer is a nominee for Director. Messrs. Mitchell, Lenfest and Ryan and Dr. Anderson are Directors seeking re-election.

The Governance and Nominating Committee of the Board of Directors has unanimously nominated George K. Anderson, M.D., MPH, H. F. Lenfest, William F. Mitchell, Stephen F. Ryan and George A. Sawyer for election as Directors of the Company. Each of the nominees has consented to being named in this proxy statement and to serve if elected. If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board of Directors. The Company has no present reason to believe that any of the nominees will be unable to serve as a Director, if elected.

The five nominees who receive the highest number of votes cast at the Annual Meeting will be elected as Directors. Shares represented by properly executed proxies will be voted for the nominees named below unless otherwise specified in the proxy by the shareholder. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of Directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of Directors. No proxy may be voted for a greater number of persons than the number of nominees named.

Nominees for Election as Director

The Board of Directors unanimously recommends that the holders of our voting securities vote for the election of the following nominees:

		Served as Director
Name	Age	or Officer Since(1)	Current Positions and Offices

William F. Mitchell(2)	67	1969	Chairman of the Board of Directors, Chief Executive Officer, President and Director
George K. Anderson, M.D.(3)	63	2003	Director
H. F. Lenfest(4)	79	2003	Director
Stephen F. Ryan(5)	73	2009	Director
George A. Sawyer(6)	77	N/A	Nominee for Director

(1)	Directors are elected for one-year terms.

(2)	Mr. Mitchell has been our Chairman of the Board of Directors, President and Chief Executive Officer since 1969, except for the period from January 24, 1986 through January 24, 1987, when he was engaged principally in soliciting sales for our products in the overseas markets. Mr. Mitchell received a Bachelor of Science degree in physics from Drexel University and has completed graduate work in mechanical and electrical engineering. He is a member of the ASME and Drexel University engineering advisory boards. Additionally, he is a member of the Society of Automotive/Aerospace Engineering, the International Society of Pharmaceutical Engineering, the Undersea and Hyperbaric Medical Society, the Aerospace Medical Association, the American Society of Mechanical Engineering and the Institute of Environmental Sciences.

(3)	Dr. Anderson is an experienced physician executive. He served in the Air Force as a flight surgeon, aerospace medicine staff officer, and commander of several medical organizations in Korea, Germany, and United States. He retired from active duty in the grade of Major General. Following his thirty years of military service, he transitioned to executive positions in the private sector. He served as Chief Executive Officer of the Koop Foundation from 1997 to 1998 and as Chief Executive Officer at Oceania, Inc., a medical software company, from 1999 to 2001. A period of practice as an independent medical technology consultant was followed by his current role as Executive Director of the Association of Military Surgeons of the United States (AMSUS). AMSUS, the nonprofit Society of the Federal Health agencies, operates from a headquarters located in Bethesda, Maryland.

(4)	Mr. Lenfest practiced law with Davis Polk & Wardwell before joining Triangle Publications, Inc., in Philadelphia as Associate Counsel in 1965. In 1970, Mr. Lenfest was placed in charge of Triangle’s

Communications Division, serving as Editorial Director and Publisher of Seventeen Magazine and President of the CATV Operations. In 1974, Mr. Lenfest, with the support of two investors, formed Lenfest Communications, Inc., which purchased Suburban Cable TV Company and Lebanon Valley Cable TV Company from Triangle with a total of 7,600 subscribers. In January 2000, Mr. Lenfest sold his cable television operations, which by then served 1.2 million subscribers, to Comcast Corporation. Mr. Lenfest is the owner of various other businesses and is active in many philanthropic activities including as Chairman of the Board of Directors of the Philadelphia Museum of Art, the Curtis Institute, and the Lenfest Foundation. Mr. Lenfest is a graduate of Washington and Lee University and Columbia Law School.

(5)	Mr. Ryan retired in 2001 from Selas Corporation of America (now known as IntriCon Corporation), a diversified international firm engaged in the design, development, engineering and manufacturing of industrial products, such as the furnace section of continuous annealing and galvanizing lines in steel production for automotive steel, glass production furnace lines, cable winch devices for below the chassis spare tire lift holder for the automotive industry, parts for hearing aid devices and thermisters for electric surge guards for computers and electronics. He served as Chairman of Selas Corporation for three years and as President, Chief Executive Officer and Director of Selas Corporation for 13 years. Mr. Ryan also serves as a Director of Bolt Technology Corporation, a public company which is traded on NASDAQ. Bolt is a manufacturer and seller of seismic airguns, cables, hydrophones and other devices engaged in the offshore oil and gas exploration market. Mr. Ryan received a Bachelor of Business Administration degree from Iona College, and an MBA degree from The University of Connecticut. He is a member of The New York State Society of Certified Public Accountants (NYSSCPA) and The American Institute of CPAs (AICPA).

(6)	Mr. Sawyer is a founding partner of J.F. Lehman & Company and currently serves as Executive Advisor. From 1993 to 1995, he served as President and Chief Executive Officer of Sperry Marine, Inc. Prior thereto, Mr. Sawyer held a number of prominent positions in private industry and in the United States government, including serving as President of John J. McMullen Associates, President and Chief Operating Officer of TRE Corporation, Executive Vice President and Director of General Dynamics Corporation, Vice President of International Operations for Bechtel Corporation and Assistant Secretary of the Navy for Shipbuilding and Logistics. He graduated Phi Beta Kappa from Yale University and completed graduate studies in nuclear engineering at the Knolls Atomic Power Laboratories. He is also the co-inventor of the Consolidated Nuclear Steam Generator II and served in the U.S. Navy for 10 years as a nuclear submariner. Mr. Sawyer currently serves as a Director of National Air Cargo Holdings, Inc., Hawaii Superferry Incorporated, OAO Technology Solutions, Atlantic Marine Holding Company, Black Light Power Inc. and CHI Systems, Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR MESSRS. LENFEST, MITCHELL, RYAN AND SAWYER AND DR. ANDERSON.

Director Not Standing for Re-election

Howard W. Kelley, who is currently a Director of the Company, is not standing for re-election. Mr. Kelley has been a Director since 2002 and currently serves as the Chairman of the Company’s Audit Committee, as Acting Chairman of the Company’s Compensation Committee and as a member of the Company’s Governance and Nominating Committee.

Executive Officers

In addition to William F. Mitchell, who is a Director, Chief Executive Officer and President of the Company, Duane Deaner serves as an executive officer of the Company. Mr. Deaner has served as our Chief Financial Officer since January 1996. Mr. Deaner served as Vice President of Finance for Pennfield Precision Incorporated from September 1988 to December 1995. Mr. Deaner received an MBA in Finance from Temple University and a B.A. in Mathematics from Millersville University in Pennsylvania.

Information Concerning the Board of Directors, Board Committees and Corporate Governance

Director Compensation

During fiscal 2009, our Directors who did not serve as officers were paid a fee of $2,000 (either in cash or equivalent value of common stock of the Company) per quarter for attending Board of Directors and committee meetings. During fiscal 2008, our Directors who did not serve as officers were paid a fee of $2,000 (either in cash or equivalent value of common stock of the Company) per quarter for attending Board of Directors and committee meetings. Additionally, under a plan approved by our shareholders at the 2005 Annual Meeting of Shareholders, non-employee Directors may be awarded options to purchase common stock of the Company at fair market value. No options were awarded to our Directors in fiscal 2008 or fiscal 2009.

The following table sets forth the compensation paid by the Company to each of its Directors for the fiscal years ended February 27, 2009 and February 29, 2008.

FISCAL 2009 DIRECTOR COMPENSATION TABLE

					Change in
					Pension Value
	Fees				and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)(1)	($)	($)	Earnings ($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

William F. Mitchell(2)	—	—	—	—	—	—	—
George K. Anderson, M.D.(3)	$8,000	—	—	—	—	—	$8,000
Alan M. Gemmill(4)	$8,000	—	—	—	—	—	$8,000
Howard W. Kelley(5)	—	$8,000	—	—	—	—	$8,000
H. F. Lenfest(6)	—	$8,000	—	—	—	—	$8,000
Stephen F. Ryan(7)	—	—	—	—	—	—	—

FISCAL 2008 DIRECTOR COMPENSATION TABLE

					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)(1)	($)	($)	Earnings ($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

William F. Mitchell(2)	—	—	—	—	—	—	—
George K. Anderson, M.D.(3)	$8,000	—	—	—	—	—	$8,000
Alan M. Gemmill(4)	$8,000	—	—	—	—	—	$8,000
Howard W. Kelley(5)	—	$8,000	—	—	—	—	$8,000
H. F. Lenfest(6)	—	$8,000	—	—	—	—	$8,000

(1)	ETC used the closing price of its common stock on the date of grant as reported on the NYSE AMEX LLC to compute the value of these awards.

(2)	Mr. Mitchell did not hold any options to purchase shares of our common stock as of February 27, 2009.

(3)	Dr. Anderson held options to purchase an aggregate of 50,000 shares of our common stock as of February 27, 2009.

(4)	Mr. Gemmill resigned from the Board of Directors on February 25, 2009. Mr. Gemmill held options to purchase an aggregate of 5,000 shares of our common stock as of February 27, 2009.

(5)	Mr. Kelley held options to purchase an aggregate of 25,000 shares of our common stock as of February 27, 2009.

(6)	Mr. Lenfest did not hold any options to purchase shares of our common stock as of February 27, 2009.

(7)	Mr. Ryan did not hold any options to purchase shares of our common stock as of February 27, 2009.

Committees of the Board of Directors

During the fiscal year ended February 27, 2009, the Board of Directors held two meetings. During the fiscal year ended February 29, 2008, the Board of Directors held five meetings. All members of the Board of Directors attended all of the Board of Directors meetings. The Company does not have a formal policy regarding Director attendance at annual meetings, but ETC does encourage Directors to attend all meetings. All members of the Board of Directors at the time of ETC’s most recent annual meeting of shareholders attended that meeting.

We have three standing Board Committees: Audit, Compensation and Governance and Nominating. Each committee has a charter which can be found on the Company’s website located at www.etcusa.com. The members and chairpersons of each committee during fiscal 2009 are identified in the following table and each committee, its function and the number of meetings held by each committee during ETC’s two most recent fiscal years are described below.

				Governance
Name of Director	Independent	Audit	Compensation	and Nominating

Howard W. Kelley	Yes	Chair	Acting Chair	X
Dr. George K. Anderson	Yes	X	X	Chair
Alan M. Gemmill	Yes	X	Former Chair	X
Number of Meetings Held in Fiscal Year 2009		12	1	0
Number of Meetings Held in Fiscal Year 2008		22	5	5

On February 25, 2009, Alan M. Gemmill resigned from the Board of Directors of ETC. The remaining members of the Board of Directors appointed Mr. Ryan to fill the vacancy created by Mr. Gemmill’s resignation on March 6, 2009.

During fiscal years 2009 and 2008, we had an Audit Committee consisting of Messrs. Kelley and Gemmill (until his resignation from the Board of Directors), and Dr. Anderson. Mr. Kelley serves as the Chairman and the “financial expert” (as defined by the NYSE AMEX LLC) and has been designated as the Audit Committee Financial Expert as defined by the rules of the Securities and Exchange Commission. In addition, all members of the Audit Committee meet the financial literacy requirements of the NYSE AMEX LLC and are independent under the rules of the NYSE AMEX LLC. Among other responsibilities, the Audit Committee meets (via face-to-face or via telephone) with the external auditors to review and make recommendations to management concerning (if appropriate) the quarterly and annual financial results and the reports on Forms 10-Q and 10-K. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent accountants in their preparation or issuance of an audit report or the performance of other audit and review services.

Messrs. Kelley and Gemmill (until his resignation from the Board of Directors) and Dr. Anderson also served on our Compensation Committee during fiscal years 2009 and 2008, with Mr. Gemmill serving as Chairman until his resignation. Mr. Kelley was appointed to serve as Chairman on an interim basis. The Compensation Committee is charged with reviewing the compensation and incentive plans of officers and key personnel.

Messrs. Kelley and Gemmill (until his resignation from the Board of Directors) and Dr. Anderson also served on our Nominating and Governance Committee during fiscal years 2009 and 2008 with Dr. Anderson serving as Chairman. The Nominating and Governance Committee is charged with finding and recommending new Board of Directors members and with ensuring our compliance with all regulatory governance requirements. The Nominating and Governance Committee works closely with the Company’s Chief Executive Officer to identify potential Directors with skills and business experience that align with the Company’s particular needs. The Nominating and Governance Committee interviewed Mr. Ryan, investigated his background and determined that he is suitable to serve on the Company’s Board of Directors. The Nominating and Governance Committee has also interviewed Mr. Sawyer, investigated his background and determined that he is suitable to serve on the Company’s Board of Directors.

Communication with the Board of Directors

Interested parties should address all communications to the full Board of Directors or an individual Director to the attention of our corporate Secretary. Our corporate Secretary reviews all such communications to determine if they are related to specific products or services, are solicitations or otherwise relate to improper or irrelevant topics. All such improper communications receive a response in due course. Any communication directed to an individual Director relating solely to a matter involving such Director is forwarded to such Director. Any communication directed to an individual Director relating to a matter involving both such Director and ETC or the Board of Directors, as a whole, is forwarded to such Director and the Chairman of the Board of Directors. The balance of the communications are forwarded to the Chairman of the Board of Directors. Except for improper communications, all interested party communications to the Board of Directors or an individual Director received by the corporate Secretary are kept in confidence from management. These procedures were adopted unanimously by the independent Directors.

PROPOSAL II — 2009 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

In April 2009, the Board of Directors approved the 2009 Employee, Director and Consultant Stock Plan described below (the “2009 Stock Plan”). Up to 1,000,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2009 Stock Plan. The Board of Directors unanimously recommends that shareholders of ETC approve the 2009 Stock Plan. Approval of the 2009 Stock Plan is important to ETC’s ongoing efforts to create shareholder value. ETC’s Board of Directors believes that it must offer a competitive equity compensation plan in order to attract, retain and motivate the talent necessary to grow the Company.

Description of the 2009 Stock plan

The following is a brief summary of the 2009 Stock Plan, a copy of which is attached to this proxy statement as Annex A.

Types of Awards

The 2009 Stock Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986 (the “Code”), non-statutory stock options, restricted stock and other stock-based awards as described below (collectively, “awards”).

Incentive Stock Options and Non-statutory Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at an exercise price that is at least equal to the fair market value of the common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of ETC). Options may not be granted for a term in excess of ten years. The 2009 Stock Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or through a broker, (ii) subject to certain conditions, delivery to ETC of shares of common stock, (iii) subject to certain conditions, delivery to ETC of a promissory note, (iv) any other lawful means, or (v) payment of such other consideration as the Board of Directors determines.

Restricted Stock Awards.  Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of ETC to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

Other Stock-Based Awards.  Under the 2009 Stock Plan, ETC’s Board of Directors has the right to grant other awards based upon the common stock having such terms and conditions as ETC’s Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock, and the grant of stock appreciation rights, phantom stock awards or stock units.

Performance Conditions.  ETC’s Board of Directors may determine, at the time of grant, that a restricted stock award or other stock-based award granted to a recipient will vest solely upon the achievement of specified performance criteria.

Transferability of Awards

Except as ETC’s Board of Directors may otherwise determine or provide in an award agreement, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the recipient, awards are exercisable only by the recipient.

Eligibility to Receive Awards

Employees, officers, Directors, consultants and advisors of ETC and its subsidiaries are eligible to be granted awards under the 2009 Stock Plan. Under present law, however, incentive stock options may only be granted to employees of ETC and its subsidiaries.

Plan Benefits

The granting of awards under the 2009 Stock Plan is discretionary, and ETC cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Administration

The 2009 Stock Plan is administered by ETC’s Board of Directors. ETC’s Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2009 Stock Plan and to interpret the provisions of any award agreements entered into under the 2009 Stock Plan. Pursuant to the terms of the 2009 Stock Plan, ETC’s Board of Directors may delegate authority under the 2009 Stock Plan to one or more committees of its Board of Directors.

Subject to any applicable limitations contained in the 2009 Stock Plan, ETC’s Board of Directors, or any committee to whom ETC’s Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any restricted stock award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

ETC’s Board of Directors is required to make appropriate adjustments in connection with the 2009 Stock Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2009 Stock Plan also contains provisions addressing the consequences of any acquisition event, which is defined as (a) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor) or (b) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (c) any other acquisition of the business of the Company, as determined by the Board of Directors. In connection with an acquisition event, ETC’s Board of Directors may take any one or more of the following actions as to all or any outstanding awards (other than restricted stock and restricted stock unit awards): (i) make appropriate provision for the continuation of such awards by the Company or the assumption of such awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such awards either (x) the consideration payable with respect to the outstanding shares of common stock in connection with the acquisition, (y) shares of stock of the surviving or acquiring corporation or (z) such other securities as the Board of Directors deems appropriate, the fair market value of which (as determined by the Board of Directors in its sole discretion) shall not materially differ from the fair market value of the shares of common stock subject to such awards immediately preceding the acquisition and (ii) with respect to outstanding options, the Board of Directors may, upon written notice to the affected optionees, provide that (x) one or more options then outstanding shall become immediately exercisable in full and that such options must be exercised within a specified number of days of the date of such notice, at the end of which period such options shall terminate or (y) one or more options then outstanding shall become immediately exercisable in full and shall be terminated in exchange for a cash payment equal to the excess of the fair market value for the shares subject to such options over the exercise price thereof.

ETC’s Board of Directors may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such award will again be available for grant under the 2009 Stock Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Amendment or Termination

No award may be made under the 2009 Stock Plan after April 15, 2019 but awards previously granted may extend beyond that date. ETC’s Board of Directors may at any time amend, suspend or terminate the 2009 Stock Plan; provided that, to the extent determined by ETC’s Board of Directors, no amendment requiring shareholder approval under any applicable legal, regulatory or listing requirement will become effective until such shareholder approval is obtained. No award will be made that is conditioned upon shareholder approval of any amendment to the 2009 Stock Plan.

If shareholders do not approve the adoption of the 2009 Stock Plan, the 2009 Stock Plan will not go into effect, and ETC will not grant any awards under the 2009 Stock Plan. In such event, ETC’s Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of ETC.

U.S. Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to awards granted under the 2009 Stock Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The 2009 Stock Plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless ETC’s Board of Directors, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by ETC or a 50%-or-more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-Statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (meaning sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-Statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2009 Stock Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to ETC

There will be no tax consequences to ETC except that ETC will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2009 STOCK PLAN. The affirmative vote of a majority of all votes cast at the Annual Meeting is required to approve the 2009 Stock Plan. Abstentions and broker non-votes will not constitute or be counted as “votes” cast and, therefore, will not affect the outcome of the vote on this proposal. All proxies will be voted “FOR” approval of the 2009 Stock Plan unless a shareholder specifies to the contrary on such shareholder’s proxy card.

BACKGROUND FOR PROPOSALS III, IV AND V

We are principally engaged in the design, manufacture and sale of (1) software driven products and services used to create and monitor the physiological effects of flight; (2) steam and gas sterilization products; (3) testing and simulation devices for the automotive industry; (4) hyperbaric and hypobaric chambers; and (5) driving and disaster simulation systems. ETC considers its business activities to operate in two segments: the Training Services Group (TSG) and the Control Systems Group (CSG). Product categories included in TSG are pilot training and flight simulators, disaster management systems and entertainment applications. CSG includes sterilizers, environmental control devices and hyperbaric chambers along with parts and service support.

Starting in fiscal 2003, ETC’s financial performance began deteriorating as a result of many factors, all of which had a significant negative impact on the Company’s results. Initially, the aftermath of the terrorist attacks on September 11, 2001 constricted ETC’s core business, aeromedical and high performance jet pilot training simulators. By fiscal 2003, significant unreimbursed cost overruns on a large hyperbaric chamber project with the U.S. Navy reduced our gross manufacturing margins. Litigation costs associated with this U.S. Navy contract and a contract dispute with Walt Disney Company further reduced our operating profits. Most recently, a settlement with the U.S. Navy in fiscal 2008, and related legal and accounting fees, added to the Company’s losses. ETC’s net loss in fiscal 2007 (the year ended February 23, 2007) was $11,944,000. In fiscal 2008 (the year ended February 29, 2008), ETC’s net loss was $13,895,000. ETC’s performance improved significantly in fiscal 2009 (the year ended February 27, 2009). Reflecting higher contract bookings, a favorable job mix and lower legal costs, revenues for the period were up almost $14,000,000 from $22,700,000 in fiscal 2008 to $36,700,000 in fiscal 2009 and ETC’s net loss was reduced to approximately $2,000,000. Also, in the fourth quarter of fiscal 2009, ETC was awarded a $19,000,000 contract for a disorientation simulator from the U.S. Navy (the “NAMRL Contract”). However, as of February 27, 2009, the Company was technically insolvent with negative stockholders’ equity of $11,752,000.

Beginning in February 2003, as described in detail below, Lenfest has provided a substantial portion of the capital necessary for ETC to operate its business, through a combination of loans in the form of a $10,000,000 senior subordinated convertible promissory note, direct investments in the form of $6,000,0000 of Series B Preferred Stock and $3,300,000 of Series C Preferred Stock, and the personal guarantee of all of ETC’s obligations under its $15,000,000 commercial credit facility with PNC Bank, National Association (“PNC Bank”).

Notwithstanding ETC’s significant improvement in performance during fiscal 2009, and in particular the second half of fiscal 2009, ETC’s business is not yet cash flow positive on a consistent basis. Management currently projects capital shortfalls at various times during fiscal 2010 (the year ending February 26, 2010).

ETC has the opportunity to bid on, and potentially win, a number of significant U.S. and foreign government contracts during fiscal 2010. In order to bid successfully on and perform under these significant contracts, ETC needs significantly more working capital than it currently generates from operations. In addition, ETC requires more capital in order to continue to operate its business and attempt to return ETC to consistent profitability. The Company has worked diligently to secure additional financing, either in the form of debt or equity, and Lenfest has agreed to provide the additional capital that ETC needs to achieve these objectives. As part of the proposed transactions which are the subject of Proposals III, IV and V (the “Lenfest Financing Transaction”), Lenfest has agreed to provide up to an additional $12,500,000 in capital to ETC, through a $7,500,000 credit facility and the personal guarantee of an additional $5,000,000 of borrowings from PNC Bank. To support a pre-award financial capability requirement for one of the aforementioned government contracts, on February 20, 2009, Lenfest loaned $2,000,000 to ETC as an advance under the Lenfest Credit Facility (as defined below). On April 24, 2009, in connection with the signing of the agreements to which Proposals III, IV and V relate, Lenfest made available an additional $1,000,000, which ETC may draw down to be used for general working capital. A material condition to the completion of the proposed transactions, including the borrowing of further funds and the guarantee of additional borrowings from PNC Bank, is the approval of our shareholders to the proposed transactions described in Proposals III, IV and V (as more fully described below, the “Shareholder Approvals”).

If the Company is unable to obtain the Shareholder Approvals and complete the proposed transactions with Lenfest, the Company will have approximately $30,000,000 in debt owed to PNC Bank and Lenfest due between August 20, 2009 and June 30, 2010. Given the Company’s prior financial performance, current financial condition and the condition of the credit and capital markets, it is unlikely that the Company will be able to obtain the necessary capital that it needs from alternative sources, on reasonable or any terms, to repay these obligations. Without the necessary capital to operate its business, service current jobs, place bids on new projects and repay its various debt obligations to PNC Bank and Lenfest as they become due, ETC will need to consider other alternatives, such as the sale of one or more of the Company’s operating divisions. If the Company is unable to raise sufficient additional capital through the sale of one or more of its operating divisions, it may be forced to consider other alternatives, ranging from terminating certain lines of business, eliminating workforce or seeking relief from its creditors.

In connection with Proposals III, IV and V that follow, we have set forth below the background relating to these proposals. Specifically, we have set forth:

•	detailed information about prior transactions between ETC and Lenfest that are important to understand as you consider these proposals;

•	important information related to the current financial condition of ETC and why the proposed transactions with Lenfest are necessary in light of the Company’s current financial condition and the terms and conditions of ETC’s outstanding debt obligations; and

•	detailed information about the proposed transactions with Lenfest which form the basis for these proposals, including financial information which details the impact of the proposed transactions on the Company’s financial statements on a pro forma basis.

Prior Transactions between ETC and Lenfest

$10,000,000 Senior Subordinated Convertible Note

In connection with financing provided by PNC Bank in February 2003, the Company entered into a Convertible Note and Warrant Purchase Agreement with Lenfest pursuant to which the Company issued to Lenfest (i) a senior subordinated convertible promissory note (the “Subordinated Note”) in the original principal amount of $10,000,000 and (ii) warrants to purchase 803,048 shares of the Company’s common stock. The warrants were subsequently exercised by Lenfest on February 14, 2005.

The Subordinated Note accrues interest at the rate of 10% per annum (Lenfest reduced the rate to 8% per annum for the period December 1, 2004 through November 30, 2007) and originally had a maturity date of February 18, 2009. At the Company’s option, the quarterly interest payments may be deferred and added to the outstanding principal. Pursuant to the terms of the Subordinated Note, Lenfest may convert all or a portion of the outstanding principal of, and accrued and unpaid interest on, the Subordinated Note into shares of ETC common stock at a conversion price of $6.05 per share. Upon the occurrence of certain events set forth in the Subordinated Note, the Company will be obligated to issue additional warrants to Lenfest. Any additional warrants issued under the Subordinated Note may be exercised into shares of ETC common stock at an exercise price equal to the lesser of $4.00 per share or two-thirds of the average of the high and low sale prices of the ETC common stock for the 25 consecutive trading days immediately preceding the date of exercise. If warrants were issued as of May 8, 2009, the exercise price for such warrants would be $0.62 per share.

On March 11, 2008, the Company entered into Amendment No. 1 to the Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement Amendment”) and First Amendment to Senior Subordinated Convertible Note (the “Note Amendment”). Under the terms of the Purchase Agreement Amendment, ETC and Lenfest agreed to amend the financial covenants set forth in the Convertible Note and Warrant Purchase Agreement so that they are similar to the financial covenants set forth in the 2007 PNC Credit Agreement between ETC and PNC Bank described below. Under the terms of the Note Amendment, the maturity date of the Subordinated Note was extended from February 18, 2009 to March 1, 2010. The effective date of the Purchase Agreement Amendment and the Note Amendment was February 19, 2008. There can be no assurance that Lenfest will agree to extend the maturity date of the Subordinated Note again in the event the Shareholder Approvals are not obtained or, if he would agree to extend further the maturity date, what terms would be required for such extension.

Lenfest Guaranty

In October 2004, Lenfest guaranteed a $5,000,000 Letter of Credit Facility between ETC and PNC Bank. In connection with Lenfest’s guarantee of ETC’s obligations to PNC Bank, ETC issued a warrant to Lenfest which entitled Lenfest to purchase up to 200,000 shares of ETC common stock. Lenfest exercised this warrant on February 14, 2005.

Series B Preferred Stock

In April 2006, the Company entered into a Preferred Stock Purchase Agreement (the “Lenfest Equity Agreement”) with Lenfest. The Lenfest Equity Agreement permitted ETC to draw down up to $15,000,000 in exchange for shares of the Company’s Series B Preferred Stock. The Series B Preferred Stock provided for a dividend equal to 6% per annum. On August 23, 2007, the dividend was amended to 10% per annum. The Series B Preferred Stock is convertible, at Lenfest’s option, into shares of ETC common stock at a conversion price, which was set on the date of each draw down. The conversion price was equal to the closing price of the Company’s common stock on the trading day immediately preceding the day in which the draw down occurs, subject to a floor price of $4.95 per share. Pursuant to the rules of the NYSE AMEX LLC, drawdowns were not permitted on any day when the conversion price would be less than the $4.95 per share floor price. On the sixth anniversary of the Lenfest Equity Agreement, any issued and outstanding Series B Preferred Stock is mandatorily converted into ETC common stock at each set conversion price. Pursuant to its terms, the Series B Preferred Stock is entitled to vote with the ETC common stock on an as converted basis.

In connection with the execution of the Lenfest Equity Agreement in April 2006, the Company drew down $3,000,000 by issuing 3,000 shares of Series B Preferred Stock with a conversion price equal to $4.95 per share. Additionally, on July 31, 2006, the Company drew down an additional $3,000,000 by issuing 3,000 shares of Series B Preferred Stock at a conversion price equal to $6.68 per common share. The Lenfest Equity Agreement was terminated on July 31, 2007.

On March 29, 2007, Lenfest agreed to permit the Company to defer until April 6, 2012, or earlier if demanded, the payment of accruing dividends on the Series B Preferred Stock issued under the Lenfest Equity Agreement.

Series C Preferred Stock

On August 23, 2007, the Company entered into the Series C Preferred Stock Purchase Agreement (the “Series C Purchase Agreement”) with Lenfest, pursuant to which, among other things, ETC issued and sold 3,300 shares of Series C Preferred Stock to Lenfest for $3,300,000. The Series C Preferred Stock is convertible by Lenfest at any time into shares of ETC common stock at a conversion price of $3.03 per share (the closing price for ETC’s common stock on the date of the Series C Purchase Agreement). Pursuant to its terms, the Series C Preferred Stock is entitled to vote with ETC’s common stock on an as-converted basis. The Series C Preferred Stock automatically converts into ETC common shares on August 23, 2012, the fifth anniversary of Lenfest’s acquisition of the Series C Preferred Stock. The Series C Preferred Stock provides for a dividend equal to 10% per annum.

On May 12, 2008, Lenfest agreed to permit the Company to defer until August 23, 2012, or earlier if demanded, the payment of accruing dividends on the Series C Preferred Stock.

2007 PNC Credit Facility

On July 31, 2007, ETC completed a refinancing of its indebtedness with PNC Bank in the aggregate amount of up to $15,000,000. This refinancing by ETC was an extension of the credit facility originally entered into with PNC Bank in February 2003.

Pursuant to the terms of a Credit Agreement, dated as of July 31, 2007, between ETC and PNC Bank (the “2007 PNC Credit Agreement”), ETC established a revolving line of credit with PNC Bank in the maximum aggregate principal amount of $15,000,000 to be used for ETC’s working capital or other general business purposes and for issuances of letters of credit (the “2007 PNC Credit Facility”). Pursuant to the terms of the 2007 PNC Credit Agreement, ETC executed a promissory note in favor of PNC Bank, in the maximum principal amount of $15,000,000, to evidence ETC’s obligation to repay the line of credit (the “PNC Note”). Amounts borrowed under the 2007 PNC Credit Agreement may be borrowed, repaid and reborrowed from time to time until June 30, 2010.

Borrowings made pursuant to the 2007 PNC Credit Agreement bear interest at either the prime loan rate (as described in the PNC Note) minus 1.00% or the London Interbank Offered Rate (as described in the PNC Note) as determined under the PNC Note plus 0.90%. Under the 2007 PNC Credit Agreement, ETC is obligated to pay a fee of 0.125% per annum for unused available funds.

ETC’s obligations under the 2007 PNC Credit Agreement are secured by a personal guarantee from Lenfest under a Restated Guaranty, dated July 31, 2007, made by Lenfest in favor of PNC Bank (the “Restated Guaranty”). ETC is obligated to pay Lenfest an annual cash fee of 1% of the loan commitment under the 2007 PNC Credit Agreement in connection with this guarantee.

Lenfest Acquisition Proposal

On February 20, 2008, ETC received a proposal from an affiliate of Lenfest to purchase all of the publicly traded shares of the common stock of the Company not owned by Lenfest. Following receipt of the acquisition proposal, the Company’s Board of Directors delegated authority to the Audit Committee to analyze the transaction and engage in negotiations with Lenfest. ETC retained Navigant Consulting, Inc. (“Navigant Consulting”), a well respected investment banking firm, to act as financial advisor to the Audit Committee in connection with such proposal. On September 11, 2008, Lenfest withdrew his proposal.

$2 Million Loan

On February 20, 2009, Lenfest made a loan to ETC in the principal amount of $2,000,000 (the “$2 Million Loan”). The $2 Million Loan is to be used by ETC solely to support ETC’s bid on, and performance under, a contract (the “Government Contract”) with the United States government. The terms of the $2 Million Loan are set forth in a Secured Promissory Note, dated February 20, 2009, by ETC in favor of Lenfest (the “$2 Million Note”). The $2 Million Note will mature on the earlier of (i) three days following the date ETC is informed by the Government or otherwise learns that it has been denied or will not be awarded the Government Contract, (ii) August 20, 2009 if ETC has not obtained the Shareholder Approvals on or before the Shareholder Approval Date (as defined below) (the $2 Million Loan Early Maturity Date”) or (iii) three years following the date of the $2 Million Note. ETC’s obligations under the $2 Million Loan are secured by the grant of a first and prior security interest in all of the personal property of ETC pursuant to the terms of a Security Agreement, dated as of February 20, 2009, made by ETC in favor of Lenfest.

In connection with the $2 Million Loan, ETC issued to Lenfest a warrant (the “$2 Million Loan Warrant”) to purchase 143,885 shares of ETC common stock, at an exercise price per share equal to $1.39, which is equal to the average price of ETC common stock for the 120 trading days immediately preceding the date of this warrant. If the $2 Million Loan is not repaid in full on or before the $2 Million Loan Early Maturity Date or ETC does not obtain the Shareholder Approvals by the Shareholder Approval Date, then Lenfest will be entitled to purchase an additional 575,539 shares of ETC stock for a total of 719,424 shares of ETC common stock under such warrant and the exercise price per share of such warrant will be decreased by 50% to $0.69 for all shares. The $2 Million Loan Warrant was amended and restated on April 24, 2009 to conform its definition of the Shareholder Approval Date with the definition set forth in the Lenfest Credit Agreement (as defined below).

Current Financial Status of ETC and Need for Lenfest Financing Transaction

Starting in fiscal 2004, ETC’s financial performance began deteriorating as a result of many factors, all of which had a significant negative impact on the Company’s results. ETC’s net loss in fiscal 2007 (the year ended February 23, 2007) was $11,944,000. In fiscal 2008 (the year ended February 29, 2008), ETC’s net loss was $13,895,000. ETC’s performance improved significantly in fiscal 2009 (the year ended February 27, 2009). Reflecting higher contract bookings, a favorable job mix and lower legal costs, revenues for the period were up almost $14,000,000 from $22,700,000 in fiscal 2008 to $36,700,000 in fiscal 2009 and ETC’s net loss was reduced to approximately $2,000,000. Also, in the fourth quarter of fiscal 2009, ETC was awarded the $19,000,000 NAMRL Contract for a disorientation simulator from the U.S. Navy. However, as of February 27, 2009 the Company had negative equity of $11,752,000.

The Board of Directors believes that it is in the best interests of ETC and its shareholders to approve the Lenfest Financing Transaction as set forth in Proposals III, IV and V. In reaching this conclusion, the Board of Directors consulted with ETC’s management and its legal and financial advisors, and considered the Company’s short-term and long-term interests and prospects along with the interests of ETC’s shareholders.

In reaching the foregoing determinations, the Board of Directors considered the following factors that it believed supported its determinations:

•	Its understanding of ETC’s business, operations, financial condition, liquidity and capital positions, earnings and prospects as discussed above and below under “Opinion of the Financial Advisor;”

•	The structure of the Lenfest Financing Transaction involving a credit facility and a personal guarantee of additional borrowings under the credit facility provided by PNC Bank for general working capital and expansion capital rather than a transaction involving only the sale of preferred or common stock, which would have resulted in substantially greater dilution to the capital interests and voting interests of ETC’s existing shareholders given the trading price of ETC’s common stock ($0.94 per share as of April 23, 2009, the date prior to the signing of the Lenfest Financing Transaction documents);

•	The report of Navigant Consulting, an independent financial advisory firm engaged by the Audit Committee to review the Lenfest Financing Transaction. Navigant Consulting’s financial presentation to the Board of Directors, and its Opinion dated April 24, 2009, concluded that, based upon and subject to the matters described in the Opinion, as of the date of the Opinion, the modification of the existing capital structure of ETC in connection with the Lenfest Financing Transaction is fair, from a financial point of view, to ETC’s minority shareholders (defined as ETC’s shareholders other than Lenfest, his affiliates and their affiliates);

•	The lack of availability of alternative financing and the current condition of the credit markets;

•	The terms and conditions of the Lenfest Financing Transaction are competitive for the Company’s business and financial risk factors, especially in light of the current general state of the economy and specifically the credit markets;

•	The Company’s need for financing to fund performance under the $19,000,000 NAMRL Contract and its bids on, and potential performance under, other significant government contracts;

•	The significant impact of the Lenfest Financing Transaction on the Company’s balance sheet and financial strength. As of February 27, 2009, the Company had negative equity of $11,752,000. After the Lenfest Financing Transaction, the Company’s projects to have positive equity of approximately $11,787,000.

•	Without additional capital, ETC will likely exhaust all cash resources in the near term and may be forced to sell one or more of its operating divisions on unfavorable terms or consider other alternatives ranging from terminating certain lines of business, eliminating workforce or seeking relief from its creditors; and

•	The Company will have approximately $30,000,000 in debt owed to PNC Bank and Lenfest due between August 20, 2009 and June 30, 2010.

The Board of Directors also considered a variety of risks and other potentially negative factors concerning the Lenfest Financing Transaction and Proposals III, IV and V. These factors included the following:

•	ETC’s existing shareholders (other than Lenfest) will own a smaller percentage of the Company’s outstanding stock following completion of the Lenfest Financing Transaction;

•	The terms and conditions of the Lenfest Financing Transaction, including the need to obtain the approval of ETC’s shareholders in order to complete the transaction;

•	The Lenfest Credit Agreement described below entitles Lenfest to certain rights and priviledges that include, among other things, that (i) Lenfest shall have the right to consent to all nominees to ETC’s Board of Directors, (ii) Lenfest has the right to participate in, and effectively control, ETC’s future financing transactions, (iii) ETC will be restricted from acquiring or disposing of a significant portion of the Company’s assets and (iv) ETC will be restricted from paying dividends to its shareholders. (It should be noted that Lenfest has most of these rights under the financial instruments he currently holds);

•	ETC may be obligated to file a registration statement covering the resale of securities issued in connection with the Lenfest Financing Transaction (It should be noted that Lenfest has this right in connection with the financial instruments he currently holds); and

•	ETC will be required to reimburse Lenfest for up to $35,000 of his out-of-pocket costs and expenses incurred in connection with each closing under the Lenfest Credit Facility.

The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive but, we believe, includes the material factors considered by the Board of Directors. Based on the factors outlined above, the Board of Directors unanimously determined that the Lenfest Financing Transaction and

Proposals III, IV and V are fair to and in the best interests of our shareholders. Lenfest did not participate in the discussions relating to the Lenfest Financing Transaction and did not vote on the Lenfest Financing Transaction.

Proposed Transactions

On May 20, 2008, Lenfest committed to fund requests by ETC to support its operations through June 30, 2009, on terms and conditions to be mutually agreed upon by Lenfest and ETC, provided that ETC was not permitted to request more than an aggregate of $10,000,000 in financing. ETC and Lenfest have agreed to the terms of the Lenfest Financing Transaction, which include the following:

•	a $7,500,000 line of credit to be provided by Lenfest to ETC ($2,000,000 of which has already been provided to ETC in the form of the $2 Million Loan, which may be used only in connection with working capital funding to support ETC’s bid on, and performance under, a contract with the United States government);

•	exchange of the Subordinated Note, together with all accrued interest and warrants issuable under the Subordinated Note, and all Series B Preferred Stock and Series C Preferred Stock, together with all accrued dividends thereon, for new Series E Preferred Stock; and

•	the guarantee by Lenfest of all of ETC’s obligations to PNC Bank in connection with an increase of the existing 2007 PNC Credit Facility from $15,000,000 to $20,000,000, and in connection with this guarantee, the pledge by Lenfest to PNC Bank of $10,000,000 in marketable securities.

The terms of the Lenfest Financing Transaction are described in more detail below.

Lenfest Credit Facility

As part of the Lenfest Financing Transaction, on April 24, 2009, the Company established a credit facility in the maximum amount of $7,500,000 with Lenfest (the “Lenfest Credit Facility”). The Lenfest Credit Facility is to be used to finance certain government projects that ETC is seeking to be awarded (the “Projects”), including the NAMRL Contract. The terms of the Lenfest Credit Facility are set forth in a Secured Credit Facility and Warrant Purchase Agreement between the Company and Lenfest (the “Lenfest Credit Agreement”), attached hereto as Annex B. In connection with the Lenfest Credit Agreement, the Company has executed, and will upon borrowing under the Lenfest Credit Facility in the future execute, promissory notes in favor of Lenfest, in the aggregate principal amount of up to $7,500,000 (each, a “Lenfest Credit Facility Note”). Each Lenfest Credit Facility Note issued prior to ETC obtaining the Shareholder Approvals accrues interest at the rate of 15% per annum, payable in cash, or at the election of Lenfest, in shares of Series D Preferred Stock, the terms of which are described below. The interest rate under any such notes will retroactively reduce to 10% per annum upon receipt of the Shareholder Approvals. All Lenfest Credit Facility Notes issued after ETC obtains the Shareholder Approvals accrue interest at the rate of 10% per annum, payable in cash or, at the election of Lenfest, in shares of Series D Preferred Stock.

In connection with the execution of the Lenfest Credit Agreement on April 24, 2009, the Company is initially entitled to drawdown $1,000,000 under the Lenfest Credit Agreement prior to obtaining the Shareholder Approvals and satisfying certain other conditions (the “Initial $1 Million Loan”). The Initial $1 Million Loan will have a maturity date of five business days after the Shareholder Approval Date (the “Initial $1 Million Loan Early Maturity Date”), unless the Company receives the Shareholder Approvals, in which event the maturity date will be extended until three years from the date of issuance. Additional Lenfest Credit Facility Notes, none of which will be issued unless the Company receives the Shareholder Approvals, will mature on the earlier of (i) December 31, 2012, or (ii) three years after their issuance.

On February 20, 2009, Lenfest made the $2 Million Loan to ETC. As discussed above, Lenfest has agreed to advance the Initial $1 Million Loan upon ETC’s request at any time prior to the Shareholder Approval Date. Additional advances on the Lenfest Credit Facility are subject to the satisfaction of certain conditions, in addition to the condition that the Shareholder Approvals have been obtained, including the award of one or more of the Projects to ETC and that at least one such Project remains in effect, the satisfaction of the other Financing Transaction Conditions described below and the determination by Lenfest, in his sole discretion, that ETC’s prospects in the long-term for reaching consistent cash positive operations are continuing to improve. ETC can make requests under the Lenfest Credit Facility up to December 31, 2010.

The Company paid to Lenfest an origination fee of one percent (1%) of the committed (but not yet advanced) amount of the Lenfest Credit Facility. The origination fee was paid through the issuance of 55 shares of Series D Preferred Stock with a stated par value of $1,000 per share. The Series D Preferred Stock is described under the caption “Series D Preferred Stock.”

In connection with each Lenfest Credit Facility Note issued by ETC, ETC will issue to Lenfest a warrant to purchase a number of shares of ETC common stock equal to (i) 10% of the principal amount of the Lenfest Credit Facility Note divided by (ii) the closing price of ETC common stock for the day immediately preceding the date of issuance of this warrant. The exercise price for the warrants will be equal to such closing price. The warrants will be exercisable for seven years following issuance.

If the $1 Million Loan is drawn down but not repaid in full on or before the Initial $1 Million Loan Early Maturity Date or ETC does not obtain the Shareholder Approvals by July 2, 2009 (which date will be extended up to August 13, 2009 if the Securities and Exchange Commission provides comments to this Proxy Statement) (the “Shareholder Approval Date”), then Lenfest will be entitled to purchase under the foregoing warrant a number of shares of ETC Common Stock equal to $500,000 divided by the closing price of ETC’s common stock for the day immediately preceding the date of issuance of the warrant, at an exercise price equal to 50% of the initial exercise price.

In addition, in connection with the $2 Million Loan, ETC issued to Lenfest the $2 Million Loan Warrant to purchase 143,885 shares of ETC common stock, at an exercise price per share equal to $1.39, which is equal to the average price of ETC common stock for the 120 trading days immediately preceding the date of this warrant. If the $2 Million Loan is not repaid in full on or before the $2 Million Loan Early Maturity Date or ETC does not obtain the Shareholder Approvals by the Shareholder Approval Date, then Lenfest will be entitled to purchase an additional 575,539 shares of ETC common stock for a total of 719,424 shares of ETC common stock under such warrant, and the exercise price per share of such warrant will be decreased by 50% to $0.69 for all shares underlying the warrant. The $2 Million Loan Warrant was amended and restated on April 24, 2009 to conform its definition of the Shareholder Approval Date with the definition set forth in the Lenfest Credit Agreement.

The Lenfest Credit Agreement contains customary affirmative and negative covenants for transactions of this type, including limitations with respect to indebtedness, liens, investments, distributions, dispositions of assets, change of business and transactions with affiliates. The Lenfest Credit Agreement also contains financial covenants that are identical to the financial covenants set forth in the proposed Amended and Restated PNC Credit Agreement discussed below.

The Lenfest Credit Facility Notes provide for customary events of default with corresponding grace periods, including the failure to pay any principal or interest when due, failure to comply with covenants, material misrepresentations, certain bankruptcy, insolvency or receivership events, imposition of judgments and the liquidation of ETC.

The obligations of the Company to Lenfest under the Lenfest Credit Facility are secured by (i) the grant of a security interest in all personal property of the Company and certain subsidiaries of the Company and (ii) the Company’s grant of a mortgage on all of the Company’s real property in favor of Lenfest.

Exchange of Existing Instruments for Series E Preferred Stock

As part of the Lenfest Financing Transaction, the Subordinated Note, together with all accrued interest and warrants issuable pursuant to the terms of the Subordinated Note, and all Series B Preferred Stock and Series C Preferred Stock, together with all accrued dividends thereon, will be exchanged (the “Series E Exchange”) for shares of a newly-created class of Series E Preferred Stock, subject to ETC’s receipt of the Shareholder Approvals as described below under “Financing Transaction Conditions”. The Statement with Respect to Shares for the Series E Preferred Stock, which is attached to this proxy statement as Annex C, will not be filed with the Pennsylvania Department of State unless and until the Shareholder Approvals are received. Accordingly, ETC will not be able to complete the Series E Exchange unless it obtains the Shareholder Approvals.

The Series E Preferred Stock will provide for a dividend equal to 10% per annum. The dividend will be payable on the liquidation of ETC, on the conversion of the Series E Preferred Stock to common stock or following declaration by the Board of Directors of ETC. Upon liquidation, dissolution or winding up of ETC, the Series E Preferred Stock will have the right to receive the original investment amount plus accrued dividends. To the extent of any remaining funds or assets, the Series E Preferred Stock will participate on an as-converted basis in additional distributions. Assuming that ETC’s shareholders approve the Lenfest Financing Transaction, the Series E Preferred Stock will vote with the ETC common stock on an as converted basis on all matters that require the vote of ETC’s shareholders. The Series E Preferred Stock will rank pari passu with the Series D Preferred Stock.

The Series E Preferred Stock will be convertible, at Lenfest’s request, into shares of ETC common stock at a conversion price equal to $2.00 per common share.

The Series E Exchange will effectively reduce the conversion price on each of the Subordinated Note (conversion price of $6.05 per common share), Series B Preferred Stock (conversion price of $4.95 per common share with respect to $3,000,000 of Series B Preferred Stock and conversion price of $6.68 per common share with respect to $3,000,000 of Series B Preferred Stock) and Series C Preferred Stock (conversion price of $3.03 per common share) to $2.00 per common share. The Series E Exchange will have a dilutive effect on the shareholders of the Company as described below under “Effect Upon Existing Holders of Common Stock.” The closing sale price for ETC common stock on April 23, 2009, the date prior to the date that the Lenfest Credit Agreement was executed, was $0.94 per share and the average closing sale prices for ETC’s common stock for the 60 and 120 calendar days prior to April 23, 2009 were $0.94 and $0.98, respectively.

The Series E Preferred Stock contains anti-dilution protection for issuances of ETC’s common stock or securities convertible into ETC’s common stock at prices below the conversion price of the Series E Preferred Stock.

ETC has granted Lenfest demand and “piggy back” registration rights pursuant to a Registration Rights Agreement with respect to the shares of common stock issuable upon conversion of the Series E Preferred Stock.

The Series E Preferred Stock will be classified in the Company’s balance sheet as permanent equity.

Increased PNC Bank Credit Facility and Issuance of New Guarantee

On April 24, 2009, PNC Bank agreed to increase the amount of financing available under the 2007 PNC Credit Agreement from $15,000,000 to $20,000,000, subject to the condition that Lenfest continues to personally guaranty all of ETC’s obligations to PNC Bank (the “Lenfest Guaranty”) and that Lenfest pledges $10,000,000 in marketable securities as collateral security for his guaranty (the “Lenfest Pledge”). Lenfest is only obligated to provide the Lenfest Guaranty and the Lenfest Pledge in the event that the Company obtains the Shareholder Approvals.

The terms of PNC Bank’s agreement to increase the amount of financing under the 2007 PNC Credit Facility are set forth in a letter agreement, dated April 24, 2009, between ETC and PNC Bank (the “PNC Letter Agreement”). If the Shareholder Approvals are obtained on or before August 6, 2009, ETC and PNC Bank shall enter into the Amended and Restated Credit Agreement (the “Amended and Restated PNC Credit Agreement”) and the Second Amended and Restated Reimbursement Agreement for Letters of Credit (the “Amended and Restated Reimbursement Agreement”) in the forms attached to the PNC Letter Agreement. The PNC Note would also be cancelled and replaced with the Amended and Restated Promissory Note in the principal amount of $20,000,000 in the form attached to the PNC Letter Agreement (the “Amended and Restated PNC Note”). Lenfest would execute and deliver to PNC Bank the following agreements, the forms of which are attached to the PNC Letter Agreement: (i) an Amended and Restated Guaranty Agreement, which would replace the Restated Guaranty (the “Amended and Restated Guaranty”), (ii) a Pledge Agreement, pursuant to which Lenfest shall make the Lenfest Pledge, and (iii) a Notification and Control Agreement. These agreements, together with the Amended and Restated PNC Credit Agreement, the Amended and Restated Reimbursement Agreement and the Amended and Restated PNC Note are collectively referred to herein as the “2009 PNC Financing Documents.”

In the event that the Shareholder Approvals are not obtained or ETC and Lenfest fail to enter into the 2009 PNC Financing Documents on or before August 6, 2009, PNC Bank will no longer be obligated to enter into these agreements and increase the amount of financing available to ETC to $20,000,000.

Borrowings under the Amended and Restated PNC Bank Credit Facility will be required to be used for ETC’s working capital or other general business purposes and for issuances of letters of credit. Amounts borrowed under the Amended and Restated PNC Bank Credit Agreement may be borrowed, repaid and reborrowed from time to time until June 30, 2010. Borrowings made under the Amended and Restated PNC Credit Agreement will bear interest at the London Interbank Offered Rate (as described in the Amended and Restated PNC Note) plus 2.50%. Additionally, ETC will be obligated to pay a fee of 0.125% per annum for unused available funds.

The Amended and Restated PNC Bank Credit Agreement will contain customary affirmative and negative covenants, including limitations with respect to indebtedness, liens, investments, distributions, dispositions of assets, change of business and transactions with affiliates. Under the Amended and Restated PNC Bank Credit Agreement, the Company will be required to maintain a minimum Consolidated Tangible Net Worth (which, as defined, is total assets excluding intangibles less liabilities excluding the Subordinated Note) of $3,500,000 for each fiscal quarter. Under the Amended and Restated PNC Bank Credit Agreement, the Company will also be required to maintain a minimum EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) of (a) $300,000 for the fiscal quarter ended May 31, 2009, (b) $1,200,000 for the fiscal quarter ended August 31, 2009, (c) $1,000,000 for the fiscal quarter ended November 30, 2009, (d) $900,000 for the fiscal quarter ended February 28, 2010 and (e) $1,300,000 for the fiscal quarter ending March 1, 2010 and thereafter.

The Amended and Restated Reimbursement Agreement will govern letters of credit issued pursuant to the Amended and Restated PNC Credit Agreement.

All of ETC’s indebtedness to Lenfest shall be subordinated to the indebtedness under the 2009 PNC Financing Documents pursuant to the terms of the Second Amended and Restated Subordination and Intercreditor Agreement, dated April 24, 2009, by and among the Company, Lenfest and PNC Bank.

If the 2009 PNC Financing Documents are entered into, ETC will pay Lenfest an origination fee equal to 1% of the market value of the Lenfest Pledge and annual interest equal to 2% of the market value of the Lenfest Pledge, each payable in shares of Series D Preferred Stock, the terms of which are described below. In consideration of Lenfest entering into the Amended and Restated Guaranty, ETC will issue to Lenfest warrants to purchase shares of ETC common stock equal to 10% of the amount of the $5,000,000 increase in funding available under the Amended and Restated PNC Bank Credit Agreement. The warrants will be exercisable for seven years following issuance at an exercise price per share equal to the closing price of ETC’s common stock on the day prior to issuance.

At May 1, 2009, ETC’s availability under the 2007 PNC Credit Facility was approximately $1,027,000. This reflects borrowings under the 2007 PNC Credit Agreement of $11,210,000 and outstanding letters of credit of $2,763,000.

If ETC does not obtain the Shareholder Approvals by August 6, 2009, Lenfest will not extend the Amended and Restated Guaranty and the Lenfest Pledge, and PNC Bank will not enter into the Amended and Restated PNC Bank Credit Agreement, in which event ETC will not receive the additional $5,000,000 of borrowing availability for its working capital needs, in addition to the remaining amounts that it may have been eligible to receive under the new $7,500,000 Lenfest Credit Facility. In addition, the $2 Million Loan and the Initial $1 Million Loan, if drawn, under the Lenfest Credit Facility will be due five business days after the Shareholder Approval Date. Moreover, the Subordinated Note is due on March 1, 2010 and all borrowings under the 2007 PNC Credit Facility are due June 30, 2010. Given the current state of the economy and the capital markets and the financial condition and current projections of ETC, there can be no assurance that ETC will be able to refinance these obligations on reasonable terms, if at all, let alone obtain additional funding for working capital or expansion capital. If ETC is unable to refinance its debt as it becomes due, it may be required to sell one or more divisions at what may not be favorable terms, if any sale could be consummated under any terms, or it may be forced to consider other alternatives, ranging from terminating certain lines of business, eliminating workforce or seeking relief from its creditors.

Series D Preferred Stock

ETC has created a new class of Series D Convertible Preferred Stock (the “Series D Preferred Stock”) pursuant to filing of a Statement with Respect to Shares of Series D Convertible Preferred Stock with the Pennsylvania Department of State, which is attached to this proxy statement as Annex D. The Series D Preferred Stock will be issued as described above. The Series D Preferred Stock will provide for a dividend equal to 10% per annum. The dividend will be paid on the liquidation of ETC, on the conversion of the Series D Preferred Stock to common stock or following declaration by the Board of Directors of ETC. Upon liquidation, dissolution or winding up of ETC, the Series D Preferred Stock will have the right to receive the original investment amount plus accrued dividends. To the extent of any remaining funds or assets, the Series D Preferred Stock will participate on an as-converted basis in additional distributions. The Series D Preferred Stock will rank pari passu with the Series E Preferred Stock. The Series D Preferred Stock will vote with the ETC common stock on an as converted basis on all matters that require the vote of ETC’s shareholders.

The Series D Preferred Stock will be convertible, at Lenfest’s request, into ETC common shares at a conversion price equal to the fair market value of ETC’s common stock on the date of issuance.

The Series D Preferred Stock contains anti-dilution protection for issuances of ETC’s common stock or securities convertible into ETC’s common stock at prices below the conversion price of the Series D Preferred Stock.

ETC has granted Lenfest demand and “piggy back” registration rights pursuant to a Registration Rights Agreement with respect to the shares of common stock issuable upon conversion of the Series D Preferred Stock.

The Series D Preferred Stock will be classified on the Company’s balance sheet as permanent equity.

Financing Transaction Conditions

Additional advances under the Lenfest Credit Facility, the Series E Exchange and Lenfest’s execution of the Lenfest Guaranty and Lenfest Pledge are subject to certain conditions (the “Financing Transaction Conditions”). These conditions include the following:

•	shareholder approval of an increase in the number of authorized shares of the Company from 20,000,000 to 50,000,000 (Proposal III);

•	shareholder approval of the Series E Exchange (Proposal IV); and

•	shareholder approval of the restoration of Lenfest’s voting rights with respect to all preferred and common shares owned by Lenfest currently or issuable to Lenfest as part of the Lenfest Financing Transaction (Proposal V).

Pursuant to a Shareholders Voting Agreement, dated April 24, 2009, William F. Mitchell Sr. has agreed to vote all of his shares of ETC common stock in favor of Proposals III, IV and V.

Effect Upon Existing Holders of Common Stock

Approval of Proposal IV (the Series E Exchange) will have a dilutive effect on the shareholders of the Company. Approval of Proposal III (increase in authorized shares) is necessary to permit the Company to complete the Series E Exchange and satisfy its contractual obligations with respect to the Subordinated Note, together with all accrued interest and warrants issuable pursuant to the terms of the Subordinated Note, and the Series B Preferred Stock and the Series C Preferred Stock, together with all accrued dividends thereon. The Series E Preferred Stock has a lower conversion price than any of the instruments currently held by Lenfest.

On April 23, 2009, Lenfest had a 49% beneficial ownership interest in the Company on a fully-diluted basis. As of that same date, Lenfest had a 52% beneficial ownership interest in the Company on a fully-diluted basis if all accrued interest and warrants issuable pursuant to the terms of the Subordinated Note, and all accrued dividends on the Series B Preferred Stock and Series C Preferred Stock, were converted into ETC common stock. As a result of the completion of the Lenfest Financing Transaction, Lenfest may beneficially own up to 70.1% of ETC common stock on a fully-diluted basis.

Opinion of the Financial Advisor

The Company retained Navigant Consulting to act as financial advisor to the Audit Committee of the Board of Directors in connection with the Lenfest Financing Transaction. Navigant Consulting is a well respected financial advisory firm, which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes. The Audit Committee of the Board of Directors selected Navigant Consulting to act as its financial advisor in connection with the Lenfest Financing Transaction on the basis of Navigant Consulting’s experience, qualifications, its reputation and its familiarity with the Company.

On April 15, 2009, at a meeting of the Board of Directors held to consider and evaluate the Lenfest Financing Transaction, Navigant Consulting delivered to the Audit Committee of the Board of Directors an oral opinion, which was confirmed by delivery of a written opinion dated April 24, 2009 to the Audit Committee of the Board of Directors, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the modification of the existing capital structure of ETC in connection with the Lenfest Financing Transaction was fair, from a financial point of view, to the minority shareholders of the Company (defined as shareholders of the Company other than Lenfest and his affiliates and their affiliates (the “Minority Shareholders”)).

The full text of Navigant Consulting’s written opinion to the Audit Committee of the Board of Directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex E to this document and is incorporated by reference herein in its entirety. The following summary of Navigant Consulting’s opinion is qualified in its entirety by reference to the full text of the opinion. Navigant Consulting delivered its opinion to the Audit Committee of the Board of Directors for the benefit and use of the Audit Committee of the Board of Directors in connection with and for purposes of their evaluation of the Lenfest Financing Transaction from a financial point of view. Navigant Consulting’s opinion does not address any other aspect of the Lenfest Financing Transaction and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the matters set forth herein.

On April 15, 2009, Navigant Consulting, the Financial Advisor to the Audit Committee of the Board of Directors, rendered its oral Opinion (the “Opinion”) that, as of that date and based on and subject to the factors and assumptions set forth in its Opinion, the modification to the existing capital structure in the proposed Lenfest Financing Transaction with its major shareholder, Lenfest was fair from a financial point of view to the Minority Shareholders of ETC. On April 24, 2009, in connection with the approval of the Audit Committee and the full Board of Directors of the proposed Lenfest Financing Transaction, Navigant Consulting delivered its written Opinion. The Audit Committee of the Board of Directors did not limit the investigations made or procedures followed by Navigant Consulting in giving its oral or written Opinion.

The summary of Navigant Consulting’s Opinion set forth in this document is qualified in its entirety by reference to the full text of the document. You should read this Opinion carefully and in its entirety in connection with this proxy statement. However, we have also included the following summary of Navigant Consulting’s Opinion, which is qualified by reference to the full text of the Opinion.

Navigant Consulting’s Opinion is directed to ETC’s Audit Committee of the Board of Directors. It does not constitute a recommendation to you on how to vote with respect to Proposals III, IV and V. The Opinion addresses only the financial fairness of the modification to the existing capital structure of ETC. The Opinion does not address the relative merits of the proposed Lenfest Financing Transaction or any alternatives to the proposed transaction, the underlying decision of ETC’s Board of Directors to proceed with or effect the proposed Lenfest Financing Transaction or any other aspect of the proposed Lenfest Financing Transaction. In furnishing its Opinion, Navigant Consulting did not represent that it is an expert within the meaning of the term “expert” as used in the Securities Act, nor did it represent that its Opinion constitutes a report or valuation within the meaning of the Securities Act.

As part of Navigant Consulting’s analysis for this Opinion, Navigant Consulting made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Navigant Consulting also took into account its experience in connection with similar transactions. Among other things as part of its analysis, Navigant Consulting has:

1. Reviewed the March 16, 2009 version of the Company’s draft Proxy Statement soliciting the vote of the Company’s common shareholders for the approval of the proposed Lenfest Financing Transaction;

2. Reviewed certain draft transaction documents, including but not limited to loan documents and documents covering conversion of convertible subordinated debt and existing preferred stock to Series E Preferred Stock;

3. Reviewed ETC’s audited financial statements for the fiscal years ended February 2004 through 2008, as well as unaudited financial statements for the fiscal year ended February 2009;

4. Evaluated management-prepared projections of ETC, as well as financial and market performance of companies deemed to be reasonable guideline companies to ETC;

5. Reviewed ETC’s publicly available SEC filings, including its annual reports for the periods ended February 2004 through 2008, which include audited financial statements for the fiscal years ended 2004 through 2008, as well as unaudited financial reports for fiscal 2009;

6. Discussed the current backlog and expected revenue and profitability of various projects with management of ETC;

7. Discussed the markets for the Company’s products and services with the management of ETC;

8. Visited ETC headquarters in Southampton, PA;

9. Toured the physical plant at the Company’s headquarters;

10. Evaluated market performance and current stock price, EPS and book value of ETC; and

11. Conducted such other studies, analyses and inquiries as deemed appropriate.

In rendering its Opinion, Navigant Consulting has assumed the accuracy and completeness of all of the information that has been supplied to it with respect to ETC, its business, and its industry. With respect to the financial forecast information furnished to or discussed with Navigant Consulting by ETC management, it was assumed that such information has been reasonably prepared and that it reflects the best currently available estimates and judgment of ETC’s management as to the expected future financial performance of ETC.

For purposes of the Opinion, it has been represented to Navigant Consulting that ETC has not consummated and does not contemplate any material transaction other than the proposed Lenfest Financing Transaction and those activities undertaken in the ordinary course of business. Navigant Consulting does not assume any responsibility for any independent verification of any information provided to it, and has further relied upon the assurance of management of ETC that it is not aware of any facts or circumstances that would make such information inaccurate or misleading in any respect material to Navigant Consulting’s analysis.

Navigant Consulting employed accepted valuation practices and methods in reaching its conclusion described in its Opinion. The following summarizes Navigant Consulting’s material financial analyses used in developing its Opinion. The discussion herein does not constitute a complete description of Navigant Consulting’s analyses, including the assumptions and methodologies that underlie the analyses that comprise the Opinion.

In arriving at its Opinion, Navigant Consulting considered all of the financial analyses it performed and did not attribute any particular weight to any specific analysis, nor did it reach a conclusion based on any single analysis. Consequently, no single analysis should be considered independently as it may lead to a misleading conclusion about the transaction. Instead, Navigant Consulting developed its conclusion on the fairness of the transaction from a financial point of view based on its experience and professional judgment after considering the results of its analyses taken as a whole.

In performing its valuation of the Company, which operates in two segments, Training Services Group (“TSG”) and Control Systems Group (“CSG”) (collectively “business units”), and arriving at a range of common stock values on a going concern basis, Navigant Consulting considered the following valuation analyses:

•	Discounted Cash Flow Analysis

•	Comparative Transactions Analysis

•	Guideline Company Analysis

Discounted Cash Flow Analysis.  Discounted cash flow (“DCF”) analysis estimates the value based upon a company’s projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations. While the DCF analysis is the most scientific of the methodologies used, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.

This analysis utilized the projected cash flows of TSG and CSG, discounted back to present value. For purposes of this DCF analysis, Navigant Consulting relied upon the financial projections of ETC’s segments for fiscal years ending February 26, 2010 through February 24, 2012, provided by ETC management. These include projections related to revenue, cost of goods sold, SG&A, other expenses, capital expenditure, and depreciation and amortization. Navigant Consulting reviewed these projections against market participant results and closely discussed the results of these forecasts with management to ensure an understanding of the underlying assumptions. Management’s analysis relied, in part, on the use of net operating loss carryforwards following the completion of the proposed Lenfest Financing Transaction. Navigant Consulting did not independently test for built-in gains that would allow use of the NOL carryforwards.

DCF analysis is a method of valuing an asset as the present value of the sum of (i) its unlevered free cash flows over a forecast period and (ii) its theoretical terminal value at the end of the forecast period. Navigant Consulting relied upon ETC’s forecasted cash flows according to the financial projections for the fiscal years 2010 through 2012, as provided by ETC’s management. These assumptions did not include strategic acquisitions nor material changes in the legal or regulatory environment governing ETC’s key businesses. The terminal values of TSG and CSG were calculated based on projected normalized revenue for fiscal 2012.

The management-prepared forecasts documented expected performance from fiscal years ending February 26, 2010 through February 29, 2012 for each of the Company’s segments. The revenue and expense forecasts assumed no major changes in the regulatory or legal environment in which the Company operates. The underlying expectation for the projected performance of the Company was an increase in revenue as the Company expects significant demand for its products from the United States military as well as other customers.

Overall, the Company projected annual revenue for TSG and CSG of $28.3 million and $11.4 million for the fiscal year ending February 28, 2010, $36.5 million and $23.8 million in fiscal 2011, and $47.8 million and $30.8 million in fiscal 2012, respectively. EBITDA for TSG and CSG was projected at $4.4 million and $1.4 million for the fiscal year ending February 28, 2010, $4.4 million and $4.2 million in fiscal 2011, and $13.9 million and $5.9 million in fiscal 2012, respectively.

The projections essentially assume the Company is an emerging growth company and will be able to apply its NOL carryforwards. These NOLs are expected to be consumed during the discrete projection period (fiscal years 2010 through fiscal 2012). Management’s expectation is that the NOLs are large enough that the Company will not be in a taxable situation.

A discount rate was used in the analysis of 25.0% for TSG and 13.0% for CSG based on a weighted average cost of capital (“WACC”) analysis and an assessment of the specific risks associated with each segment of the Company. WACC measures the costs of debt and equity weighted by the percentage of debt and percentage of equity in a company’s estimated target capital structure. The pretax cost of debt capital was determined as LIBOR plus 250 bps, which is based on the Company’s borrowing arrangement with its existing lender. In addition, since interest expense is deductible for income tax purposes, the pretax cost of debt was tax-affected.

The estimated proportion of debt and equity financing utilized a market participant capital structure of 23.0% debt and 77.0% equity for TSG and 30.0% debt and 70.0% equity for CSG. This capital structure was then used to weight the cost of debt and equity financing. The final cash flows include estimated working capital needs. The working capital need was based on a comparison of a normalized level of working capital determined by considering comparable companies compared to the working capital the business units had as of the date of the analysis.

Combining the sum of the discounted cash flows, including the terminal value, and the working capital adjustment resulted in the business enterprise value (“BEV”) of ETC on a marketable, controlling basis.

Navigant Consulting performed a sensitivity analysis on the results of the DCF. In assessing terminal year values, Navigant Consulting elected to consider terminal growth rates from 0.0% to 5.0% in a DCF sensitivity analysis with a central focus on a 3.0% expected terminal growth rate.

Navigant Consulting developed a matrix of business enterprise values for ETC based on an assumption that the Company would remain operating as a going concern. Given this matrix, presented below, Navigant Consulting estimated a range of business enterprise values between $12 million and $23.1 million for TSG and $20.8 million and $46.9 million for CSG.

The Company indicated that without shareholder approval for the modification of the existing capital structure, ETC may not have adequate capital structure and sufficient working capital to be able to bid on certain contracts. Navigant Consulting stress-tested management-prepared projections by excluding the contracts identified by management as “at risk” from each of the TSG and CSG projections.

Navigant Consulting developed a matrix of BEV for ETC based on an assumption that the Company would remain operating as a going concern. Given this matrix, presented below, Navigant Consulting estimated that the value of the TSG and CSG business units, excluding these major contracts, would decline significantly, as presented below.

Comparative Transactions Analysis.  Navigant Consulting completed a transactions search of companies whose industry classification is similar to that of ETC. Navigant Consulting’s initial review considered 66 transactions that have taken place since 2005 for possible evaluation to determine an indicated value from actual sales of similar companies.

Navigant Consulting’s view is that the majority of the companies that appeared in the transaction search are not truly comparable to ETC. Also, these companies have significant differences in profitability and revenue prospects as compared to ETC. Because of these critical differences, Navigant Consulting elected not to use a transaction comparable method.

Guideline Company Analysis.  Navigant Consulting considered a group of publicly traded companies and selected guideline companies based on multiple factors including, but not limited to, business description, financial risk, and geographic diversification.

Navigant Consulting assessed the merits and drawbacks of the guideline company analysis and noted that the guideline companies have different long-term margin and revenue prospects and this approach could produce biased results. In addition, this approach could also produce biased results since there are differences in depreciation expense and associated capital expenditure requirements between ETC and the guideline companies. In consideration of these factors, amongst others, Navigant Consulting elected not to use this approach and considered it an unreliable indicator of value.

For the rendering of its Opinion, Navigant Consulting was paid $225,000. ETC agreed to reimburse Navigant Consulting for out-of-pocket expenses, including legal fees, and to indemnify Navigant Consulting against certain liabilities, including any such liabilities that may arise under federal securities law.

No portion of Navigant Consulting’s fee or reimbursement of its expenses is contingent on consummation of the transaction, nor is any of Navigant Consulting’s fee or expense reimbursement contingent on the conclusions reached in the Opinion.

Unaudited Pro Forma Balance Sheet

The following unaudited pro forma balance sheet as of February 27, 2009 gives effect to the Series E Exchange as if it occurred on that date. ETC’s fiscal year is composed of 52 or 53 weeks ending on the Saturday closest to February 28.

The unaudited pro forma balance sheet shown under this heading is presented for informational purposes only, is not necessarily indicative of the financial position that would actually have occurred had the Series E Exchange been consummated as of the date presented, nor is it necessarily indicative of the financial position of ETC. The unaudited pro forma financial information under this heading and the accompanying notes should be read together with the historical financial statements and related notes contained in the annual report and other information that ETC has filed with the SEC.

							Pro Forma
	February 27,						February 27,
	2009	Pro Forma Adjustments					2009
	(Audited)
	(Amounts in
	thousands)

ASSETS
Cash and cash equivalents	$520						$520
Restricted cash	4,454						4,454
Accounts receivable, net	5,100						5,100
Costs and estimated earnings in excess of billings on uncompleted long-term contracts	2,460						2,460
Inventories, net	4,435						4,435
Prepaid expenses and other current assets	479	—		—		—	479

Total current assets	17,448	—		—		—	17,448
Property, plant and equipment, at cost, net	15,786						15,786
Construction in progress	275						275
Software development costs, net	1,013						1,013
Other assets	406	—	(e)	200	(f)	205	811

Total assets	$34,928	$—		$200		$205	$35,333

								Pro Forma
	February 27,							February 27,
	2009		Pro Forma Adjustments					2009
	(Audited)
	(Amounts in
	thousands)

LIABILITIES
Current portion of long-term debt	$9							$9
Accounts payable — trade	2,105							2,105
Billings in excess of costs and estimated earnings on uncompleted long-term contracts	4,155							4,155
Customer deposits	2,397							2,397
Accrued claim settlement costs	—							—
Accrued interest and dividends	4,197	(b)	(4,170)					27
Other accrued liabilities	2,251		—		—		—	2,251

Total current liabilities	15,114		(4,170)		—		—	10,944

Long-term obligations, less current portion:
Credit facility payable to bank	10,510							10,510
Promissory note payable	1,891							1,891
Subordinated convertible debt	9,664	(a)	336	(c)	(10,000)			—
Other long-term debt	7		—		—		—	7

	22,072		336		(10,000)		—	12,408

Unearned interest	152		—		—		—	152

Total liabilities	37,338		(3,834)		(10,000)		—	23,504

Commitments and contingencies	—							—
Minority interest	42							42
Cumulative convertible participating preferred stock, Series B	6,000					(d)	(6,000)	—
Cumulative convertible participating preferred stock, Series C	3,300					(d)	(3,300)	—
STOCKHOLDERS’ (DEFICIENCY) EQUITY
Cumulative convertible preferred stock, Series D				(e)	100	(f)	55	155
Cumulative convertible preferred stock, Series E		(b)	4,170	(c)	10,000	(d)	9,300	23,470
Common stock	452							452
Additional paid-in capital	15,399			(e)	100	(f)	150	15,649
Accumulated other comprehensive loss	(557)							(557)
Accumulated deficit	(27,046	)(a)	(336)		—		—	(27,382)

Total stockholders’ (deficiency) equity	(11,752)		3,834		10,200		9,505	11,787

Total liabilities and stockholders’ (deficiency) equity	$34,928		$—		$200		$205	$35,333

Pro forma adjustments:

(a)	To expense as extinguishment of debt the unamortized debt discount on the Subordinated convertible debt

(b)	Exchange of $2,323 of accrued interest due on Subordinated note payable plus $1,847 of accrued dividends due on Series B and Series C preferred stock for $4,170 of Series E Preferred Stock

(c)	Exchange of Subordinated note payable for $10,000 of Series E Preferred Stock

(d)	Exchange of $6,000 of Series B and $3,300 of Series C preferred stock for $9,300 of Series E preferred stock

(e)	Issuance of $100 of Series D preferred stock as loan origination fee for additional Lenfest $10,000 collateral on PNC line of credit plus 10% warrant coverage on the $5,000 increase in the line of credit

(f)	Issuance of $55 of Series D preferred stock as loan origination fee for additional Lenfest $7,500 line of credit plus 10% warrant coverage

PROPOSAL III — AMENDMENT OF ETC’S ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK FROM 20,000,000 SHARES TO 50,000,000 SHARES

The Board of Directors has approved an amendment to Article 6 of ETC’s Articles of Incorporation which, if adopted, would increase the number of authorized shares of ETC’s common stock from 20,000,000 to 50,000,000 shares. The Board of Directors unanimously recommends that shareholders approve this amendment to ETC’s Articles of Incorporation. Lenfest did not participate in the discussions of the Board of Directors relating to the amendment and did not vote, in his capacity as a Director of ETC, on the amendment. Please review “Background for Proposals III, IV and V” for a discussion of this Proposal.

As of April 24, 2009, there were 9,069,351 shares of ETC’s common stock issued and outstanding.

In 2003, ETC issued the Subordinated Note to Lenfest, which together with accrued interest and warrants issuable as of February 27, 2009 pursuant to the terms of the Subordinated Note, are convertible into 2,240,491 shares of ETC common stock based on a conversion price of $6.05 per share.

In 2006, ETC issued an aggregate of $6,000,000 of Series B Preferred Stock, $3,000,000 of which is convertible into 606,060 shares of ETC common stock based on a conversion price of $4.95 per share and $3,000,000 of which is convertible into 449,101 shares of common stock based on a conversion price of $6.68 per share. As of February 27, 2009, Lenfest is also entitled to receive 238,499 shares of ETC common stock on account of dividends accrued on the Series B Preferred Stock.

In 2007, ETC issued $3,300,000 of Series C Preferred Stock which is convertible into 1,089,109 shares of ETC common stock based on a conversion price of $3.03 per share. As of February 27, 2009, Lenfest is also entitled to receive 165,007 shares of ETC common stock on account of dividends accrued on the Series C Preferred Stock.

In 2009, ETC issued 55 shares of Series D Preferred Stock which is convertible into 58,511 shares of ETC common stock based on a conversion price of $0.94 per share. In connection with the $2 Million Loan, ETC also issued to Lenfest the $2 Million Loan Warrant to purchase 143,887 share of ETC common stock.

ETC also has reserved for issuance 157,652 shares of ETC common stock to be issued upon exercise of stock options granted to employees and members of ETC’s Board of Directors and 1,000,000 shares of ETC common stock that may be issued under the 2009 Stock Plan.

ETC has reserved for issuance a total of 4,990,661 shares of common stock on account of the Subordinated Note, the accrued interest and warrants issuable pursuant to the Subordinated Note, the Series B Preferred Stock and accrued dividends thereon, the Series C Preferred Stock and accrued dividends thereon, the Series D Preferred Stock, the $2 Million Loan Warrant and outstanding stock options. ETC also has 9,069,351 shares of common stock issued and outstanding. As a result, ETC has 14,060,012 shares issued and outstanding or reserved for issuance.

In connection with the Lenfest Financing Transaction, the Subordinated Note, together with accrued interest and warrants issuable pursuant to the terms of the Subordinated Note, will be exchanged for shares of Series E Preferred Stock with a conversion price of $2.00 per share in the event that ETC receives the Shareholder Approvals and satisfies the other Lenfest Financing Transaction conditions. Following the Series E Exchange, the Series E Preferred Stock held by Lenfest on account of the Subordinated Note, together with accrued interest and warrants issuable pursuant to the terms of the Subordinated Note, will be convertible into 6,411,355 shares of ETC common stock. The Series B Preferred Stock and Series C Preferred Stock, together with accrued dividends thereon, will also be exchanged for shares of Series E Preferred Stock with an exercise price of $2.00 per share in the event that ETC receives the Shareholder Approvals and satisfies the other Lenfest Financing Transaction conditions. Following the Series E Exchange, the Series E Preferred Stock held by Lenfest on account of the Series B Preferred Stock and the Series C Preferred Stock, together with accrued dividends thereon, will be convertible into 5,573,712 shares of ETC common stock. The Series E Preferred Stock will be convertible into an aggregate of 11,985,067 shares of ETC common stock, which, when added to the 9,069,351 shares of common stock issued and outstanding, the 58,511 shares of common stock issuable upon conversion of the Series D Preferred Stock, the 143,885 shares of ETC common stock issuable upon exercise of the $2 Million Loan Warrant and the outstanding stock options, exceeds the 20,000,000 of authorized shares of ETC common stock.

ETC does not currently have sufficient shares of common stock authorized to effectuate the Series E Exchange and the issuance of shares of common stock under the 2009 Stock Plan. The exchange of these instruments for Series E Preferred Stock is a condition to the Lenfest Financing Transaction, pursuant to which Lenfest will make available to ETC additional funds and guarantee ETC’s obligations under the Amended and Restated PNC Credit Agreement, subject to the condition that ETC receive the Shareholder Approvals and meet the other Financing Transaction Conditions, each of which is described above. In addition to the Series E Preferred Stock, the Company will also be obligated to issue Series D Preferred Stock in connection with the Lenfest Financing Transaction, which shares are also convertible into common stock.

Proposal III is being proposed because an increase in the number of shares of ETC common stock is necessary to complete the Lenfest Financing Transaction and because the Board of Directors believes that it is advisable to have a greater number of authorized but unissued shares of common stock available for various corporate initiatives and general corporate purposes. ETC from time to time may consider public or private financings to provide ETC with capital, which may involve the issuance of additional shares of common stock or securities convertible into shares of common stock. ETC may also consider acquisitions or other business transactions that may require the issuance of common stock or securities convertible into shares of common stock. Also, additional shares of common stock may be necessary to meet anticipated future obligations under ETC’s employee benefit plans. The Board of Directors believes that having the authority to issue additional shares of common stock will avoid the possible delay and significant expense of calling and holding a special meeting of shareholders to increase the number of authorized shares of common stock.

ETC has no present agreement or understanding involving the issuance of its common stock except for issuances of common stock:

•	upon the conversion of the Subordinated Note, together with the accrued interest and warrants issuable pursuant to the Subordinated Note, and the Series B Preferred Stock and Series C Preferred Stock, together with accrued dividends thereon;

•	upon the conversion of the Series D Preferred Stock or the Series E Preferred Stock that have been issued or may be issued in connection with the Lenfest Financing Transaction;

•	upon exercise of warrants that have been and are expected to be issued in connection with the Lenfest Financing Transaction;

•	under employee stock-based benefit plans, including the 2009 Stock Plan; and

•	upon exercise of outstanding stock options.

An increase in the number of authorized shares of ETC’s common stock is required to permit ETC to meet these obligations.

If Proposal III is approved, the Board of Directors will not solicit shareholder approval to issue additional authorized shares of common stock, except to the extent that such approval may be required by law, and such shares may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine.

Article 6 of ETC’s Articles of Incorporation also authorizes the issuance of 1,000,000 shares of preferred stock, which the Board of Directors has the power to issue as a class or in series and to determine the voting power, if any, dividend rates, conversion or redemption prices, designations, rights, preferences and limitations of the shares in the class or in each series. The proposed amendment to Article 6 of ETC’s Articles of Incorporation will not increase or otherwise affect ETC’s authorized preferred stock. As of April 24, 2009, ETC had 6,000 shares of Series B Preferred Stock and 3,300 shares of Series C Preferred Stock issued and outstanding.

The amendment of the Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 50,000,000 will consist of a revision of Article 6 of the Articles of Incorporation to read in its entirety as follows:

“ARTICLE 6. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 51,000,000 shares, divided into two classes consisting of 50,000,000 shares of common stock having a par value of $.05 per share (“Common Stock”) and 1,000,000 shares of preferred stock having a par value of $.05 per share (“Preferred Stock”).

The Preferred Stock may be issued from time to time as a class without series or, if so determined by the Board of Directors of the Corporation, either in whole or in part, in one or more series. There is hereby expressly granted to and vested in the Board of Directors of the Corporation authority to fix and determine (except as fixed and determined herein), by resolution, the par value, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preference, if any, of any wholly unissued series of Preferred Stock (or the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms of the conditions of the issue thereof. Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the Pennsylvania Business Corporation Law of 1988, as amended. Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors of the Corporation. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS AMENDMENT TO ETC’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF ETC COMMON STOCK. The affirmative vote of a majority of all votes cast at the Annual Meeting is required to approve this amendment. Abstentions and broker non-votes will not constitute or be counted as “votes” cast and, therefore, will not affect the outcome of the vote on this proposal. All proxies will be voted “FOR” approval of the amendment to ETC’s Articles of Incorporation unless a shareholder specifies to the contrary on such shareholder’s proxy card.

PROPOSAL IV — APPROVAL OF THE SERIES E EXCHANGE

The Board of Directors has approved the Series E Exchange described above under “Background for Proposals III, IV and V.” The Board of Directors unanimously recommends that shareholders of ETC approve the Series E Exchange. Lenfest did not participate in the discussions of the Board of Directors relating to the Series E Exchange and did not vote, in his capacity as a Director of ETC, on the Series E Exchange. Please review “Background for Proposals III, IV and V” for a discussion of this Proposal.

As part of the Lenfest Financing Transaction, the Subordinated Note, together with all accrued interest and warrants issuable pursuant to the terms of the Subordinated Note, and all Series B Preferred Stock and Series C Preferred Stock, together with all accrued dividends thereon, will be exchanged (the “Series E Exchange”) for shares of a newly-created class of Series E Preferred Stock, subject to the Company obtaining the Shareholder Approvals. The Statement with Respect to Shares for the Series E Preferred Stock is attached to this proxy statement as Annex C and the following description of the Series E Preferred Stock is qualified by reference to Annex C. The Series E Preferred Stock will provide for a dividend of 10% per annum. The dividend will be payable on the liquidation of ETC, on the conversion of the Series E Preferred Stock to common stock or following declaration by the Board of Directors of ETC. Upon liquidation, dissolution or winding up of ETC, the Series E Preferred Stock will have the right to receive the original investment amount plus accrued dividends. To the extent of any remaining funds or assets, the Series E Preferred Stock will participate on an as-converted basis in additional distributions. The Series E Preferred Stock will rank pari passu with the Series D Preferred Stock. The Series E Preferred Stock will vote with the ETC common stock on an as converted basis on all matters that require the vote of ETC’s shareholders. ETC has granted Lenfest demand and “piggy back” registration rights pursuant to a Registration Rights Agreement with respect to the shares of common stock issuable upon conversion of the Series E Preferred Stock.

The Series E Preferred Stock will be convertible, at Lenfest’s request, into ETC common shares at a conversion price equal to $2.00 per common share.

The Series E Exchange will effectively reduce the conversion price on each of the Subordinated Note ($6.05 per common share), Series B Preferred Stock ($4.95 per common share with respect to $3,000,000 of Series B Preferred Stock and $6.68 per common share with respect to $3,000,000 of Series B Preferred Stock) and Series C Preferred Stock ($3.03 per common share) to $2.00 per ETC common share. The Series E Exchange will have a dilutive effect on the shareholders of the Company as described above under “Effect Upon Existing Holders of Common Stock.” However, on April 23, 2009, the date on which ETC’s Board of Directors approved the Lenfest Financing Transaction, the trading price of ETC’s common stock was $0.94. Therefore, the $2.00 conversion price of the Series E Preferred Stock represents a 113% premium over the April 23, 2009 trading price.

As of February 27, 2009, the Series B and Series C Preferred Stock were classified as mezzanine or temporary equity on the Company’s balance sheet. The Series D and Series E Preferred Stock will be classified as permanent equity on the Company’s balance sheet.

Among the factors considered by the Board of Directors in approving and recommending to the shareholders this Proposal were (i) the Company’s short-term and long-term financial needs as described under “Current Financial Status of ETC” above, (ii) the significant positive impact of the Series E Exchange on ETC’s balance sheet, (iii) the lack of other available financing alternatives and (iv) the terms of the Lenfest Financing Transaction require shareholder approval of the Series E Exchange.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE SERIES E EXCHANGE. The affirmative vote of a majority of all votes cast at the Annual Meeting is required to approve the Series E Exchange. Abstentions and broker non-votes will not constitute or be counted as “votes” cast and, therefore, will not affect the outcome of the vote on this proposal. All proxies will be voted “FOR” approval of the Series E Exchange unless a shareholder specifies to the contrary on such shareholder’s proxy card.

PROPOSAL V — APPROVAL TO REINSTATE VOTING RIGHTS ON SHARES
OF ETC PREFERRED STOCK AND COMMON STOCK OWNED BY LENFEST

The Board of Directors believes that the restoration of Lenfest’s voting rights with respect to all preferred and common shares owned by Lenfest currently or issuable to Lenfest as part of the Lenfest Financing Transaction is in the best interests of the Company and its shareholders. The Board of Directors unanimously recommends that shareholders approve this proposal. Lenfest did not participate in the discussions of the Board of Directors relating to such restoration of voting rights and did not vote, in his capacity as a Director of ETC, on such matter. Please review “Background for Proposals III, IV and V” for a discussion of this Proposal.

Pennsylvania Law

Subchapter 25G of the Pennsylvania Business Corporation Law of 1988, as amended (the “Pennsylvania BCL”), provides that a person who acquires 20% or more, 33 1/3% or more, or 50% or more (the “Control Share Thresholds”) of the voting power of a corporation for the first time loses the right to vote those “control” shares unless and until its voting rights are reinstated by a vote of the shareholders at an annual or special meeting. Such resolution may be approved only be the affirmative vote of the holders of a majority of the voting power entitled to vote in two separate votes as follows: (i) a majority of all voting shares of such corporation and (ii) a majority of the disinterested voting shares of such corporation.

Prior Transactions

In connection with a financing provided by PNC Bank in February 2003, the Company entered into a Convertible Note and Warrant Purchase Agreement with Lenfest, pursuant to which the Company issued to Lenfest the Subordinated Note in the principal amount of $10,000,000 and (ii) warrants to purchase 803,048 shares of the Company’s common stock, which were exercised by Lenfest on February 14, 2005. The Subordinated Note entitles Lenfest to convert all or a portion of the outstanding principal of, and accrued and unpaid interest on, the Subordinated Note into shares of ETC common stock at a conversion price of $6.05 per share.

In October 2004, Lenfest guaranteed a $5,000,000 Letter of Credit Facility between ETC and PNC Bank. In connection therewith, ETC issued a Stock Purchase Warrant to Lenfest pursuant to which Lenfest was entitled to purchase up to 200,000 shares of common stock. Lenfest exercised this warrant on February 14, 2005.

In April 2006, the Company and Lenfest entered into the Lenfest Equity Agreement. The Lenfest Equity Agreement permitted ETC to unilaterally draw down up to $15,000,000 in exchange for shares of the Company’s Series B Preferred Stock. In connection with the execution of the Lenfest Equity Agreement, the Company drew down $3,000,000 by issuing 3,000 shares of Series B Preferred Stock with a conversion price equal to $4.95 per share. Additionally, in July 2006, the Company drew down an additional $3,000,000 by issuing 3,000 shares of Series B Preferred Stock at a conversion price equal to $6.68 per common share.

On August 23, 2007, the Company and Lenfest entered into the Series C Purchase Agreement, pursuant to which ETC issued and sold 3,300 shares of Series C Preferred Stock to Lenfest for $3,300,000. The Series C Preferred Stock is convertible by Lenfest at any time into shares of ETC’s common stock at a conversion price of $3.03 per share.

In addition to the foregoing transactions, Lenfest purchased or received shares of ETC’s common stock on various dates and beneficially owns the following securities:

			Lenfest	Outstanding	Lenfest	Lenfest
			Common	Common	Percentage	Voting
	Transaction	Date	Shares(1)	Shares(2)	Ownership(3)	Shares(4)

1	Purchase of $10,000,000 Subordinated Convertible Note	2/18/03	2,455,940	9,613,179	25.5%	0
2	Issued warrant to purchase 200,000 common shares	9/7/04	2,655,940	10,296,626	25.8%	200,000
3	Open market purchase of 373,831 common shares	2/14/05	3,195,060	10,837,558	29.5%	373,831
4	Purchase of $3,000,000 of Series B Convertible Preferred Stock (convertible into 606,060 common shares)	4/6/06	3,801,120	11,446,320	33.2%	606,060
5	Purchase of $3,000,000 of Series B Convertible Preferred Stock (convertible into 449,101 common shares)	7/31/06	4,250,222	11,911,280	35.7%	0
6	Open market purchase of 709 common shares	10/18/06	4,250,931	11,901,010	35.7%	709
7	Open market purchase of 978 common shares	5/11/07	4,251,909	11,903,758	35.7%	978
8	Open market purchase of 990,000 common shares	7/11/07	5,241,909	11,903,758	44.0%	990,000
9	Purchase of $3,300,000 of Series C Convertible Preferred Stock (convertible into 1,089,109 common shares)	8/23/07	6,331,017	12,996,633	48.7%	1,089,109
10	Issued 1,883 common shares as director’s fee	2/06/08	6,332,900	12,997,807	48.7%	1,883
11	Issued 4,588 common shares as director’s fee	1/15/09	6,337,488	13,006,983	48.7%	4,588
12	Issued 20,000 common shares and warrant to purchase 143,855 common shares in connection with $2,000,000 loan by Lenfest to ETC	2/20/09	6,501,373	13,175,686	49.3%	20,000
13	Issued 55 shares of Series D Convertible Preferred Stock as origination fee (convertible into 58,511 common shares)	4/24/09	6,559,884	13,234,197	49.5%	58,511
Total						3,345,669

(1)	Includes all common shares beneficially owned by Lenfest as of applicable transaction date (i.e., includes all shares issuable to Lenfest on exercise of warrants and convertible securities).

(2)	Includes all outstanding common shares and shares issuable to Lenfest on exercise of warrants and convertible securities.

(3)	As of applicable transaction date.

(4)	Represents number of common shares from applicable transaction that have voting power.

Transactions 1 and 5 above caused Lenfest to cross certain of the Control Share Thresholds. As a result, the shares of ETC preferred stock and common stock acquired by Lenfest in connection with such transactions are not be entitled to vote on any matters. The loss of Lenfest’s voting rights with respect to such shares was not intentional, but rather was an unintended consequence of the issuance to Lenfest, in connection with capital raising transactions that were essential to the Company’s survival, of shares of common stock or securities exercisable or convertible into shares of common stock in numbers that exceeded the foregoing Control Share Thresholds. Subchapter 25G of the Pennsylvania BCL was enacted to provide anti-takeover protections to corporations. Based on the legislative history of Subchapter 25G, it does not appear that the capital raising transactions entered into with Lenfest were the type of transactions that Subchapter 25G of the Pennsylvania BCL was designed to protect against. For the past six years, Lenfest has been the Company’s principal source of capital that has been necessary for the Company to continue its operations. All transactions between Lenfest and ETC have been approved by ETC’s Board of Directors or Audit Committee. For this reason, the Board of Directors of the Company believes that it is fair to and in the best interests of the Company and its shareholders (other than Lenfest) that Lenfest’s voting rights be restored.

Current Transactions

As part of the Lenfest Financing Transaction, on April 24, 2009, the Company established the Lenfest Credit Facility in the maximum amount of $7,500,000 with Lenfest and Lenfest agreed to provide to the Company the Initial $1 Million Loan at the Company’s request under the Lenfest Credit Facility to fund the Company’s operations. Lenfest also previously funded $2,000,000 of the Lenfest Credit Facility pursuant to the $2 Million Loan on February 20, 2009. The terms of the Lenfest Credit Facility are set forth in the Lenfest Credit Agreement. ETC needs to obtain the Shareholder Approvals in order to receive any further advances under the Lenfest Credit Facility. In addition, if ETC does not receive the Shareholder Approvals by the Shareholder Approval Date, the $2 Million Loan will be due and payable on August 20, 2009 and the Initial $1 Million Loan, if issued, will be due and payable five business days after the Shareholder Approval Date. Each Lenfest Credit Facility Note issued prior to ETC obtaining the Shareholder Approvals accrues interest at the rate of 15% per annum, payable in cash, or at the election of Lenfest, in shares of Series D Preferred Stock, the terms of which are described below. The interest rate under any of these notes will retroactively reduce to 10% per annum upon receipt of the Shareholder Approvals. All Lenfest Credit Facility Notes issued after ETC obtains the Shareholder Approvals shall accrue interest at the rate of 10% per annum, payable in cash or, at the election of Lenfest, in shares of Series D Preferred Stock.

The Company paid to Lenfest an origination fee of one percent (1%) of the committed (but not advanced yet) amount of the Lenfest Credit Facility. The origination fee was paid in 55 shares of Series D Preferred Stock with a stated value of $1,000 per share.

In connection with each Lenfest Credit Facility Note issued by ETC, ETC will issue to Lenfest a warrant to purchase a number of shares of ETC common stock equal to (i) 10% of the principal amount of the Lenfest Credit Facility Note divided by (ii) the closing price of ETC common stock for the day immediately preceding the date of issuance of this warrant. The exercise price for the warrants will be equal to such closing price. The warrants will be exercisable for seven years following issuance.

If the $1 Million Loan is drawn down but not repaid in full on or before the Initial $1 Million Loan Early Maturity Date or ETC does not obtain the Shareholder Approvals by the Shareholder Approval Date, then Lenfest will be entitled to purchase under the foregoing warrant a number of shares of ETC common stock equal to $500,000 divided by the closing price of ETC’s common stock for the day immediately preceding the date of issuance of the warrant, at an exercise price equal to 50% of the initial exercise price.

In addition, in connection with the $2 Million Loan, ETC issued to Lenfest the $2 Million Loan Warrant to purchase 143,885 shares of ETC common stock, at an exercise price per share equal to $1.39, which is equal to the average price of ETC common stock for the 120 trading days immediately preceding the date of this warrant. If the $2 Million Loan is not repaid in full on or before the $2 Million Loan Early Maturity Date or ETC does not obtain the Shareholder Approvals by the Shareholder Approval Date, then Lenfest will be entitled to purchase an additional 575,539 shares of ETC common stock for a total of 719,424 shares of ETC common stock under such warrant, and the exercise price per share of such warrant will be decreased by 50% to $0.69 for all shares underlying the warrant.

As part of the Lenfest Financing Transaction, the Subordinated Note, together with all accrued interest and warrants issuable pursuant to the terms of the Subordinated Note, and all Series B Preferred Stock and Series C Preferred Stock, together with all accrued interest thereon, will be exchanged for Series E Preferred Stock if the Shareholder Approvals are obtained. The Series E Preferred Stock will be convertible, at Lenfest’s request, into ETC common shares at a conversion price equal to $2.00 per common share.

On April 24, 2009, PNC Bank agreed to increase the amount of financing available under the 2007 PNC Credit Agreement from $15,000,000 to $20,000,000, subject to the condition that Lenfest provides the Lenfest Guaranty and the Lenfest Pledge. Lenfest is only obligated to provide the Lenfest Guaranty and the Lenfest Pledge in the event that the Company obtains the Shareholder Approvals. If the 2009 PNC Financing Documents are entered into, ETC will pay Lenfest an origination fee equal to 1% of the market value of the Lenfest Pledge and annual interest equal to 2% of the market value of the Lenfest Pledge, each payable in shares of Series D Preferred Stock. In consideration of Lenfest entering into the Amended and Restated Guaranty, ETC will issue to Lenfest warrants to purchase shares of ETC common stock equal to 10% of the amount of the $5,000,000 increase in funding available under the Amended and Restated PNC Bank Credit Agreement. The warrants will be exercisable for seven years following issuance at an exercise price per share equal to the closing price of ETC’s common stock on the day prior to issuance.

The instruments issued or issuable in connection with the Lenfest Financing Transaction (i.e., the Series D Preferred Stock, the Series E Preferred Stock and the applicable warrants) will cause Lenfest to cross a Control Share Threshold. Therefore, these instruments, if issued, will not be entitled to vote on any matters if shareholders do not approve this proposal.

Vote Required

The affirmative vote of at least a majority of all voting shares of ETC and a majority of the disinterested voting shares of ETC is necessary to grant and restore voting rights to all shares of preferred stock and common stock beneficially owned by, and to be issued to, Lenfest. This includes:

•	all shares of ETC common stock beneficially owned by Lenfest through his ownership of the Subordinated Note;

•	all Series B Preferred Stock and Series C Preferred Stock owned by Lenfest;

•	all shares of common stock currently held by Lenfest;

•	all shares of common stock issuable to Lenfest upon his exercise of any warrants issued or issuable to Lenfest; and

•	all Series D Preferred Stock and Series E Preferred Stock issued or issuable to Lenfest.

As stated above, the affirmative vote of at least a majority of the “disinterested voting shares” of ETC is necessary to approve this proposal. “Disinterested voting shares” is defined in Section 2562 of the Pennsylvania BCL. For purposes of this vote, “disinterested voting shares” does not include any voting shares beneficially owned by Lenfest or any executive officers of the Company or directors who are also officers of the Company (William F. Mitchell and Duane D. Deaner). With respect to this vote, only 5,592,990 shares of ETC common stock will be eligible to vote.

Effect of Proposal to Reinstate Voting Rights

If the voting rights are reinstated on all shares of preferred stock and common stock described above, following the Series E Exchange, Lenfest will beneficially own and be entitled to vote 70.1% of the common stock of the Company (including shares of common stock issuable upon conversion of all shares of preferred stock that would then be outstanding) and Lenfest will, therefore, control the Company’s Board of Directors, its management and its operations.

If the voting rights are not reinstated on the shares of preferred stock and common stock that Lenfest can not currently vote, and any shares of common stock or preferred stock that may be issued in the Series E Exchange,

Lenfest will not extend the Lenfest Guaranty and the Lenfest Pledge, and PNC Bank will not close the Amended and Restated PNC Bank Credit Agreement. In this event, ETC will not receive the additional $5,000,000 of borrowing availability for its working capital needs, in addition to the remaining amounts that it may have been eligible to receive under the new Lenfest Credit Facility. In addition, the $2 Million Loan will be due on August 20, 2009 and the Initial $1 Million Loan, if issued, will be due five business days after the Shareholder Approval Date. Moreover, the Subordinated Note is due on March 1, 2010 and the 2007 PNC Credit Facility is due June 30, 2010. Given the current state of the economy and the capital markets and the financial condition and current projections of ETC, there can be no assurance that ETC will be able to refinance these obligations on reasonable terms, if at all, let alone obtain additional funding for working capital or expansion capital. If ETC is unable to refinance its debt as it becomes due, it may be required to sell one or more divisions at what may not be favorable terms, if any sale could be consummated under any terms, or it may be forced to consider other alternatives, ranging from terminating certain lines of business, eliminating workforce or seeking relief from its creditors.

Among the factors considered by the Board of Directors in approving and recommending this proposal to the shareholders were: (i) the Company’s short-term and long-term financial needs and current debt obligations as described under “Background for Proposals III, IV and V” and “Current Financial Status of ETC” above, (ii) the lack of other available financing alternatives and (iii) the terms of the Lenfest Financing Transaction require reinstatement of the voting rights of the preferred stock and common stock as described above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” restoration of voting rights with respect to all preferred and common shares owned by Lenfest currently or issuable to Lenfest as part of the Lenfest Financing Transaction. The affirmative vote of at least (i) a majority of all voting shares of ETC and (ii) a majority of the disinterested voting shares of ETC is required to approve this proposal. Abstentions and broker non-votes will have the same effect as negative votes for purposes of this proposal. All proxies will be voted “FOR” approval of this proposal unless a shareholder specifies to the contrary on such shareholder’s proxy card.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements for the fiscal year ended February 27, 2009 with management and Friedman LLP, the Company’s independent accountants. The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed the independent accountants’ independence with the independent accountants.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended February 27, 2009 filed with the Securities and Exchange Commission.

The Audit Committee also reviewed the fees paid to Friedman LLP during fiscal year 2009 and determined that the services provided by Friedman LLP are compatible with maintaining its independence.

THE AUDIT COMMITTEE

Howard W. Kelley, Chairman
George K. Anderson, M.D., MPH
Stephen F. Ryan

COMPENSATION DISCUSSION AND ANALYSIS

Objectives and Philosophy of Executive Compensation

ETC’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is currently composed of Howard W. Kelley who serves as acting Chairman, George K. Anderson, M.D., MPH, and Stephen F. Ryan, each of whom is independent under the relevant rules of the Securities and Exchange Commission and NYSE AMEX LLC. Prior to his resignation in February 2009, Alan M. Gemmill served as Chairman of the Compensation Committee. The Compensation Committee is responsible for developing and implementing an executive compensation program that takes into account ETC’s business strategy, the need for highly qualified management and other relevant factors. The executive compensation program is structured to link executive compensation to the overall performance of ETC to more closely align the interests of the executive management team with the interests of ETC’s shareholders.

The Compensation Committee’s philosophy in establishing its compensation policies is to maximize the possibilities for enhancing shareholder value by closely aligning compensation for ETC’s executive officers with the profitability of ETC. In this regard, it is considered essential to the success of ETC that its compensation policies enable ETC to attract, retain and satisfactorily reward executive officers who are contributing to the long-term growth and success of ETC. William F. Mitchell, President and Chief Executive Officer, and Duane D. Deaner, Chief Financial Officer, are ETC’s Named Executive Officers under applicable Securities and Exchange Commission regulations.

Primary Components of Executive Compensation

In 2004, the Board of Directors adopted and approved a Compensation Committee Charter which sets forth the principles and policies followed by the Compensation Committee in connection with executive compensation. A copy of ETC’s Compensation Charter is available on ETC’s corporate website (http://www.etcusa.com).

In April 2009, the Compensation Committee incorporated into its charter a policy statement which defined its specific responsibilities and established a set of generic evaluation criteria for developing and rewarding goals and objectives for the CEO and executive officers.

The primary components of ETC’s executive compensation program consist of base salary, annual cash bonus incentive opportunities and long-term incentive opportunities in the form of options to acquire common stock.

Base Salary

Base salary levels for ETC’s executive officers are set at or below the average base salary levels paid by other companies within ETC’s peer group. William F. Mitchell, President and Chief Executive Officer, received a base salary of $225,000 in the 2009 fiscal year and the 2008 fiscal year. Duane D. Deaner, Chief Financial Officer, received a base salary of $102,000 in the 2009 fiscal year and the 2008 fiscal year. The Compensation Committee has responsibility for setting Mr. Mitchell’s base salary and approved Mr. Mitchell’s employment agreement at the time it was entered into. Mr. Mitchell has responsibility for setting the base salary of the other officers and employees, including the base salary of Mr. Deaner.

Short-term Incentive Compensation

Based on the Compensation Committee’s review of ETC’s performance for the fiscal years ended February 27, 2009 and February 29, 2008, and the performance of its management team, no discretionary cash incentive compensation awards were made to any officers or key employees for overall Company performance.

During the fiscal years ended February 27, 2009 and February 29, 2008, certain members of the executive management team, including Mr. Deaner, were given the opportunity to earn additional compensation by completing specific accomplishments tailored to their individual areas of responsibility. Under this program, in fiscal 2009, a total of $46,000 was paid to three key employees, including $15,000 paid to Mr. Deaner. In fiscal 2008, a total of $6,375 was paid to four key employees, including $1,500 paid to Mr. Deaner. This program must be re-authorized by the CEO on an annual basis and is subject to cancellation at any time.

Long-Term Incentive Compensation

ETC’s 1998 Incentive Stock Option Plan, which expired in October 2008, was a long-term plan designed not only to provide incentives to management, but also to align a significant portion of the executive compensation program with shareholder interests. The 1998 Incentive Stock Option Plan permitted ETC to grant certain officers and employees a right to purchase shares of stock at the fair market value per share at the date the option was granted. No options were granted to executive officers and employees in fiscal 2009 or 2008. In granting stock options to officers and employees, the Compensation Committee takes into account ETC’s financial performance, its long-term strategic goal of increasing shareholder value, the employee’s level of responsibility and his continuing contributions to ETC. Mr. Mitchell has never received any options to purchase shares of ETC’s common stock.

In April 2009, our Board of Directors approved the 2009 Employee, Director and Consultant Stock Plan, which is subject to shareholder approval under Proposal II of this Proxy Statement.

Option Grant Date Pricing

The Compensation Committee administered ETC’s 1998 Incentive Stock Option Plan until it expired in October 2008 and will administer the 2009 Stock Plan. Mr. Mitchell may make recommendations with respect to option grants but all other determinations to award options to purchase ETC’s common stock are made by the Compensation Committee and in all instances the exercise price is equal to ETC’s stock price on the date the Compensation Committee approves such option grants.

Given the relatively low amount of option grants made by ETC (no options were awarded in fiscal 2009 or 2008), the Compensation Committee does not actively attempt to coordinate option grants based on the presence or absence of material non-public information.

Chief Executive Officer Employment Agreement

On July 24, 2006, ETC entered into an employment agreement with William F. Mitchell (the “CEO Plan”) pursuant to which Mr. Mitchell is employed as the President and Chief Executive Officer. Mr. Mitchell has been the Chairman of the Board of Directors, President and Chief Executive Officer of ETC since 1969, except for the period from January 24, 1986 to January 24, 1987 during which he was engaged principally in soliciting sales for ETC’s products in the overseas market. Under Mr. Mitchell’s employment agreement, he is entitled to receive a base salary of $225,000, which is subject to increase annually based on a review of Mr. Mitchell’s performance by ETC’s Board of Directors. Mr. Mitchell is also entitled to receive a bonus based on a formula and targets set forth in the CEO Plan.

The term of the employment agreement is three years, and, if ETC does not renew the employment agreement for additional three-year periods, Mr. Mitchell is entitled to terminate the employment agreement and receive certain benefits under the terms of the employment agreement including, without limitation, three years of base salary, bonuses and participation in various benefit plans. The employment agreement also provides Mr. Mitchell with three years of base salary, bonuses, and participation in various benefit plans of ETC if his employment is terminated due to a disability, by ETC without cause, or if Mr. Mitchell terminates his employment with ETC for good reason, including a change in control of ETC (other than a change of control in connection with an acquisition by Lenfest), each as defined in the employment agreement.

Chief Financial Officer Employment Agreement

On November 1, 2005, ETC entered into an employment agreement with Duane D. Deaner pursuant to which Mr. Deaner continues to be employed as the Chief Financial Officer. Mr. Deaner has been the Chief Financial Officer of ETC since 1996. Under Mr. Deaner’s employment agreement, he is entitled to receive a base salary of $102,000, which is subject to increase annually based on a review of his performance. Mr. Deaner is also entitled to receive a bonus based on specific annual objectives tailored to his individual area of responsibility.

The original term of the employment agreement was two years and has been renewed. If ETC does not renew the employment agreement for additional two-year periods, Mr. Deaner is entitled to terminate the employment agreement and receive certain benefits under the terms of the employment agreement including, without limitation, two years of base salary, bonuses and participation in various benefit plans. The employment agreement also provides Mr. Deaner with two years of base salary, bonuses, and participation in various benefit plans of ETC if his employment is terminated due to a disability, by ETC without cause, or if Mr. Deaner terminates his employment with ETC for good reason, including a change in control of ETC, each as defined in his employment agreement.

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth the compensation of our Named Executive Officers for the fiscal years ended February 27, 2009 and February 29, 2008.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

William F. Mitchell(1)	2009	$225,000	—	—	—	—	—	$68,000	(2)	$293,000
Chairman of the Board of Directors, Chief Executive Officer, President and Director	2008	$225,000						$69,000	(3)	$294,000
Duane D. Deaner(4)	2009	$102,000	$15,000	—	—	—	—	$2,000	(5)	$119,000
Chief Financial Officer	2008	$102,000	$1,500					$3,000	(6)	$106,500

The elements of the Summary Compensation Table are discussed in the Compensation Discussion and Analysis above.

(1)	ETC is party to an employment agreement with Mr. Mitchell, pursuant to which Mr. Mitchell serves as President and Chief Executive Officer. The terms and conditions of Mr. Mitchell’s employment agreement is summarized above under “Primary Components of Executive Compensation-Chief Executive Officer Employment Agreement.”

(2)	Consists of $60,000 paid to Mr. Mitchell in connection with ETC’s use of Mr. Mitchell’s properties, $2,000 in automobile allowance payments for Mr. Mitchell’s company automobile, $3,000 in life insurance premium payments and a $3,000 contribution on behalf of Mr. Mitchell pursuant to ETC’s Retirement Savings Plan.

(3)	Consists of $54,000 paid to Mr. Mitchell in connection with ETC’s use of Mr. Mitchell’s properties, $6,000 in automobile allowance payments for Mr. Mitchell’s company automobile, $6,000 in life insurance premium payments and a $3,000 contribution on behalf of Mr. Mitchell pursuant to ETC’s Retirement Savings Plan.

(4)	ETC is a party to an employment agreement with Mr. Deaner, pursuant to which Mr. Deaner serves as Chief Financial Officer. The terms and conditions of Mr. Deaner’s employment agreement is summarized above under “Primary Components of Executive Compensation-Chief Financial Officer Employment Agreement.”

(5)	Consists of ETC’s contribution on behalf of Mr. Deaner pursuant to ETC’s Retirement Savings Plan.

(6)	Consists of ETC’s contribution on behalf of Mr. Deaner pursuant to ETC’s Retirement Savings Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table summarizes the equity awards held by our Named Executive Officers as of February 27, 2009.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying	Option
	Unexercised	Unexercised	Exercise	Option
	Options	Options	Price	Expiration
Name	(#) Exercisable	(#) Unexercisable	($)	Date
(a)	(b)	(c)	(e)	(f)

William F. Mitchell	—	—	—	—
Chairman of the Board of Directors, Chief Executive Officer, President and Director
Duane D. Deaner	2,881	—	$7.375	1/03/11
Chief Financial Officer	6,978	—	$7.24	9/15/14
	642	—	$6.07	9/21/16

Potential Payments Upon Termination or Change-In-Control

As discussed in the Compensation Discussion and Analysis above, we entered into an employment contract with Mr. Mitchell, our Chief Executive Officer, on July 24, 2006, which provides Mr. Mitchell with three years of base salary, bonuses and participation in various benefit plans of ETC if his employment is terminated due to a disability, by ETC without cause, or if Mr. Mitchell terminates his employment with ETC for good reason, including a change in control of ETC (other than a change of control in connection with an acquisition by Lenfest), each as defined in his employment agreement.

Also, as discussed in the Compensation Discussion and Analysis above, we entered into an employment contract with Mr. Deaner, our Chief Financial Officer, on November 1, 2005, which provides Mr. Deaner with two years of base salary, bonuses and participation in various benefit plans of ETC if his employment is terminated due to a disability, by ETC without cause, or if Mr. Deaner terminates his employment with ETC for good reason, including a change in control of ETC, each as defined in his employment agreement.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Lenfest Completed in Fiscal 2009 and Prior Years

On February 19, 2003, ETC completed a refinancing of its indebtedness with PNC Bank and Lenfest in the aggregate amount of $29,800,000. Pursuant to the terms of a Convertible Note and Warrant Purchase Agreement, dated February 19, 2003, between ETC and Lenfest, ETC issued to Lenfest (i) a 10% senior subordinated convertible promissory note in the original principal amount of $10,000,000 and (ii) warrants to purchase 803,048 shares of common stock. As a condition to closing the financing, ETC appointed Lenfest to its Board of Directors. On October 25, 2004, Lenfest executed a Limited Guaranty Agreement which guaranteed ETC’s $5 million Letter of Credit facility with PNC Bank, and in connection therewith, ETC issued a warrant to Lenfest pursuant to which Lenfest was entitled to purchase up to 200,000 shares of common stock at an exercise price equal to the lesser of $4.00 per share or 2/3 of the average daily high and low of common stock during the 25 day trading period immediately preceding the date of exercise. On February 14, 2005, Lenfest exercised all of his outstanding warrants and received 1,003,048 shares of unregistered common stock and purchased an additional 373,831 shares of unregistered common stock for approximately $2 million. Shareholder approval of this transaction was received at ETC’s 2005 annual meeting of shareholders.

On April 7, 2006, ETC entered into the Lenfest Equity Agreement with Lenfest. The Lenfest Equity Agreement permitted ETC to unilaterally draw down up to $15 million in exchange for shares of Series B Preferred Stock. The Series B Preferred Stock originally provided for a dividend equal to six percent per annum. After three years, the Series B Preferred Stock was convertible, at Lenfest’s request, into ETC common shares at the conversion price set on the day of each draw down. The conversion price equaled the closing price of ETC’s common stock on the trading day immediately preceding the day in which the draw down occurred, subject to a floor price of $4.95 per common share. On the sixth anniversary of the Lenfest Equity Agreement, any issued and outstanding Series B Preferred Stock will be mandatorily converted into ETC common stock at each set conversion price. The Series B Preferred Stock will vote with the ETC common stock on an as converted basis. In connection with the execution of the Lenfest Equity Agreement, the Company drew down $3 million by issuing 3,000 shares of Series B Preferred Stock with a conversion price equal to $4.95 per share. Additionally, on July 31, 2006, ETC drew down an additional $3 million by issuing 3,000 shares of Series B Preferred Stock at a conversion price equal to $6.68 per common share.

Effective May 9, 2007, the Company entered into a letter agreement with Lenfest (the “Lenfest Letter Agreement”) pursuant to Lenfest agreed to provide financial support to the Company in the form of a guarantee and/or provide access to funding until June 30, 2008.

On July 31, 2007, ETC completed a refinancing of its indebtedness with PNC Bank in the aggregate amount of up to $15,000,000. This refinancing by ETC is an extension of a credit facility originally entered into with PNC Bank in February 2003. ETC’s obligations under the Credit Agreement are secured by a personal guarantee from

Lenfest under a Restated Guaranty, dated July 31, 2007, made by Lenfest in favor of PNC Bank. ETC pays Lenfest an annual cash fee of 1% of the loan commitment for his guarantee.

On August 23, 2007, ETC entered into the Series C Purchase Agreement with Lenfest, pursuant to which, among other things, ETC issued and sold 3,300 shares of its newly-created class of Series C Preferred Stock to Lenfest for $3,300,000. The Series C Preferred Stock is convertible into shares of ETC’s common stock at a conversion price of $3.03 per share based on the closing price for ETC’s common stock on August 22, 2007, the trading day immediately prior to the transaction. The Series C Preferred Stock is convertible into 1,089,108 shares of ETC common stock. The Series C Preferred Stock provides for a dividend equal to 10% per annum. The Series C Preferred Stock is immediately convertible, at Lenfest’s request, into shares of ETC common stock at a conversion price equal to $3.03 per share. On the fifth anniversary of the Series C Purchase Agreement, any issued and outstanding Series C Preferred Stock will be mandatorily converted into ETC common stock at $3.03 per share. The Series C Preferred Stock is entitled to vote with the ETC common stock on an as converted basis.

ETC granted Lenfest certain demand and “piggy back” registration rights pursuant to a Registration Rights Agreement with respect to the shares of common stock issuable upon conversion of the Series C Preferred Stock.

In connection with Lenfest’s investment in the Series C Preferred Stock, ETC agreed to amend the terms of ETC’s Series B Preferred Stock to (i) increase the dividend rate to 10% per annum, (ii) provide for immediate conversion at the option of Lenfest, and (iii) to remove ETC’s right to redeem the Series B Preferred Stock.

In connection with the restatement of the Company’s previously issued financial statements for the year ended February 20, 2007, the Company has reclassified the Series B and C Preferred Stock (the “instruments”) from equity to mezzanine. The reclassification is due to the preferential redemption feature of the instruments in which redemption would be triggered by a change in ownership outside the Company’s control.

On February 20, 2008, ETC received a proposal from an affiliate of Lenfest to purchase all of the publicly traded shares of the common stock of the Company not owned by Lenfest at the time the acquisition is consummated. Following receipt of the acquisition proposal, the Company’s Board of Directors focused the audit committee to analyze the transaction. On September 11, 2008, Lenfest withdrew his proposal to purchase all of the publicly traded shares of the common stock of the Company not already owned by Lenfest.

On March 11, 2008, ETC entered into Amendment No. 1 to Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement Amendment”) and First Amendment to Senior Subordinated Convertible Note (the “Note Amendment”) with Lenfest with respect to that certain Convertible Note and Warrant Purchase Agreement, dated as of February 18, 2003, by and between ETC and Lenfest (the “Convertible Note and Warrant Purchase Agreement”). Under the terms of the Purchase Agreement Amendment, ETC and Lenfest agreed to amend the financial covenants set forth in the Convertible Note and Warrant Purchase Agreement so that they are similar to the financial covenants contained in ETC’s credit agreement with PNC Bank, dated as of July 31, 2007. Under the terms of the Note Amendment, the maturity date of the convertible promissory note in the principal amount of $10,000,000 issued by ETC to Lenfest pursuant to the Convertible Note and Warrant Purchase Agreement was extended from February 18, 2009 to March 1, 2010. The effective date of the Purchase Agreement Amendment and the Note Amendment was February 19, 2008.

On May 20, 2008, Lenfest committed to fund requests by ETC to support its operations through June 30, 2009, on terms and conditions to be mutually agreed upon by Lenfest and ETC, provided that ETC was not permitted to request more than an aggregate of $10,000,000 in financing.

On February 20, 2009, Lenfest made a loan to ETC in the principal amount of $2,000,000. This loan is to be used by ETC solely in connection with working capital funding to support ETC’s bid on a contract with the United States government. The obligations of ETC to Lenfest with respect to this loan are secured by the grant of a first and prior security interest in all of the personal property of ETC pursuant to the terms of a Security Agreement, dated as of February 20, 2009, made by ETC in favor of Lenfest. In connection with this loan, ETC issued to Lenfest a warrant to purchase 143,885 shares of ETC common stock, at an exercise price per share equal to $1.39, which was equal to the average price of ETC common stock for the 120 trading days immediately preceding the date of the warrant.

Transactions with Lenfest Completed Post Fiscal 2009

For a discussion of the transactions of ETC that were completed post fiscal 2009, please see “Background of Proposals III, IV and V” above.

Other Related Party Transactions

ETC purchases industrial products from Industrial Instruments Corp., which is owned by Christine and Charles Walter, the daughter and son-in-law of William F. Mitchell, ETC’s President and Chief Executive Officer. During fiscal 2009, 2008 and 2007, the Company purchased $325,000, $315,000 and $265,000, respectively, from Industrial Instruments. ETC also rents office space to Industrial Instruments at ETC’s corporate headquarters. During fiscal 2009, 2008 and 2007, Industrial Instruments paid to ETC rent in the amounts of $8,450, $8,450 and $7,750, respectively.

ETC purchases travel accommodations from Jet Set, a company that employs Kathleen Mahon, the daughter of Mr. Mitchell. During fiscal 2009, 2008 and 2007, ETC purchased travel through Jet Set totaling $237,000, $254,000 and $217,000, respectively, and Ms. Mahon received approximately $12,000 from her employer in each fiscal period in commissions on account of such purchases. Ms. Mahon is also engaged by ETC as a consultant to review expense reports submitted by Company employees. During fiscal 2009, 2008 and 2007, Ms. Mahon received $16,000, $11,000 and $10,000, respectively in consideration of such services.

ETC also employs William F. Mitchell, Jr., the son of Mr. Mitchell, as its Vice President, Contracts/Purchasing, and David Mitchell, the son of Mr. Mitchell, as its Business Unit Manager for Sterilizers. In fiscal 2009, William F. Mitchell, Jr. received $115,000 and David Mitchell received $112,000 in compensation from ETC.

Review, Approval or Ratification of Transactions with Related Parties.

We have not adopted any formal policies or procedures for the review, approval or ratification of certain related-party transactions. However, such transactions, if and when they are proposed or have occurred, have traditionally been, and will continue to be, reviewed by our Audit Committee on a case-by-case basis. The Audit Committee may consider any relevant factors when reviewing the appropriateness of a related-party transaction, including, but not limited to, the following: (i) the importance of the transaction to ETC; (ii) the amount involved in the proposed transaction; (iii) the specific interest of the Director or executive officer (or immediate family members of same) in the proposed transaction; and (iv) the overall fairness of the terms of the transaction to ETC.

Director Independence.

NYSE AMEX LLC rules require that a majority of our Board of Directors be composed of “independent directors,” which is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Messrs. Kelley and Ryan and Dr. Anderson are our independent Directors and constitute a majority of our Board of Directors. On April 23, 2009, ETC’s Board of Directors approved the voluntarily delisting of ETC’s common stock from NYSE AMEX LLC and notified NYSE AMEX LLC of its decision. On May 20, 2009, ETC filed a Form 25 with the Securities and Exchange Commission and NYSE AMEX LLC relating to the delisting of its common stock from AMEX. The delisting of ETC’s common stock will become effective May 30, 2009. The Company is in discussions to have its common stock quoted for trading on the Over-the-Counter Bulletin Board. Upon the effectiveness of the delisting, ETC will no longer be required to comply with the rules of NYSE AMEX LLC. ETC intends to continue to comply with its reporting obligations under the Securities Exchange Act of 1934.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the NYSE AMEX LLC. Officers, Directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all

Section 16(a) reports they file. The rules of the SEC regarding the filing of Section 16(a) reports require that “late filings” of Section 16(a) reports be disclosed in our proxy statement.

Based solely on our review of the copies of such forms which we received, or written representations from reporting persons that no Section 16(a) reports were required for those persons, Mr. Mitchell had six late filings covering a total of 7,400 shares spanning a three week period in January and February 2009. We believe that our greater than ten percent beneficial owners complied with all applicable filing requirements.

INFORMATION REGARDING THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

Under the Company’s Bylaws and the Charter of the Audit Committee of the Board of Directors, authority to select the Company’s auditors rests with the Audit Committee of the Board of Directors. Such selection is made through the formal act of the Audit Committee. It has not been and is not the Company’s policy to submit selection of its auditors to the vote of the shareholders because there is no legal requirement to do so.

Principal Accountant

Friedman LLP has been selected as the Company’s auditor for the fiscal year ended February 27, 2009. A representative of Friedman LLP is expected to attend the Annual Meeting. That representative will have an opportunity to make a statement at the Annual Meeting if he desires to do so and will be available to respond to appropriate shareholder questions.

Former Accountant

On November 28, 2007, Grant Thornton LLP (“Grant”), who had been the Company’s independent registered public accounting firm since 1995, resigned. In connection with its resignation, Grant advised the Audit Committee of the Company’s Board of Directors that the reason for its resignation is that information had come to Grant’s attention that had led it to no longer be able to rely on management’s representations and had made it unwilling to be associated with the financial statements prepared by management. In July 2007, the Audit Committee commenced an internal investigation after the Company was notified in June 2007 of the Department of the Navy’s counterclaims related to the Company’s claim in connection with the contract for its submarine rescue decompression project. In November 2007, the Audit Committee and its counsel informed Grant of certain results of that investigation, including that members of the Company’s management were aware in November 2006, but did not make Grant aware, that the Government’s trial attorney had expressed an intent to seek authorization to assert counterclaims against the Company in the absence of a settlement.

On November 20, 2007, the Company stated in its Form 8-K, Item 4.02(a) filing that the financial statements for the fiscal years ended February 28, 2003 through February 23, 2007 should no longer be relied upon. Therefore, the audit reports previously issued by Grant for the fiscal years ended February 28, 2003 through February 23, 2007 also should no longer be relied upon. Grant’s reports, as previously issued, on the Company’s financial statements for the fiscal years ended February 23, 2007 and February 24, 2006 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended February 23, 2007 and February 24, 2006 and the subsequent interim periods up through the date of Grant’s resignation (November 28, 2007), there were no disagreements with Grant on any matter of accounting principles on practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant, would have caused Grant to make reference to the subject matter of the disagreements in its report.

Grant was replaced on January 30, 2008 with Friedman LLP, who was the Company’s independent registered public accounting firm for the fiscal years ended February 27, 2009 and February 29, 2008.

Accounting Fees

The following table presents fees for professional audit services rendered by Grant Thornton LLP for professional services rendered before their resignation. No fees for Friedman LLP, after they were engaged, were paid in fiscal 2008. The fees include charges for quarterly financial statement reviews and the annual audit, employee benefit plans, and tax services for the fiscal years ended February 27, 2009 and February 29, 2008.

	FY 2009	FY 2008

Audit Fees	$240,780	$146,675
Audit related fees(1)	19,048	57,222

Audit and audit related fees	259,828	203,897
Tax fees(2)	24,212	24,882

Total fees	$284,040	$228,779

(1)	Audit related fees consist of fees related to the U.S. Government claim issue and employee benefit plan audits.

(2)	Tax fees consist of tax compliance services and other consultations on miscellaneous tax matters.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

The Company’s 2010 Annual Meeting of Shareholders is expected to be held on or about September 24, 2010.

Proposals which shareholders desire to have included in the Proxy Statement for the 2010 Annual Meeting of Shareholders must conform to the applicable rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received in writing at the Company’s executive offices, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966 on or before July 30, 2010.

In accordance with Section 4.03(a)(i) of the Company’s Bylaws, shareholders may nominate candidates for election as Director by submitting nominations in writing to the Secretary of the Company no later than the close of business on the twentieth business day immediately preceding the date of the annual shareholders meeting.

Any such proposal must also comply with the other provisions contained in our Bylaws relating to shareholder proposals.

Notice of a proposed item of business must include:

•	a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting this business at the Annual Meeting;

•	any material interests of the shareholder in this business;

•	the shareholder’s name and address as it appears in ETC’s records; and

•	the number of shares of common stock beneficially owned by the shareholder.

Any Director nomination by a shareholder must include the following information about the nominee:

•	name;

•	age;

•	business and residence address;

•	principal occupation or employment;

•	the number of common shares beneficially owned by the nominee;

•	the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of Directors; and

•	a signed consent of the nominee to serve as a Director of Environmental Tectonics Corporation, if elected.

OTHER MATTERS

The Company knows of no other business which will be presented for consideration at the Annual Meeting. However, if other matters come before the Annual Meeting, it is the intention of the proxyholders to vote upon such matters as they, in their discretion, may determine.

The Company’s Annual Report on Form 10-K for the fiscal year ended February 27, 2009 is enclosed. Each person solicited hereunder can obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended February 27, 2009, as filed with the Securities and Exchange Commission on May 12, 2009, without charge by sending a written request to Environmental Tectonics Corporation, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966, Attention: Ann M. Allen, Secretary. In addition, the Company’s Annual Report on Form 10-K is accessible on the Internet at the Company’s website located at www.etcusa.com and at the Securities and Exchange Commission’s website located at www.sec.gov.

ANNEXES

Annex A	Environmental Tectonics Corporation 2009 Employee, Director and Consultant Stock Plan.
Annex B	Secured Credit Facility and Warrant Purchase Agreement, dated as of April 24, 2009, between Environment Tectonics Corporation and H. F. Lenfest.
Annex C	Statement with Respect to Shares for Series E Convertible Preferred Stock of Environmental Tectonics Corporation.
Annex D	Statement with Respect to Shares for Series D Convertible Preferred Stock of Environmental Tectonics Corporation.
Annex E	Opinion of Navigant Consulting Inc. dated April 24, 2009.

ANNEX A

ENVIRONMENTAL TECTONICS CORPORATION
2009 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

1.	PURPOSE AND ELIGIBILITY

The purpose of this 2009 Stock Option and Stock Incentive Plan (the ‘‘Plan”) of Environmental Tectonics Corporation, a Pennsylvania corporation (the “Company”), is intended to promote the future success and growth of the Company by providing stock options and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 8 hereof.

2.	TYPES OF AWARDS AND ADMINISTRATION

a. Types of Awards.  This Plan is intended to provide: (i) officers and other employees of the Company opportunities to purchase shares of common stock, par value $0.05, of the Company (the “Common Stock”) pursuant to options granted hereunder which qualify as “incentive stock options” under Section 422(b) of the Code (“Incentive Stock Options”); (ii) directors, officers, employees, consultants and advisors of the Company opportunities to purchase Common Stock pursuant to options granted hereunder which do not qualify as Incentive Stock Options (“Non-Qualified Options” and, together with Incentive Stock Options, “Options”); and (iii) to directors, officers, employees, consultants and advisors of the Company by providing them with awards of Common Stock (“Stock Awards”).

b. Administration by Board of Directors.  The Plan will be administered by the Board of Directors of the Company (the “Board”) or by a committee appointed under the Board as provided by subsection (c) hereunder, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive on all parties. The Board, in its sole discretion, shall have the authority to: (i) grant and amend Awards; (ii) adopt, amend and repeal rules relating to the Plan; (iii) interpret and correct the provisions of the Plan and any Award; and (iv) amend the Plan and any Award issued hereunder in order to assure that such Awards do not provide a deferral of compensation that would be subject to Code Section 409A, and otherwise to administer the Plan so as to comply with applicable provisions of Code Section 409A or any regulations or IRS guidance issued thereunder. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

c. Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean such Committee or the Board.

d. Delegation to Executive Officers.  To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3.	STOCK AVAILABLE FOR AWARDS

a. Number of Shares.  Subject to adjustment under Section 3(b) hereof, the maximum number of shares of Common Stock that may be issued pursuant to the Plan is 1,000,000 shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided that the cumulative number of such shares that may be so reissued under the Plan will not exceed 1,000,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b. Adjustment to Common Stock.  In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 7(e)(i) hereof applies for any event, this Section 3(b) shall not be applicable. Notwithstanding the foregoing, these adjustments shall be made to the extent necessary, in such a manner as to avoid any Award granted hereunder being classified as a deferral of compensation within the meaning of Code Section 409A, and the regulations or IRS guidance issued thereunder.

4.	STOCK OPTIONS

a. General.  The Board may grant Options and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b. Incentive Stock Options.  An Option that the Board intends to be an Incentive Stock Option shall be granted only to employees and officers of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option shall be a Non-Qualified Option. Incentive Stock Options granted under the Plan shall be subject to the following additional terms and conditions:

(i) Each Incentive Stock Option granted under the Plan shall, at the time of grant, be specifically designated as such in the Award Agreement (as such term is defined herein) covering such Incentive Stock Option.

(ii) If any individual to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such Incentive Stock Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

(A) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of a share of Common Stock at the time of grant; and

(B) the Option exercise period shall not exceed five (5) years from the date of grant.

(iii) For as long as the Code shall so provide, Options granted to any individual under the Plan which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one (1) calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

(iv) No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of his or her Option, employed by the Company, except that:

(A) an Incentive Stock Option may be exercised within the period of three (3) months after the date the Participant ceases to be an employee or officer of the Company (or within such lesser period as may be specified in the applicable Award Agreement) if and only to the extent that the Incentive Stock Option was exercisable at the date of employment termination, provided that the agreement with respect to such Option may designate a longer exercise period, and any exercise after such three-month period shall be treated as the exercise of a Non-Qualified Option under the Plan;

(B) if the Participant dies while in the employ of the Company, or within three (3) months after the Participant ceases to be in such employ, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Award Agreement) if and only to the extent that the Incentive Stock Option was exercisable at the date of death; and

(C) if the Participant becomes disabled (within the meaning of Section 22(e)(3) or any successor Section of the Code) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one (1) year after the date the Participant ceases to be in such employ because of such disability (or within such lesser period as may be specified in the applicable Award Agreement) if and only to the extent that the Incentive Stock Option was exercisable at the date of employment termination.

Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

c. Exercise Price.  The Board shall establish the exercise price (the “Exercise Price”) at the time each Option is granted and specify it in the applicable Award Agreement. Notwithstanding the immediately preceding sentence, the Exercise Price shall not be less than the Fair Market Value of a share of the Common Stock on the date of grant of such option. Notwithstanding anything in this Plan to the contrary, the price per share of Common Stock shall be determined in such a manner as not to be a deferral of compensation within the meaning of Code Section 409A and the regulations or IRS guidance issued thereunder.

d. Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award Agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten (10) years after the date on which the Option is granted and, in all cases, Options shall be subject to earlier termination as provided in the Plan.

e. Exercise of Option.  Options may be exercised in full or in installments. Options may be exercised only by delivery to the Company of (i) a written notice of exercise signed by the proper person, and (ii) payment in full as specified in Section 4(f) hereof for the number of shares for which the Option is exercised.

f. Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i) by check payable to the order of the Company;

(ii) except as otherwise explicitly provided in the applicable Award Agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker (as determined in the reasonable discretion of the Board) to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii) to the extent explicitly provided in the applicable Award Agreement, by (x) delivery of shares of Common Stock owned by the Participant valued at Fair Market Value, (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine in its reasonable discretion.

5.	RESTRICTED STOCK

a. Grants.  The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a ‘‘Restricted Stock Award”).

b. Terms and Conditions.  The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

c. Rights.  Participants shall have full shareholder rights with respect to Restricted Stock Awards shares upon issuance and delivery of a stock certificate representing such shares, whether or not a Participant’s interest in such shares is vested. Accordingly, Participants shall have the right to vote such shares and, subject to this Section 5, to receive any dividends or non-cash distributions with respect to such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date any such stock certificate is issued.

6.	OTHER STOCK-BASED AWARDS

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

7.	GENERAL PROVISIONS APPLICABLE TO AWARDS

a. Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. Documentation.  Each Award under the Plan shall be evidenced by a written instrument (an “Award Agreement”) in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan. The Board may amend or modify each Award Agreement in any manner to the extent that the Board would have had the authority to grant such Award under the Award Agreement as so modified or amended, including without limitation changing the dates as of which an Award becomes exercisable or restrictions on shares of the Common Stock lapse. The foregoing notwithstanding, no modification of an Award Agreement may be made that would materially, adversely affect a Participant without the approval of the Participant; provided that the Board may modify any Award Agreement if such modification is required by applicable law or as necessary or appropriate in order to assure that no Award granted hereunder would be classified as a deferral of compensation under Code Section 409A and the regulations or IRS guidance issued thereunder.

c. Board Discretion.  The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d. Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award. Notwithstanding the foregoing, if a Participant’s employment or other relationship with the Company is terminated for “Cause,” the Options issued to such Participant shall terminate on the date of such termination and shall thereupon not be exercisable to any extent whatsoever. For purposes of the Plan, “Cause” is conduct, as determined by the Board, involving one or more of the following: (i) willful misconduct by the Participant which is injurious to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in economic loss, damage or injury to the Company; or (iii) the unauthorized disclosure of any trade secret or confidential information of either the Company or any third party who has a business relationship with the Company; or (iv) a violation of any noncompetition covenant or assignment of inventions obligation with the Company; or (v) the commission of an act which induces any party to break a contract with the Company or to decline to do business with the Company; or (vi) the conviction of the Participant of a felony; or (vii) the failure of the Participant to perform in any material respect his or her employment or engagement obligations without proper cause therefor.

e. Acquisition of the Company

(i) Consequences of an Acquisition.

(A) Acquisition Defined.  An “Acquisition” shall mean: (x) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

(B) Acquisition Consequences.  Unless otherwise expressly provided in the applicable Award Agreement, upon the occurrence of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i)(B), also the “Board”), shall, as to outstanding Awards (on the same basis or on different basis, as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the Fair Market Value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to, or in lieu of the foregoing, with respect to outstanding Options, the Board may, upon written notice to the affected optionees, provide that one or more Options then outstanding shall become immediately exercisable in full and that such Options must be exercised within a specified number of days of the date of such notice, at the end of which period such Options shall terminate; or provide that one or more Options then outstanding shall become immediately exercisable in full and shall be terminated in exchange for a cash payment equal to the excess of the Fair Market Value for the           shares subject to such Options over the exercise price thereof. Any conversion described in subsections (a), (b) or (c) hereof shall conform to the requirements of Treasury Department Regulation Section 1.424-1, construed as if the options under the Plan were statutory options, and any other requirements the satisfaction of which the Board determines to be necessary or appropriate to avoid classification as a deferral of compensation under Code Section 409A and the regulations or IRS guidance issued thereunder.

(ii) Assumption of Awards Upon Certain Events.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

(iii) Parachute Awards.  Notwithstanding the provisions of Section 7(e)(i)(B) hereof, if, in connection with an Acquisition described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the “Parachute Awards”); provided that if the “aggregate present value” of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Acquisition, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the “aggregate present value” of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 7(e)(iii) shall be made by the Company in its reasonable discretion.

f. Withholding.  Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

g. Amendment of Awards.  The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Option, provided that, the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

h. Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

i. Acceleration.  The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

j. Maintenance of Exemption From Code Section 409A.  Awards issued under this Plan are intended to meet the requirements for exemption from coverage under Code Section 409A and all grants shall be construed and administered accordingly.

8.	MISCELLANEOUS

a. Definitions.

(i) “Company,”  for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Environmental Tectonics Corporation, as defined in Section 424(f) of the Code (a ‘‘Subsidiary”), and any present or future parent corporation of Environmental Tectonics Corporation, as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term ‘‘Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

(ii) “Code”  means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii) “employee”  for purposes of eligibility under the Plan (but not for purposes of Section 4(b) hereof) shall include a person to whom an offer of employment has been extended by the Company.

(iv) “Fair Market Value”  if shares of the Common Stock are not then publicly traded, shall be determined by any reasonable method chosen by the Board, including, for example, any valuation method described in Treasury Regulation Sec. 20.2031-2, or as determined pursuant to the applicable Award Agreement.

b. No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant, with or without cause, free from any liability or claim under the Plan.

c. No Rights As Shareholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d. Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board and the shareholders of the Company (the “Effective Date”). No Awards shall be granted under the Plan after the completion of ten years from the Effective Date, but Awards previously granted may extend beyond that date.

e. Amendment of Plan.

(i) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, except that if at any time the approval of the shareholders of the Company is required for any modification or amendment under Section 422 or any successor section of the Code with respect to Incentive Stock Options or under Rule 16b-3 (“Rule 16b-3”) or any successor rule promulgated under the Securities Exchange Act of 1934, as amended, or otherwise under applicable law or regulations, the Board may not effect such modification or amendment without such approval.

(ii) The termination or any modification or amendment of the Plan shall not, without the consent of a Participant, affect his or her rights under Awards previously granted to him or her. With the consent of the affected Participant, the Board may amend outstanding Award Agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan, to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and (ii) the terms and provisions of the Plan and of any outstanding Option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

f. Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, without regard to any applicable conflicts of law.

ANNEX B

SECURED CREDIT FACILITY AND WARRANT PURCHASE AGREEMENT
by and between
ENVIRONMENTAL TECTONICS CORPORATION
and
H.F. LENFEST
Dated as of
April 24, 2009

RECITALS		B-1
ARTICLE I DEFINITIONS		B-1
1.1	Certain Definitions	B-1
1.2	Accounting Principles	B-8
1.3	Other Definitional Provisions; Construction	B-8
ARTICLE II ISSUE AND SALE OF SECURITIES		B-9
2.1	Authorization, Advances, Issuance and Purchase of Notes	B-9
2.2	Lender Guaranties	B-10
2.3	Authorization, Issuance and Purchase of the Warrants	B-10
2.4	Sale and Purchase	B-11
2.5	Issue Price	B-11
2.6	The Closing	B-11
2.7	2009 Bridge Note	B-11
ARTICLE III REPAYMENT OF THE NOTES; EXCHANGE OF EXISTING SECURITIES		B-12
3.1	Interest	B-12
3.2	Repayment of the Initial Note	B-12
3.3	Repayment of the Additional Notes	B-12
3.4	Maturity; Surrender, etc	B-12
3.5	Exchange of Existing Securities	B-12
ARTICLE IV CONDITIONS		B-13
4.1	Conditions to the Purchase of the Securities	B-13
4.2	Waiver	B-15
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BORROWER		B-15
5.1	Representations and Warranties of the Borrower	B-15
ARTICLE VI REPRESENTATIONS, WARRANTIES AND COVENANTS OF LENDER		B-20
6.1	Authorization; Enforceable Obligations	B-20
6.2	No Breach	B-21
6.3	Governmental Approvals	B-21
6.4	Restricted Securities	B-21
6.5	Legends; Lender’s Representations	B-21
6.6	Reliance on Exemptions	B-21
6.7	Prohibition on Short Sales	B-21
6.8	Transfer of Notes	B-21
6.9	Replacement of Lost Securities	B-21
ARTICLE VII COVENANTS		B-22
7.1	Affirmative Covenants	B-22
7.2	Negative Covenants	B-25
7.3	Financial Covenant	B-28
ARTICLE VIII EVENTS OF DEFAULT		B-28
8.1	Events of Default	B-28
8.2	Consequences of Event of Default	B-29
8.3	Security	B-29

B-i

ARTICLE IX MISCELLANEOUS		B-29
9.1	Survival	B-29
9.2	Successors and Assigns	B-29
9.3	Modifications and Amendments	B-30
9.4	No Implied Waivers; Cumulative Remedies; Writing Required	B-30
9.5	Reimbursement of Expenses	B-30
9.6	Holidays	B-30
9.7	Notices	B-30
9.8	Governing Law and Consent to Jurisdiction	B-31
9.9	Severability	B-31
9.10	Headings	B-31
9.11	Counterparts	B-31
9.12	Integration	B-31
9.13	Subordination	B-31
9.14	Indemnification	B-31
9.15	Waiver of Jury Trial	B-32
9.16	Confession of Judgment	B-32
SIGNATURE PAGE		B-33
ANNEXES		52
SCHEDULES
EXHIBITS

B-ii

SECURED CREDIT FACILITY AND WARRANT PURCHASE AGREEMENT

THIS SECURED CREDIT FACILITY AND WARRANT PURCHASE AGREEMENT (this “Agreement”), dated as of April 24, 2009, is made by and between Environmental Tectonics Corporation, a Pennsylvania corporation (the “Borrower”), and H.F. Lenfest (the “Lender”). Capitalized terms used and not defined elsewhere in this Agreement are defined in Article 1 hereof.

RECITALS

WHEREAS, the Borrower is in need of additional funds in order to meet the Borrower’s working capital requirements;

WHEREAS, the Borrower has requested that the Lender make available to the Borrower a secured line of credit facility in the principal amount of up to $7,500,000 and the collateralized guaranty of an additional $5,000,000 of Senior Debt, with the proceeds of each to be used for, in addition to transaction expenses, working capital and general corporate purposes directly related to the growth of the business of the Borrower and the performance of one or more Major Contracts; and the Lender has agreed to make such funds and/or guaranties available to the Borrower on the terms and conditions set forth herein; and

WHEREAS, on February 20, 2009, pursuant to a Secured Promissory Note (the “2009 Bridge Note”) and Common Stock Warrant executed by the Borrower, the Lender deposited $2,000,000 in a restricted bank account of the Borrower, which funds shall be deemed part of the $7,500,000 for purposes of this Agreement and are to be used solely in connection with working capital funding to support the Borrower’s bid on, and if successful its performance under, one of the Major Contracts.

NOW, THEREFORE, the parties hereto, in consideration of the foregoing premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions.  In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the meanings set forth below (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

“2003 Note” shall mean that certain Senior Subordinated Convertible Note, dated as of February 18, 2003, issued by the Borrower to the Lender in the original principal amount of $10,000,000.

“2009 Bridge Note” shall have the meaning assigned to such term in the Recitals hereof.

“2009 Bridge Loan Documents” shall have the meaning assigned to such term in Section 2.7 hereof.

“Additional Personal Guaranty” shall have the meaning assigned to such term in Section 2.2(a).

“Additional Note” shall have the meaning assigned to such term in Section 2.1(c).

“Additional Note Maturity Date” shall have the meaning assigned to such term in Section 3.3.

“Additional Warrant” shall have the meaning assigned to such term in Section 2.3(b).

“Advance” or “Advances” shall mean a cash advance or cash advances under the line of credit facility provided pursuant to the terms of this Agreement.

“Affiliate” shall mean with respect to any Person, any other Person that is directly or indirectly controlling, controlled by or under common control with such Person or entity or any of its Subsidiaries, and the term “control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise. Without limiting the foregoing, the ownership of ten percent (10%) or more of the voting securities of a Person shall be deemed to constitute control. Notwithstanding anything contained herein to the contrary, neither the Lender nor any of his respective Affiliates shall be deemed to be Affiliates of the Borrower by virtue of the transactions contemplated by this Agreement.

“Agreement” shall mean this Secured Credit Facility and Warrant Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Annual Guaranty Shares” shall have the meaning assigned to such term in Section 2.2(a).

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Business” shall mean the principal business of the Borrower as set forth in Section 5.1(d) herein and as such shall continue to be conducted following the purchase and sale of the Securities.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the Commonwealth of Pennsylvania are authorized or required by law to close.

“Bylaws” shall mean the bylaws of the Borrower and the Guarantor, including all amendments and supplements thereto.

“Capital Lease” shall mean a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” shall mean at any time, the amount of the obligations of a Person under Capital Leases which would be shown at such time as a liability on a Consolidated balance sheet of such Person prepared in accordance with GAAP.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), as amended, and all rules, regulations, standards guidelines and publications issued thereunder.

“Charter Documents” shall mean the Articles of Incorporation of the Borrower and the Articles of Incorporation or Certificate of Incorporation, as the case may be, of the Guarantor, including all amendments and supplements thereto.

“Closing” shall mean a closing of the purchase and sale of the Securities pursuant to this Agreement and shall include the Initial Closing and any subsequent Closing.

“Closing Date” shall mean the date and time for delivery of each of the Notes as finally determined pursuant to Section 2.6 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean shares of common stock, par value $0.05 per share, of the Borrower.

“Compliance Certificate” shall have the meaning assigned to such term in Section 7.1(f)(ii).

“Consolidated” or “consolidated” shall mean with reference to any term defined herein, that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

“Consolidated Tangible Net Worth” shall mean as of any date of determination, an amount equal to (a) the aggregate amount of all assets of the Borrower and its Subsidiaries on a consolidated basis at such date as may be properly classified as such in accordance with GAAP, excluding such other assets as are properly classified as intangible assets under GAAP, minus (b) the aggregate amount of all liabilities of the Borrower and its Subsidiaries and minority interests in the Borrower or any of its Subsidiaries on a consolidated basis at such date, as may be properly classified as such in accordance with GAAP, plus (c) the outstanding balances under the 2003 Note, the 2009 Bridge Note and the Notes.

“Contingent Obligation” shall mean as to any Person, without duplication, any guarantee of payment or performance by such Person of any Indebtedness or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another Person, keep well agreements and take-or-pay or through-put arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations owed to such third Person;

provided, however, the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such contingently liable Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such contingently liable Person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such contingently liable Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Contractual Obligation” shall mean as to any Person, any provision of any security issued by or operating agreement or organizational or formation documents of such Person or any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Facility” shall mean the loan in the aggregate principal amount of up to $7,500,000 (including the principal amount of the 2009 Bridge Note) to be made to the Borrower by the Lender hereunder, subject to the terms and conditions set forth herein.

“Default” shall mean any event or condition that, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.

“Drawdown Request” shall have the meaning assigned to such term in Section 2.1(c).

“Environmental Laws” shall mean any Laws that address, are related to or otherwise are concerned with environmental, health or safety issues, including, without limitation, any Laws relating to any emissions, releases or discharges of Pollutants into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, clean-up or control of Pollutants or any exposure or impact on worker health and safety.

“Environmental Liabilities” shall mean any obligations or liabilities (including, without limitation, any claims, suits or other assertions of obligations or liabilities) that are:

(a) related to environmental, health or safety issues (including, without limitation, on-site or off-site contamination by Pollutants of surface or subsurface soil or water, and occupational safety and health); and

(b) based upon or related to (i) any provision of past, present or future United States or foreign Environmental Law (including, without limitation, CERCLA and RCRA) or common law, or (ii) any judgment, order, writ, decree, permit or injunction imposed by any court, administrative agency, tribunal or otherwise.

The term “Environmental Liabilities” includes among other things, all: (i) fines, penalties, judgments, awards, settlements, losses, damages, costs, fees (including, without limitation, attorneys’ and consultants’ fees), expenses and disbursements; (ii) defense and other responses to any administrative or judicial action (including, without limitation, claims, notice letters, complaints, and other assertions of liability); and (iii) financial responsibility for (1) cleanup costs and injunctive relief, including any Removal, Remedial or other Response actions, and natural resource damages, and (2) any other compliance or remedial measures.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any governmental agency or authority, as from time to time may be in effect, promulgated thereunder.

“Event of Default” shall mean any of the events of default described in Section 8.1 hereof.

“Executive Officer” shall mean the chief executive officer, the president, the chief financial officer, and the chief operating officer of the Borrower and the Guarantor, as applicable.

“Financing Statements” shall have the meaning assigned to such term in Section 4.1(e)(i) hereof.

“Fiscal Quarter” or “fiscal quarter” shall mean during each Fiscal Year of the Borrower, each three-month fiscal period that ends at the end of May, August, November and February, as designated in such respective year.

“Fiscal Year” or “fiscal year” shall mean each twelve-month period ending on the last Friday in February.

“Form 10-K” shall have the meaning assigned to such term in Section 5.1(e) hereof.

“Form 10-Q” shall have the meaning assigned to such term in Section 5.1(e) hereof.

“GAAP” shall have the meaning assigned to such term in Section 1.2 hereof.

“Governmental Approvals” shall have the meaning assigned to such term in Section 5.1(aa) hereof.

“Governmental Authorities” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantor” shall mean Entertainment Technology Corporation, a Pennsylvania corporation, and each other Subsidiary of the Borrower that at any time hereafter is formed, created or acquired, or has any assets or operations if formed prior to the date hereof, and their respective successors and permitted assigns.

“Guaranty” shall mean any guaranty of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is reflected on the balance sheet of such other Person, firm or corporation, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

“Guaranty Agreement” shall mean the Guaranty Agreement of even date herewith executed and delivered by the Guarantor to the Lender, as the same may be amended, modified, supplemented or restated from time to time hereafter.

“Guaranty Share Issuance Date” shall have the meaning assigned to such term in Section 2.2(a).

“Guaranty Shares” shall have the meaning assigned to such term in Section 2.2(a).

“Guaranty Warrants” shall have the meaning assigned to such term in Section 2.3(c).

“Indebtedness” shall mean:

(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices);

(b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument;

(c) all Capital Lease Obligations of such Person;

(d) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person;

(e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof;

(f) all obligations of such Person with respect to interest rate protection agreements (calculated on a basis satisfactory to the Lender and in accordance with accepted practice); and

(g) withdrawal liabilities of such Person or any Affiliate under a Plan.

“Initial Closing” shall mean the closing of the purchase and sale of the Initial Securities pursuant to this Agreement.

“Initial Closing Date” shall mean the date and time for delivery of the Initial Securities as finally determined pursuant to Section 2.6 hereof.

“Initial Guaranty Shares” shall have the meaning assigned to such term in Section 2.2(a).

“Initial Note” shall have the meaning assigned to such term in Section 2.1(b).

“Initial Note Maturity Date” shall have the meaning assigned to such term in Section 3.2.

“Initial Securities” shall mean the Initial Note, the Initial Warrant and the shares of Series D Preferred Stock issuable in payment of origination fees on the Credit Facility.

“Initial Warrant” shall have the meaning assigned to such term in Section 2.3(a).

“Insolvency Proceeding” shall have the meaning assigned to such term in Section 8.1(g).

“Investment” as applied to any Person shall mean the amount paid or agreed to be paid or loaned, advanced or contributed to other Persons, and in any event shall include, without limitation, (i) any direct or indirect purchase or other acquisition of any notes, obligations, instruments, stock, securities or ownership interest (including, without limitation, partnership interests and joint venture interests) and (ii) any capital contribution to any other Person.

“Laws” shall mean all U.S. and foreign federal, state or local statutes, laws, rules, regulations, ordinances, codes, decrees, binding agreements, rules of common law, and the like, now or hereafter in effect, including, any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees, judgments or rulings.

“Lender” shall have the meaning assigned to such term in the preamble hereto and in Section 6.5 hereof.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Major Contract” shall mean a major contract entered into by the Borrower and any third party that the Lender and the Borrower agree is a “Major Contract” that is projected to be “profitable” using reasonable metrics consistent with the Borrower’s projections on a historic basis.

“Market Price” shall mean, as of any date, (i) the closing sale price for the shares of Common Stock as reported on the NYSE AMEX LLC, the successor to the American Stock Exchange (“AMEX”), by Bloomberg Financial Markets (“Bloomberg”) for the trading day immediately preceding such date, or (ii) if the AMEX is not the principal trading market for the shares of Common Stock, the average of the reported closing sale prices reported by Bloomberg on the principal trading market for the Common Stock during the one hundred twenty (120) period preceding such date, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be determined in good faith by the Board of Directors.

“Material Adverse Change” shall mean any set of circumstances or events which (a) has or could reasonably be expected to have a material adverse effect upon the validity or enforceability of this Agreement or any other Transaction Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrower to duly and punctually pay or perform its obligations under the Transaction Documents, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Lender to enforce its legal remedies pursuant to this Agreement and the other Transaction Documents.

“Material Adverse Effect” shall mean an effect that results in or causes or has a reasonable likelihood of resulting in or causing a Material Adverse Change.

“Maturity Date” shall have the meaning assigned to such term in Section 3.3 hereof.

“Meeting” shall have the meaning assigned to such term in Section 7.1(m) hereof.

“Moody’s” shall have the meaning assigned to such term in Section 7.2(g) hereof.

“Mortgage” shall mean the Amended and Restated Open-End Mortgage and Security Agreement, dated the date hereof, in the form attached hereto as Exhibit H, encumbering and granting a second mortgage lien in favor of the Lender on the Borrower’s real property at 125 James Way, Southampton, Pennsylvania, as the same may be amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” shall mean a multiemployer plan (within the meaning of Section 3(37) of ERISA) that is maintained for the benefit of the employees of the Borrower.

“Notes” shall have the meaning assigned to such term in Section 2.1.

“Obligations” shall mean all debt, principal, interest, expenses, fees and other amounts owed to the Lender by the Borrower pursuant to this Agreement or any other agreements, whether absolute or continent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability or obligation owing from the Borrower to any other Person that the Lender has guaranteed or may have obtained by assignment or otherwise.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any other governmental agency, department or instrumentality succeeding to the functions thereof.

“Permitted Indebtedness” shall have the meaning assigned to such term in Section 5.1(c) hereof.

“Permitted Liens” shall have the meaning assigned to such term in Section 7.2(b) hereof.

“Person” shall mean any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

“Personal Guaranty” shall have the meaning assigned to such term in Section 2.2(a) hereof.

“Plan” shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multiemployer Plan, established or maintained by the Borrower.

“Pledge” shall have the meaning assigned to such term in Section 2.2(a) hereof.

“PNC Letter Agreement” shall mean that certain letter agreement, dated the date hereof, by and among the Borrower, the Lender and the Senior Lender pursuant to which the Senior Lender has agreed to amend the terms of the Senior Credit Agreement.

“Pollutant” shall include any “hazardous substance” and any “pollutant or contaminant” as those terms are defined in CERCLA; any “hazardous waste” as that term is defined in RCRA; and any “hazardous material” as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules and regulations issued pursuant to, or otherwise in implementation of, said Environmental Laws); and including, without limitation, any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, polychlorinated biphenyls (PCBs), dioxins, dibenzofurans, heavy metals, and radon gas; and including any other substance or material that is reasonably determined by any Governmental Authority or pursuant to any Law to present a threat, hazard or risk to human health or the environment.

“Preferred Stock” shall mean shares of preferred stock, par value $0.05 per share, of the Borrower.

“Properties and Facilities” shall have the meaning assigned to such term in Section 5.1(q).

“Proprietary Rights” shall mean all patents, patents pending, trademarks, trade names, service marks, copyrights, inventions, production methods, licenses, formulas, technology, know-how, processes and trade secrets, regardless of whether such are registered with any Governmental Authorities, including applications therefor.

“RCRA” shall mean the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended, and all rules and regulations issued thereunder.

“Registration Rights Agreement” shall have the meaning assigned to such term in Section 4.1(e)(ii).

“Removal,” “Remedial” and “Response” actions shall include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those which might be taken by a government entity or those which a government entity or any other person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other persons under “removal,” “remedial,” or other “response” actions.

“Reportable Event” shall mean any of the events which are reportable under Section 4043 of ERISA and the regulations promulgated thereunder, other than an occurrence for which the thirty (30) day notice contained in 29 C.F.R. § 2615.3(a) is waived.

“S&P” shall have the meaning assigned to such term in Section 7.2(g) hereof.

“SEC” shall mean the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

“Securities” shall mean the Notes, the Guaranty Shares, the Warrants, the Guaranty Warrants, the shares of Common Stock issuable upon exercise of the Warrants and/or the Guaranty Warrants, the shares of Series D Preferred Stock issuable in payment of origination fees and that may be issuable in payment of interest on the Notes, and the shares of Series E Preferred Stock issuable in conversion of and exchange for existing securities.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Security Agreement” shall have the meaning assigned to such term in Section 4.1(e)(i) hereof.

“Security Documents” shall mean the Security Agreement, the Mortgage, the Guaranty, the Financing Statements, and all other documents, instruments and other materials necessary to create or perfect the security interests created pursuant to the Security Agreement.

“Senior Credit Agreement” shall mean that certain Credit Agreement by and between the Borrower and PNC Bank, National Association, dated July 31, 2007, and the collateral agreements thereto, as the same may be amended, modified, supplemented, restated or refinanced from time to time, and any replacement agreement with another Senior Lender as permitted hereunder.

“Senior Debt” shall mean the outstanding obligations of the Borrower under the Senior Financing and any other obligation that by its terms ranks senior to the Indebtedness contemplated under this Agreement.

“Senior Financing” shall mean all obligations, liabilities and indebtedness of the Borrower to the Senior Lender, whether principal, interest, fees, expenses, indemnification or otherwise under or in respect of a Senior Credit Agreement (including all interest, charges, expenses, fees and other sums accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower).

“Senior Lender” shall collectively mean the bank party to the Senior Credit Agreement, and any successor or assign thereto.

“Series B Preferred Stock” shall mean shares of Series B convertible preferred stock, par value $0.05 per share, of the Borrower, which has a stated value of $1,000 per share.

“Series C Preferred Stock” shall mean shares of Series C convertible preferred stock, par value $0.05 per share, of the Borrower, which has a stated value of $1,000 per share.

“Series D Preferred Stock” shall mean shares of Series D convertible preferred stock, par value $0.05 per share, of the Borrower, which has a stated value of $1,000 per share.

“Series E Preferred Stock” shall mean shares of Series E convertible preferred stock, par value $0.05 per share, of the Borrower, which has a stated value of $1,000 per share.

“Shareholder Approval” shall mean such time as all of the following events shall have occurred: (i) the affirmative vote of the shareholders of the Borrower to restore in full the Lender’s voting rights on his Common Stock and Preferred Stock in the Borrower, including any shares of Common Stock or Preferred Stock issuable upon conversion or exercise of securities convertible into or exercisable for Common Stock, which shall include any shares of Preferred Stock and/or Common Stock that may be issued on conversion of securities issued prior to the date hereof or as a result of this conversion; (ii) the approval of all other necessary actions relating to the Transactions; and (iii) the election of a slate of directors approved by the Lender.

“Shareholder Meeting Date Deadline” shall mean July 2, 2009; provided, however, that if the SEC provides any comments to the proxy statement that the Borrower is filing in accordance with Section 7.1(l) hereof, the Shareholder Meeting Date Deadline shall mean forty-five (45) days after the SEC comments are resolved, but in no event later than August 13, 2009.

“Shareholders Voting Agreement” shall have the meaning assigned to such term in Section 4.1(e)(v).

“Subordination Agreement” means that certain Second Amended and Restated Subordination and Intercreditor Agreement, dated of even date herewith, among the Lender, the Senior Lender and the Borrower.

“Subsidiary” shall mean as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only be reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Transaction Documents” shall mean this Agreement, the Notes, the Warrants, the Guaranty Warrants, the Registration Rights Agreement, the Security Documents and all other agreements, instruments and documents delivered in connection therewith as any or all of the foregoing may be supplemented, amended or restated from time to time.

“Transactions” shall mean the incurrence of debt and the issuance of securities and/or guaranties, as contemplated by this Agreement, the Notes, the Warrants, the Guaranty Warrants, the other Transaction Documents and all other agreements contemplated hereby and/or thereby.

“UST” shall mean an underground storage tank, including as that term is defined, construed and otherwise used in RCRA and in rules and regulations issued pursuant to RCRA and comparable state and local laws.

“Warrants” shall have the meaning assigned to such term in Section 2.3(b).

1.2 Accounting Principles.  The character or amount of any asset, liability, capital account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement shall be determined or made in accordance with generally accepted accounting principles in the United States of America consistently applied (“GAAP”), unless such principles are inconsistent with the express requirements of this Agreement.

1.3 Other Definitional Provisions; Construction.  Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words “hereof” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not in any particular provision of this Agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified. A Default or Event of Default shall “continue” or be “continuing” until such Default or Event of Default has been cured, or waived by the Lender. References in this Agreement to any Persons shall include such Persons, successors and permitted assigns. Other terms contained in this Agreement (which are not otherwise specifically defined herein) shall have meanings provided in Article 9 of the Pennsylvania Uniform Commercial Code on the date hereof to the extent the same are used or defined therein.

ARTICLE II

ISSUE AND SALE OF SECURITIES

2.1 Authorization, Advances, Issuance and Purchase of Notes.

(a) Subject to the terms and conditions set forth in this Agreement, the Lender shall make Advances from time to time during the period from the date hereof until December 31, 2010 in such sums as are set forth or determined in accordance with this Section 2.1, provided that all such Advances shall not exceed $7,500,000 in the aggregate (inclusive of the principal amount of the 2009 Bridge Note). Each Advance hereunder by the Lender shall be memorialized by the issuance and sale by the Borrower to the Lender, at a Closing, of a Note in the principal amount of the Advance. In addition, the Borrower agrees to sell and issue to the Lender, and the Lender agrees to purchase from the Borrower, at each Closing, a warrant to purchase shares of the Company’s Common Stock on the terms provided herein. Interest shall be payable at such times and in such amounts as provided herein and in the Notes in cash or in shares of Series D Preferred Stock, at the option of the Lender, in his sole discretion, to be provided in writing to the Borrower on an annual basis no later than January 31st of each year. In the event the Lender elects to receive interest payments in shares of Series D Preferred Stock, the number of shares of Series D Preferred Stock shall be determined by dividing the amount of interest due on an interest payment date by $1,000.00, the stated value of the Series D Preferred Stock. As consideration to the Lender for making the Advances available to the Borrower, in addition to the origination fee received by the Lender in consideration of funding the 2009 Bridge Note, the Lender shall receive an origination fee on the date of the Initial Closing equal to 1% of the aggregate amount of the Credit Facility less the amount of the 2009 Bridge Note, such origination fee to be payable to the Lender through the issuance to the Lender of 55 shares of Series D Preferred Stock.

(b) The Borrower has duly authorized the issuance and sale to the Lender of, and the Lender has agreed to purchase subject to the terms and conditions of this Agreement, on the Initial Closing Date, the Borrower’s Senior Secured Subordinated Note in the original principal amount of $1,000,000 (the “Initial Note”) to be substantially in the form attached hereto as Exhibit A-1, such Initial Note to have an initial maturity date of that is five (5) Business Days after the Shareholder Meeting Date Deadline and an interest rate of 15% per annum; provided, however, that if the Shareholder Approval is received, then the maturity date of the Initial Note shall be extended automatically until the date that is three (3) years after the date of issuance of the Initial Note and the interest rate on the Initial Note shall be reduced to 10% per annum retroactively from the date of issuance.

(c) To the extent that the Borrower requires working capital to perform its obligations under any of the Major Contracts, including without limitation to purchase necessary equipment and materials, prior to receiving payment therefor from the customer of such Major Contract, at any time after the date that such Major Contract is entered into by the Borrower and the customer and prior to the Maturity Date, the Borrower may send notice to the Lender requesting an Advance by the Lender under the Credit Facility (a “Drawdown Request”), which Drawdown Request shall include (1) the date of the request; (2) the principal amount requested, which amount shall be at least $500,000 but not more than $2,500,000 (provided, however, that with respect to the Major Contract to which the 2009 Bridge Note relates, the principal amount requested may be any amount not exceeding $500,000, exclusive of the amount of the 2009 Bridge Note; and provided, further, that the aggregate principal amount of all Drawdown Requests, exclusive of the amounts funded under the 2009 Bridge Note and the Initial Note, shall not exceed $4,500,000); (3) a description of the applicable Major Contract, including reasonable pro forma projections of its profitability and how the proceeds of the Advance will be used by the Borrower to perform the Major Contract; and (4) the date by which the Borrower requires the additional funds. The Lender shall have ten (10) days in which to notify the Borrower whether the Drawdown Request will be approved, which approval shall be granted if and in the event that the conditions to borrowing set forth in subsection (d) below are satisfied as determined in the sole discretion of the Lender. If the Drawdown Request has been approved by the Lender, the Lender shall make the Advance requested and the Borrower shall issue and sell to the Lender a senior secured subordinated promissory note in the principal amount of the Advance on an Additional Closing Date (each an “Additional Note” and together with the Initial Note, the “Notes”) until the aggregate principal balance of all Notes is $7,500,000, inclusive of the principal amount of the 2009 Bridge Note, such Notes to be substantially in the form attached hereto as Exhibit A-2, to have a maturity date that is the earlier of three (3) years from the date of issuance thereof and December 31, 2012 and an interest rate of 10% per annum.

(d) Notwithstanding anything to the contrary in the foregoing, in order for the Borrower to be eligible to receive any Advances from the Lender under the Credit Facility provided for herein, after the issuance of the Initial Note, (i) the Borrower must have received the Shareholder Approval; (ii) the Borrower must provide a Drawdown Request to the Lender that does not exceed $2,500,000 and with all other Advances already extended does not exceed $7,500,000, inclusive of the principal amount already extended under the 2009 Bridge Note; (iii) a Major Contract must have been awarded to the Borrower and be in full force and effect, for which the Borrower needs the proceeds of the requested Advance to perform; (iv) the conditions in Article IV hereof shall have been satisfied by the Borrower or waived by the Lender in his sole discretion; and (v) the Lender shall have determined in his sole discretion that no Material Adverse Change has occurred.

2.2 Lender Guaranties.

(a) In connection with the Transaction and in accordance with the terms of the PNC Letter Agreement, the Senior Lender has agreed to increase the maximum principal amount of loans available to the Borrower under the Senior Credit Agreement from $15,000,000 to $20,000,000 subject to the Lender agreeing to continue to personally guarantee the Senior Debt including such increase (the guaranty of such additional $5,000,000 is referred to herein as the “Additional Personal Guaranty” and the entire amount guaranteed by the Lender is referred to herein as the “Personal Guaranty”) and to pledge as collateral for the Personal Guaranty cash, cash equivalents, marketable securities or other liquid assets with a value of least $10,000,000 (the “Pledge”). At the request of the Borrower and in accordance with the terms of the PNC Letter Agreement, the Lender has agreed to provide the Additional Personal Guaranty and the Pledge if the Borrower obtains the Shareholder Approval, provided that the Shareholder Approval is obtained prior to the Shareholder Meeting Date Deadline. If and when the Shareholder Approval is obtained and the maximum principal amount available under the Senior Credit Agreement is so increased, the Lender shall promptly execute and deliver signature pages to the Personal Guaranty and Pledge (the forms of which are attached to the PNC Letter Agreement) and such other agreements as may be reasonably requested by the Senior Lender in connection with the transactions contemplated under the PNC Letter Agreement. In consideration of providing the Additional Personal Guaranty and the Pledge, the Borrower shall issue to the Lender (i) one hundred (100) shares of Series D Preferred Stock (the “Initial Guaranty Shares”) on the date the Lender is required to make the Pledge (the “Guaranty Share Issuance Date”) and (ii) on each anniversary of the Guaranty Share Issuance Date (or portion thereof) in which the Pledge remains outstanding, a number of shares of Series D Preferred Stock equal to the product of (A) (x) the average daily balance of the Pledge during such yearly period (or portion thereof) (provided, however, in no event shall such amount exceed $10,000,000) divided by (y) $10,000,000 multiplied by (B) 200 (the “Annual Guaranty Shares” and together with the Initial Guaranty Shares, the “Guaranty Shares”). The number of Annual Guaranty Shares issuable for any partial year period shall be reduced on a pro-rata basis based on the number of days that the Pledge was outstanding during such period. The Borrower shall issue the Annual Guaranty Shares to the Lender on each anniversary date of the Initial Closing Date while the Pledge is outstanding and, with respect to any partial year period, upon the termination of the Pledge, within ten (10) Business Days of the termination of the Pledge. The Lender agrees to pledge such collateral as security for his obligations under the Personal Guaranty under the terms agreed to by the Senior Lender and the Lender and set forth in the Pledge Agreement by the Lender in favor of the Senior Lender.

(b) Without limiting any other provision contained in this Agreement, in the event the Borrower defaults on any of its obligations to the Senior Lender and, as a result, the Lender has liability to the Senior Lender as a result of the Personal Guaranty, any amounts that the Lender is required to remit to the Senior Lender on behalf of the Borrower under the Personal Guaranty shall become Obligations that are immediately due and payable to the Lender, together with all costs and expenses, including reasonable attorneys’ fees, arising from negotiations with and payment to the Senior Lender and collections from the Borrower, and all such Obligations shall accrue interest at the Default Rate (as defined in the Notes) from the date the Lender remits payment to the Senior Lender until repaid by the Borrower to the Lender in full.

2.3 Authorization, Issuance and Purchase of the Warrants.

(a) In connection with the issuance of the Initial Note, the Borrower has duly authorized the issuance and sale on the Initial Closing Date to the Lender of detachable common stock purchase warrants substantially in the form attached hereto as Exhibit B-1 evidencing the Lender’s right to acquire shares of Common Stock (the “Initial

Warrant”). The Initial Warrant shall provide the Lender with the right to acquire shares of Common Stock equal to 10% of the value of the Initial Note based on the Market Price as of the Initial Closing Date, have an exercise price equal to such Market Price and a term of seven (7) years; provided, however, that if the Borrower fails to obtain the Shareholder Approval on or before the Shareholder Meeting Date Deadline, the warrant coverage on the Initial Warrant shall be adjusted automatically to 50% of the value of the Initial Note based on the foregoing Market Price and the exercise price shall be adjusted automatically to 50% of the foregoing Market Price.

(b) In connection with the issuance of each Note following the issuance of the Initial Note, the Borrower has duly authorized the issuance and sale to the Lender on each Closing Date of detachable common stock purchase warrants substantially in the form attached hereto as Exhibit B-2 (each, an “Additional Warrant” and together with the Initial Warrant, the “Warrants”) evidencing the Lender’s right to acquire the number of shares of Common Stock equal to 10% of the value of the applicable Note based on the Market Price as of the applicable Closing Date, have an exercise price equal to such Market Price and a term of seven (7) years.

(c) In connection with the Additional Personal Guaranty, the Borrower has duly authorized the issuance and sale to the Lender, on the Guaranty Share Issuance Date, of a detachable common stock purchase warrant substantially in the form attached hereto as Exhibit B-3 (the “Guaranty Warrant”) evidencing the Lender’s right to acquire the number of shares of Common Stock equal to $500,000 divided by the Market Price as of the Guaranty Share Issuance Date, with an exercise price equal to such Market Price and a term of seven (7) years.

2.4 Sale and Purchase.  Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, (i) on each Closing Date, the Borrower shall sell to the Lender, and the Lender shall purchase from the Borrower, the Notes and Warrants at the purchase price equal to 100% of the principal amount of the applicable Note; and (ii) on the Guaranty Share Issuance Date, the Borrower shall issue to the Lender the initial Guaranty Shares and the Guaranty Warrant.

2.5 Issue Price.  The Borrower and the Lender agree for U.S. federal income tax purposes (a) that the present value as of the Closing Date of all payments under the Notes and Warrants shall be such value; and (b) that (x) the aggregate “issue price” under §1273(b) of the Code of the Notes to be issued hereunder, and (y) that the aggregate purchase price under §1273(b) of the Code of all of the Warrants to be issued hereunder, shall be such value and purchase prices, respectively, as determined by the Borrower.

2.6 The Closing.  Delivery of and payment for the Initial Securities (the “Initial Closing”) shall be made at the offices of Royer & Associates, LLC, 681 Moore Road, Suite 321, King of Prussia, Pennsylvania, commencing at 10:00 a.m., local time, on any Business Day that is at least five (5) Business Days prior to the Shareholder Meeting Date Deadline and upon at least five (5) Business Days prior written notice to the Lender, or at such place or on such other date as may be mutually agreeable to the Borrower and the Lender. The date and time of the Initial Closing as finally determined pursuant to this Section 2.6 shall be referred to herein as the “Initial Closing Date.” On each Closing Date following the Initial Closing Date, delivery of and payment for the Securities at each Closing shall be made at a place and time as mutually agreed upon by the Borrower and the Lender.

2.7 2009 Bridge Note.  On February 20, 2009, the Lender deposited $2,000,000 in a restricted bank account of the Borrower that the Borrower established with PNC Bank in exchange for that certain Secured Promissory Note executed by the Borrower in favor of the Lender in the amount of $2,000,000, a Common Stock Warrant, as amended by Amendment No. 1 thereto dated the date hereof, to purchase 143,885 shares of the Common Stock of the Company and a Security Agreement (collectively, the “2009 Bridge Loan Documents”). The 2009 Bridge Loan Documents are attached hereto as Exhibit M, and the 2009 Bridge Note is intended to be part of the Transactions contemplated hereby.

ARTICLE III

REPAYMENT OF THE NOTES; EXCHANGE OF EXISTING SECURITIES

3.1 Interest.

(a) Interest Rates and Interest Payments.  Interest on the Notes shall accrue on the outstanding principal amount at the applicable interest rate and compound annually. Interest on the Notes will be computed on the basis of a year of 365 days, for the number of actual days elapsed during which principal is outstanding.

(b) Deferral of Interest Payments.  During the term of the Notes, interest shall accrue and such interest shall not be due currently but shall be added to the outstanding principal balance of the Notes and become due and payable on the applicable Maturity Date.

3.2 Repayment of the Initial Note.  The Borrower covenants and agrees to repay to the Lender no later than the date that is five (5) Business Days after the Shareholder Meeting Date Deadline, the unpaid principal balance of, together with all accrued and unpaid interest, fees and other amounts due on, the Initial Note; provided, however, that if the Shareholder Approval is received, such date shall be extended automatically until the date that is three (3) years after the date of issuance of the Initial Note (such date, the “Initial Note Maturity Date”), subject to any prior repayment obligations as set forth herein.

3.3 Repayment of the Additional Notes.  The Borrower covenants and agrees to repay to the Lender the unpaid principal balance of, together with all accrued and unpaid interest, fees and other amounts due on, each Additional Note no later than the date that is the earlier of three (3) years after the date of issuance of each Additional Note and December 31, 2012 (each such date, an “Additional Note Maturity Date” and together with the Initial Note Maturity Date, sometimes referred to herein as the “Maturity Date”).

3.4 Maturity; Surrender, etc.  Upon payment of the amounts due and owing under each Note, each such Note shall be surrendered to the Borrower and canceled and shall not be reissued.

3.5 Exchange of Existing Securities.  In the event: (i) the Borrower obtains the Shareholder Approval; (ii) there shall have been no Material Adverse Change and (iii) that all representations and warranties contained in this Agreement shall remain true and correct in all material respects (except for such representations and warranties that relate to a specific date, which such representations and warranties shall be true and correct in all material respects as of such date, and except for such representations and warranties that are qualified by materiality and/or knowledge, which such representations and warranties shall be true and correct in all respects), the outstanding principal amount of the 2003 Note and all accrued and unpaid interest thereon of the Borrower owed to the Lender and all 6,000 shares of Series B Preferred Stock and 3,300 shares of Series C Preferred Stock held by the Lender, representing all of the issued and outstanding shares of Series B Preferred Stock and Series C Preferred Stock, together with accrued and unpaid dividends thereon shall be converted into and exchanged for such number of shares of Series E Preferred Stock as determined by dividing (a) (i) the aggregate principal and accrued and unpaid interest under the 2003 Note plus (ii) the stated value per share of the Series B Preferred Stock multiplied by the number of shares of Series B Preferred Stock outstanding plus (iii) the stated value per share of the Series C Preferred Stock multiplied by the number of shares of Series C Preferred Stock outstanding plus (iv) the aggregate amount of the accrued and unpaid dividends on the Series B Preferred Stock plus (v) the aggregate amount of the accrued and unpaid dividends on the Series C Preferred Stock by (b) $1,000 per share of Series E Preferred Stock. The Series E Preferred Stock shall have the same rights, preferences and terms and conditions as the Series D Preferred Stock, except that the conversion price of the Series E Preferred Stock into Common Stock initially shall be $2.00 per share, subject to adjustment as set forth in the Statement With Respect to Shares of the Series E Preferred Stock substantially in the form attached hereto as Exhibit C. Such conversion shall occur as of the date on which the Shareholder Approval is obtained.

ARTICLE IV

CONDITIONS

4.1 Conditions to the Purchase of the Securities.  The obligation of the Lender to purchase the Securities is subject to the satisfaction, prior to or at each Closing, of the following conditions:

(a) Due Diligence.  With respect to the Initial Closing, the Lender shall have completed his due diligence of the Borrower to his satisfaction, in his sole discretion.

(b) Representations and Warranties True.  The representations and warranties contained in Article 5 hereof shall be true and correct in all material respects at and as of the respective Closing Date as though then made.

(c) Material Adverse Change.  With respect to the Initial Closing, there shall have been no Material Adverse Change since February 29, 2008. With respect to each Closing following the Initial Closing, there shall have been no Material Adverse Change since the prior Closing.

(d) Board Approval.  The Borrower shall have received approval of the Board of Directors of the Borrower to the Transactions.

(e) Certain Agreements.

(i) Security Agreement.  The Borrower, the Guarantor and the Lender shall have entered into a security agreement, in form and substance as set forth in Exhibit E attached hereto (as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms thereof, the “Security Agreement”). The Borrower shall have authorized the Lender to file, or shall have delivered to the Lender, such financing statements and other instruments (collectively, “Financing Statements”) as the Lender shall require in order to perfect and maintain the continued perfection of the security interest created by the Security Agreement. The Lender shall have received reports of filings with appropriate government agencies showing that there are no Liens on the assets of the Borrower other than Permitted Liens.

(ii) Registration Rights Agreement.  The Borrower shall have executed and delivered to the Lender the Amended and Restated Registration Rights Agreement, substantially in the form of Exhibit F (the “Registration Rights Agreement”).

(iii) Guaranty Agreement.  The Guarantor shall have executed and delivered to the Lender the Guaranty Agreement, substantially in the form of Exhibit G, unconditionally and irrevocably guaranteeing to the Lender the full and prompt payment and performance of the Borrower’s obligations under the Note.

(iv) Mortgage.  The Borrower shall have executed and delivered to the Lender the Mortgage.

(v) Shareholders Voting Agreement.  William F. Mitchell, Sr. shall have executed and delivered a shareholders voting agreement, substantially in the form of Exhibit I (the “Shareholders Voting Agreement”).

(vi) Series D Preferred Stock.  The Series D Preferred Stock Statement With Respect to Shares in substantially the form of Exhibit D hereto shall have been filed with the Department of State of the Commonwealth of Pennsylvania.

(f) Specific Conditions for the Purchases of Additional Notes.  With respect to the purchase of Securities following the Initial Closing:

(i) Shareholder Approval.  The Borrower shall have received the Shareholder Approval.

(ii) Major Contracts.  The Borrower shall have been awarded a Major Contract and such Major Contract shall be in full force and effect.

(iii) Financial Conditions.  The Lender shall have determined at the time of each subsequent Closing, in his sole discretion, that the Borrower’s prospects in the long range for reaching consistent cash flow positive operations are continuing to improve.

(iv) Employees.  The Borrower shall have entered into amendments to the employment agreements with the employees set forth on Schedule 4.1(f)(iv) hereto in form and substance reasonably satisfactory to the Lender.

(v) Series E Preferred Stock.  The Series E Preferred Stock Statement With Respect to Shares in substantially the form of Exhibit C hereto shall have been filed with the Department of State of the Commonwealth of Pennsylvania.

(g) Closing Documents.  At each Closing, the Borrower will have delivered or caused to be delivered to the Lender all of the following documents in form and substance satisfactory to Lender:

(i) the applicable Note, duly completed and executed by the Borrower;

(ii) the applicable Warrant evidencing the right to acquire the number of shares of Common Stock set forth in Section 2.3;

(iii) certificates of good standing dated not more than ten (10) Business Days prior to the applicable Closing Date for the Borrower and the Guarantor certified by its jurisdiction of organization;

(iv) with respect to the Initial Closing, a copy of the Charter Documents of the Borrower and the Guarantor, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than ten (10) Business Days prior to the Initial Closing Date;

(v) with respect to the Initial Closing, a copy of the Bylaws of the Borrower and the Guarantor, certified as of the Initial Closing Date by the secretary or assistant secretary of the Borrower and the Guarantor;

(vi) a certificate of the secretary or assistant secretary of the Borrower and the Guarantor, certifying as to the names and true signatures of the Executive Officers of the Borrower and the Guarantor authorized to sign this Agreement and the other Transaction Documents to which it is a party;

(vii) copies of the resolutions duly adopted by the Borrower’s and the Guarantor’s board of directors, authorizing the execution, delivery and performance by the Borrower and the Guarantor of this Agreement and each of the other Transaction Documents to which it is a party, such other instruments and documents contemplated hereby to which the Borrower or the Guarantor is a party, and the consummation of all of the other Transactions, certified as of the applicable Closing Date by an Executive Officer of the Borrower or the Guarantor, as the case may be;

(viii) a certificate dated as of the applicable Closing Date from an Executive Officer of the Borrower stating that the conditions specified in this Section 4.1 have been fully satisfied by the Borrower or waived by the Lender, substantially in the form set forth in Exhibit L;

(ix) certificates of insurance evidencing the existence of all insurance required to be maintained by the Borrower pursuant to Section 7.1(c), together with loss payable endorsements, all satisfactory in the type and extent of such coverage to the Lender; and

(x) such other documents relating to the Transactions contemplated by this Agreement as the Lender may reasonably request.

(h) Consents, Agreements.  The Borrower shall have obtained all consents and waivers, under any term of any agreement or instrument to which it is a party or by which it or any of its properties is bound, or any term of any applicable Law of any Governmental Authority, or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, necessary or appropriate in connection with the transactions contemplated by this Agreement, and such consents and waivers shall be in full force and effect on the applicable Closing Date.

(i) Compliance with Securities Laws.  The offering and sale of the Notes and Warrants to the Lender shall have complied with all applicable requirements of federal and state securities laws.

(j) No Adverse U.S. Legislation, Action or Decision, etc.  No legislation shall have been enacted by Congress, no other formal action shall have been taken by any Governmental Authority, whether by order, regulation, rule, ruling or otherwise, and no decision shall have been rendered by any court of competent jurisdiction, which would materially and adversely affect the Notes or the Warrants being purchased by the Lender hereunder.

(k) No Actions Pending.  There shall be no suit, action, investigation, inquiry or other proceeding by any Governmental Authority or any other Person or any other legal or administrative proceeding pending or, to the Borrower’s knowledge, threatened which questions the validity or legality of the Transactions or injunctive or other equitable relief in connection therewith.

(l) Fairness Opinion.  With respect to the Initial Closing, the Borrower shall have received a fairness opinion in a form acceptable to the Lender that the transaction is fair with respect to the shareholders of the Borrower.

4.2 Waiver.  Any condition specified in Section 4.1 hereof may be waived by the Lender on or prior to the applicable Closing Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

5.1 Representations and Warranties of the Borrower.  As a material inducement to the Lender to enter into this Agreement and purchase the Notes and the Warrants, the Borrower hereby represents and warrants to the Lender as follows:

(a) Organization, Qualification and Power.  Each of the Borrower and the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Borrower and the Guarantor is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. Each of the Borrower and the Guarantor has all requisite corporate or other organizational power and authority and all material licenses, permits, approvals and authorizations necessary to own and operate their properties, to carry on their businesses as now conducted and presently proposed to be conducted and to enter into each Transaction Document to which it is a party, to carry out the terms of each such Transaction Document, and, in the case of the Borrower, to issue and sell the Notes and the Warrants.

(b) Power; Authorization; Enforceable Obligations.  This Agreement, the Notes, the Warrants and the other Transaction Documents have been duly authorized by all necessary corporate action on the part of the Borrower and the Guarantor, as applicable, except for shareholder approval of the transactions contemplated by this Agreement as required under Section 713 of the Listing Standards, Policies and Requirements of AMEX. This Agreement, the Notes, the Warrants and the other Transaction Documents have been duly executed and delivered by the Borrower and the Guarantor, as applicable, and constitute legal, valid and binding obligations of the Borrower, and the Guarantor, as applicable, enforceable against it in accordance with their respective terms, except (i) that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer and similar laws of general application relating to or affecting the rights and remedies of creditors, and (ii) that acceleration of the Notes may affect the collectability of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

(c) No Other Indebtedness.  Neither the Borrower nor the Guarantor has any outstanding Indebtedness to any person or entity other than the Senior Debt, the Indebtedness contemplated by this Agreement and the Indebtedness set forth on Schedule 5.1(c) hereto (“Permitted Indebtedness”).

(d) Business.  The Borrower and the Guarantor are primarily engaged in the business of designing, manufacturing and selling software-driven products and services used to (i) create and monitor the physiological effects of motion on humans and equipment; (ii) control, modify, simulate and measure environmental conditions; and (iii) other activities incidental to the business (the “Business”).

(e) Financial Statements.  The Borrower has delivered to the Lender complete and correct copies of (i) its annual report on Form 10-K for the fiscal year ended February 29, 2008 as filed with the SEC (the “Form 10-K”), and (ii) its quarterly report on Form 10-Q for the Fiscal Quarters ended May 30, 2008, August 29, 2008 and November 28, 2008 each as filed with the SEC (collectively, the “Form 10-Q”). The Form 10-K correctly describes, in all material respects, as of their respective dates, the business then conducted and proposed to be conducted by the Borrower. There are included in the Form 10-K financial statements of the Borrower for the fiscal year ended February 29, 2008, accompanied by the opinion thereon of Friedman LLP, independent registered public accounting firm, and in the Form 10-Q financial statements of the Borrower for the Fiscal Quarters ended May 30, 2008, August 29, 2008 and November 28, 2008. All financial statements included in the foregoing materials delivered to the Lender (except as otherwise specified therein) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods specified and present fairly the financial position of the Borrower and its Subsidiaries as of the respective dates specified and the results of their operations and cash flows for the respective periods specified.

(f) Capitalization and Related Matters.  As of the Initial Closing Date, the authorized capital stock of the Borrower will consist of 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, par value $0.05 per share, of which 15,000 has been designated Series B Preferred Stock, 3,300 has been designated Series C Preferred Stock, 11,000 has been designated Series D Preferred Stock and 25,000 has been designated Series E Preferred Stock. On the Initial Closing Date, 9,049,351 shares of the Common Stock are issued and outstanding, 6,000 shares of Series B Preferred Stock are issued and outstanding, 3,300 shares of Series C Preferred Stock are issued and outstanding and no shares of Series D Preferred Stock and no shares of Series E Preferred Stock are issued and outstanding. The shares of Series E Preferred Stock issuable upon conversion of the 2003 Note, the Series B Preferred Stock and Series C Preferred Stock in accordance with Section 3.5 above, the Series D Preferred Stock issuable as the original fee, as interest payments under the Notes and in connection with the Additional Personal Guaranty and the shares of Common Stock issuable upon conversion of such Series E Preferred Stock and Series D Preferred Stock and the exercise of the Warrants shall be duly authorized and validly reserved for issuance upon such conversion and exercise and, when so issued in accordance with their terms, will be validly issued, fully paid and non-assessable. Except as set forth on Schedule 5.1(f), as of the applicable Closing Date, the Borrower will not have outstanding securities convertible into or exchangeable for any shares of its capital stock, nor will it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock.

(g) No Breach.  Except as specifically provided by the Transaction Documents, the execution and delivery by the Borrower and the Guarantor of the Transaction Documents, as applicable, and the consummation of the Transactions do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) except as created pursuant to the Security Documents, result in the creation of any Lien upon the Borrower’s or the Guarantor’s capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, the Charter Documents or the Bylaws of the Borrower or the Guarantor, or any Law to which the Borrower or the Guarantor is subject, or any agreement, statute, rule or regulation, instrument, order, judgment or decree to which the Borrower or the Guarantor is a party or to which they or their assets are subject.

(h) Governmental Approvals.  Except as specifically provided by the Transaction Documents, no registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is or will be required in connection with the consummation of the Transactions by the Borrower or the Guarantor and the performance of their obligations thereunder.

(i) No Material Adverse Change and no Material Adverse Effect.  Since February 29, 2008, there has been no event or occurrence that would constitute a Material Adverse Change or that is likely to have a Material Adverse Effect, except as set forth in the Form 10-K or the Form 10-Qs or in any Form 8-K filed by the Borrower.

(j) Litigation.  Except as set forth on Schedule 5.1(j) hereto, there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any Governmental Authority now pending or, to the knowledge of the Borrower’s management after due inquiry, threatened against or filed by or affecting the Borrower or the Guarantor or their directors or officers or the businesses, assets or rights of the Borrower or the Guarantor.

(k) Compliance with Laws.  Neither the Borrower nor the Guarantor is in violation of any applicable Law, the effect of which violation could have a Material Adverse Effect. Neither the Borrower nor the Guarantor is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Governmental Authority. Neither the Borrower nor the Guarantor is in, and the consummation of the Transactions will not cause any, default concerning any judgment, order, writ, injunction or decree of any Governmental Authority, and there is no investigation, enforcement action or regulatory action pending or threatened against or affecting the Borrower or the Guarantor by any Governmental Authority, except as set forth on Schedule 5.1(k). Except as set forth on Schedule 5.1(k), there is no remedial or other corrective action that the Borrower or the Guarantor is required to take to remain in compliance with any judgment, order, writ, injunction or decree of any Governmental Authority or to maintain any material permits, approvals or licenses granted by any Governmental Authority in full force and effect.

(l) Environmental Protection.  Except as set forth on Schedule 5.1(l) and after giving effect to the Transactions: (i) the Business of the Borrower and the Guarantor, the methods and means employed by the Borrower and the Guarantor in the operation thereof (including all operations and conditions at or in the properties of the Borrower and the Guarantor), and the assets owned, leased, managed, used, controlled, held or operated by the Borrower and the Guarantor, comply in all material respects with all applicable Environmental Laws; (ii) with respect to the Properties and Facilities, and except as disclosed on Schedule 5.1(l), the Borrower and the Guarantor have obtained, possess, and are in full compliance with all permits, licenses, reviews, certifications, approvals, registrations, consents, and any other authorizations required for material compliance with any Environmental Laws; (iii) neither the Borrower nor the Guarantor has received (x) any claim or notice of violation, lien, complaint, suit, order or other claim or notice to the effect that the Borrower or the Guarantor is or may be liable to any Person as a result of (A) the environmental condition of any of its Properties and Facilities or any other property, or (B) the release or threatened release of any Pollutant, or (y) any letter or request for information under Section 104 of the CERCLA, or comparable Laws, and to the best of the Borrower’s knowledge, none of the operations of the Borrower and the Guarantor are the subject of any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a release or threatened release of any Pollutant at the Properties and Facilities or at any other location, including any location to which the Borrower or the Guarantor has transported, or arranged for the transportation of, any Pollutants; (iv) except as disclosed on Schedule 5.1(l), neither the Borrower or any Guarantor nor any prior owner or operator has incurred in the past, or is now subject to, any material Environmental Liabilities; (v) except as disclosed on Schedule 5.1(l), there are no Liens, covenants, deed restrictions, notice or registration requirements, or other limitations applicable to the Properties and Facilities, based upon any Environmental Laws; (vi) there are no USTs located in, at, on or under the Properties and Facilities other than the USTs identified on Schedule 5.1(l) as USTs; and each of those USTs is in material compliance with all Environmental Laws and other legal obligations; and (vii) except as disclosed on Schedule 5.1(l), to the Borrower’s knowledge, there are no PCBs, lead paint, asbestos (of any type or form), or materials, articles or products containing PCBs, lead paint or asbestos, located in, at, on, under, a part of, or otherwise related to the Properties and Facilities (including, without limitation, any building, structure or other improvement that is a part of the Properties and Facilities), and all of the PCBs, lead paint, asbestos, and materials, articles and products containing PCBs, lead paint or asbestos identified in the Environmental Schedule are in full compliance with all Environmental Laws and other legal obligations. To the knowledge of the Borrower, the Borrower is not subject to liability under any Environmental Laws that would result in a Material Adverse Effect.

(m) Use of Proceeds; Legal Investments.  The Borrower will apply any proceeds of the sale of the Notes and Warrants, simultaneously with the Closing, (a) in accordance with the terms of Article 2 above and (b) to the payment of fees and expenses incurred in connection with the offering and sale of the Notes and Warrants, the refinancing of the Senior Debt and the obtaining of the Shareholder Approval.

(n) Taxes.  Each of the Borrower and the Guarantor has filed or caused to be filed all tax returns which are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves, if any, in conformity with GAAP have been provided on the books of the Borrower); no tax Lien has been filed against the Borrower or the Guarantor, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charges.

(o) ERISA; Labor and Employment.

(i) The Borrower is and each of its Plans is in compliance in all material respects with those provisions of ERISA, the Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder which are applicable to the Borrower or any such Plan. As of the date hereof, no Reportable Event has occurred with respect to any Plan as to which the Borrower is or was required to file a report with the PBGC. No Plan has any material amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and the Borrower has not incurred nor reasonably expects to incur any material withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan. The Borrower is in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions. There are no pending or threatened labor disputes, work stoppages or strikes.

(ii) The Borrower is not a party to any collective bargaining agreement, and there are no strikes, work stoppages, material grievances, disputes or controversies with any union or any other organization of the Borrower’s employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except to the extent that such strikes, work stoppages, material grievances, disputes or controversies could not reasonably be expected to have a Material Adverse Effect. The Borrower has not, within the two-year period preceding the Initial Closing Date, taken any action which would have constituted or resulted in a “plant closing” or “mass layoff” within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar Law. The procedures by which the Borrower has hired or will hire its employees comply and will comply in all material respects with each collective bargaining agreement to which the Borrower is a party and any applicable Law. The Borrower is in compliance with the Fair Labor Standards Act, as amended, and has paid all minimum and overtime wages required by law to be paid to its respective employees, except for violations which could not have a Material Adverse Effect.

(p) Investment Company Act; Public Utility Holding Company Act.  The Borrower is not (i) an “investment company” or “controlled” by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(q) Condition of and Title to Properties.  The real property owned or leased by the Borrower and the Guarantor in the United States as of the Initial Closing Date is described on Schedule 5.1(q) hereto. Each of the Borrower and the Guarantor has good title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records (the “Properties and Facilities”), free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. Except as described on Schedule 5.1(q), all leases of property are in full force and effect. No consent under any lease is required in connection with the consummation of the transactions contemplated hereby. Except for financing statements evidencing Permitted Liens, no effective financing statement under the Uniform Commercial Code is in effect in any jurisdiction and no other filing which names the Borrower or the Guarantor as debtor or which covers or purports to cover any of the assets of the Borrower or the Guarantor is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor the Guarantor has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing. All of the assets and properties of the Borrower and the Guarantor that are necessary for the operation of their respective businesses are in good working condition and are able to serve the functions for which they are currently being used, except for ordinary wear and tear.

(r) Proprietary Rights.  Each of the Borrower and the Guarantor owns, or is licensed to use its Proprietary Rights necessary for the conduct of its business as currently conducted. Except as set forth on Schedule 5.1(r), no claim has been asserted and is pending by any Person challenging or questioning the use of any such Proprietary Rights, nor does the Borrower know of any valid basis for any such claim. The use of such Proprietary Rights by the Borrower and the Guarantor does not infringe the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect. To the best knowledge of the Borrower, except as set forth on Schedule 5.1(r), no slogan or other advertising, device, product, process, method, substance, part or component or other material now employed, or now contemplated to be employed, by any of the Borrower and the Guarantor infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened. No patent, invention, device, application, and no statute, law, rule, regulation, standard or code involving the Borrower’s or the Guarantor’s Proprietary Rights is pending or, to the knowledge of the Borrower, proposed, except where the consequences in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(s) [Intentionally omitted]

(t) Subsidiaries.  As of the Closing Date, the Borrower has no Subsidiaries except for those set forth on Schedule 5.1(t), each of which was duly formed and is existing under the law of the jurisdiction set forth opposite their names. All of the issued and outstanding shares of capital stock of the Subsidiaries are duly and validly authorized and issued and fully paid and nonassessable and are owned by the Borrower (except for directors’ qualifying shares). There are no options, warrants or other rights outstanding to purchase any capital stock of any of the Subsidiaries, nor are any securities of any of the Subsidiaries convertible into or exchangeable for capital stock of the Subsidiaries except as described on Schedule 5.1(t).

(u) Broker’s or Finder’s Commissions.  No broker’s or finder’s or placement fee or commission will be payable to any broker or agent engaged by the Borrower or any of its officers, directors or agents with respect to the issuance and sale of the Notes, the Warrants or the Transactions. The Borrower agrees to indemnify the Lender and hold the Lender harmless from and against any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by the Lender.

(v) Absence of Undisclosed Liabilities.  Except as set forth on Schedule 5.1(v), the Borrower has no liabilities or obligations, either accrued, absolute, contingent or otherwise, except:

(i) those liabilities or obligations set forth on the Financial Statements and not heretofore paid or discharged;

(ii) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed on the schedules or not required to be disclosed because of the term or amount involved or otherwise; and

(iii) those liabilities or obligations incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business.

(w) Federal Regulations.  No part of the proceeds of the Credit Facility will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of Regulation U or any other Regulations of the Board of Governors of the Federal Reserve System. If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-l referred to in said Regulation U. No part of the proceeds of the Credit Facility hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of either of Regulations T and X.

(x) Complete Disclosure.  All statements and material furnished by or on behalf of the Borrower to the Lender for purposes of or in connection with this Agreement or the Transactions is, and all other statements and material hereafter furnished by or on behalf of the Borrower will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete or misleading by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

(y) Security Interests.  At all times after execution and delivery of the Security Documents by the party or parties thereto and completion of the filings and recordings listed on Schedule 5.1(y), the security interests created for the benefit of the Lender pursuant to the Security Documents will constitute valid, perfected security interests in the collateral subject thereto, subject to no other Liens whatsoever, except Permitted Liens.

(z) Insurance.  The Borrower currently maintains insurance which meets or exceeds the requirements of Section 7.1(c) and the applicable insurance requirements set forth in the other Transaction Documents. Schedule 5.1(z) hereto lists, as of the Initial Closing Date, all insurance policies and other bonds to which the Borrower is a party, all of which are valid and in full force and effect. No written notice has been given or claim made and the Borrower has no knowledge that any grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby or any replacements thereof. Such policies and bonds or any replacements thereof provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower in accordance with prudent business practice in the industry of the Borrower.

(aa) Authorizations.

(i) Except as set forth on Schedule 5.1(aa), each of the Borrower and the Guarantor possesses all material approvals of each Governmental Authority (the “Governmental Approvals”) necessary for the operations of its business and is not in material violation thereof. All such Governmental Approvals are in full force and effect, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material and adverse modification of any such Governmental Approval.

(ii) Except as set forth on Schedule 5.1(aa), neither the Borrower nor the Guarantor has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any Governmental Authority, or of any other proceedings of or before any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.

(bb) No Consents.  Except as set forth in Schedule 5.1(bb), no consent, approval or authorization of any Person is required for the valid execution and delivery of this Agreement or the valid offer, issue, sale and delivery of the Notes and Warrants pursuant to this Agreement.

(cc) Shareholders Voting Agreement.  Pursuant to the terms of the Shareholders Voting Agreement, William Mitchell, Sr. has agreed to vote the shares of Common Stock owned by him in favor of the transactions contemplated by this Agreement. The Borrower covenants to use its reasonable best efforts to obtain the agreement of other shareholders of the Borrower owning, or controlling the voting power of, greater than five percent (5%) of the issued and outstanding shares of Common Stock to vote the shares of Common Stock owned by them in favor of the Shareholder Approval.

(dd) Foreign Corrupt Practices.  Neither the Borrower, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Borrower or any Subsidiary has, in the course of his actions for, or on behalf of, the Borrower, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(ee) No Defaults.  Except as set forth on Schedule 5.1(ee), neither the Borrower nor the Guarantor is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE LENDER

6.1 Authorization; Enforceable Obligations.  This Agreement and the other Transaction Documents to which the Lender is a party have been duly executed and delivered by the Lender and constitute legal, valid and binding obligations of the Lender, enforceable against him in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer and similar laws of general application relating to or affecting the rights and remedies of creditors.

6.2 No Breach.  The execution and delivery by the Lender of the Transaction Documents to which he is a party and the consummation of the Transactions do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) give any third party the right to accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, any Law to which the Lender is subject, or any agreement, statute, rule or regulation, instrument, order, judgment or decree to which the Lender is a party or to which he or his assets are subject.

6.3 Governmental Approvals.  Except as specifically provided by the Transaction Documents, no registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is or will be required in connection with the consummation of the Transactions by the Lender and the performance of his obligations thereunder.

6.4 Restricted Securities.  The Lender acknowledges that the Securities have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and, except as provided in the Registration Rights Agreement, that the Borrower is not required to register any of the Securities.

6.5 Legends; Lender’s Representations.  The Lender hereby represents and warrants to the Borrower that he is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and is acquiring the Securities for investment for the Lender’s own account, with no present intention of dividing his participation with others (except for a potential transfer or transfers of the Securities to an affiliate or affiliates of the Lender) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. The Borrower may place an appropriate legend on the Securities owned by the Lender concerning the restrictions set forth in this Article 6. Upon the assignment or transfer by the Lender or any of his successors or assignees of all or any part of the Securities, the term “Lender” as used herein shall thereafter mean, to the extent thereof, the then holder or holders of such Securities, or portion thereof.

6.6 Reliance on Exemptions.  The Lender understands that the Securities are being offered and sold to him in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Borrower is relying upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

6.7 Prohibition on Short Sales.  The Lender will not engage in any short sale of any shares of Common Stock or have in effect a short position with respect thereto (whether such short sale or position is against the box and regardless of when such position was entered into).

6.8 Transfer of Notes.  Subject to Section 6.5 hereof, a holder of a Note may transfer such Note to a new holder, or may exchange such Note for Notes of different denominations (but in no event of denominations of less than $500,000 or increments of $100,000 in excess thereof in original principal amount), by surrendering such Note to the Borrower duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new holder (or the current holder if submitted for exchange only), together with written instructions for the issuance of one or more new Notes specifying the respective principal amounts of each new Note and the name of each new holder and each address therefor. The Borrower shall simultaneously deliver to such holder or its designee such new Notes, shall mark the surrendered Notes as canceled. The Borrower shall not be required to recognize any subsequent holder of a Note unless and until the Borrower has received reasonable assurance that all applicable transfer taxes have been paid. Notwithstanding the foregoing, a holder of a Note may not transfer such Note or any of the other Securities to a competitor of the Borrower or any Subsidiary or Affiliate of the Borrower.

6.9 Replacement of Lost Securities.  Upon receipt of evidence reasonably satisfactory to the Borrower of the mutilation, destruction, loss or theft of any Securities and the ownership thereof, the Borrower shall, upon the written request of the holder of such Securities, execute and deliver in replacement thereof new Securities in the same form, in the same original principal amount and dated the same date as the Securities so mutilated, destroyed, lost or stolen; and such Securities so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Securities being replaced have been mutilated, they shall be surrendered to the Borrower; and if such replaced Securities have been destroyed, lost or stolen, such holder thereof shall furnish the Borrower with a written indemnity, in form satisfactory to the Borrower, to save it harmless in respect of such replaced Security.

ARTICLE VII

COVENANTS

7.1 Affirmative Covenants.  The Borrower covenants that, so long as all or any of the principal amount of the Notes or any interest thereon shall remain outstanding, the Borrower shall and cause the Guarantor to:

(a) Existence.  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

(b) Businesses and Properties; Compliance with Laws.  At all times (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, registrations, permits, certifications, approvals, consents, franchises, Proprietary Rights which may be material to the conduct of the Business; (ii) comply in all material respects with all Laws applicable to the operation of such business, including but not limited to, all Environmental Laws, whether now in effect or hereafter enacted and with all other applicable Laws, (iii) take all action which may be required to obtain, preserve, renew and extend all rights, Proprietary Rights, franchises, registrations, certifications, approvals, consents, licenses, permits and any other authorizations which may be material to the operation of such business, (iv) maintain, preserve and protect all property material to the conduct of such business, and (v) except for obsolete or worn out equipment, keep their property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

(c) Insurance.  Maintain insurance required by the Transaction Documents and any and all contracts entered into by the Borrower under policies issued by financially sound and reputable insurers in such amounts as are customary with companies similarly situated and in the same or similar business. The Borrower shall pay all insurance premiums payable by it and shall deliver the policy or policies of such insurance (or certificates of insurance with copies of such policies) to the Lender. All insurance policies of the Borrower shall contain endorsements, in form and substance reasonably satisfactory to the Lender, providing that the insurance shall not be cancelable except upon thirty (30) days’ prior written notice to the Lender. The Lender shall be shown as a loss payee and an additional named insured party under all such insurance policies.

(d) Obligations and Taxes.  Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits or in respect of their properties before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens or charges upon such properties or any part thereof; provided, however, that neither the Borrower nor the Guarantor shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Guarantor shall have set aside on their books adequate reserves with respect thereto.

(e) Financial Statements; Reports.  Furnish to the Lender:

(i) not later than the ninetieth (90th) day after the end of each fiscal year of the Borrower, Consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such year and the related Consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form (x) the Consolidated figures for the previous fiscal year and (y) the figures set forth in the budget for such period, all in reasonable detail and accompanied by a report of Friedman LLP or other reputable firm of independent registered public accounting firm, which report shall state that the Consolidated financial statements of the Borrower for such period present fairly the financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such Consolidated financial statements has been made in accordance with GAAP; provided that so long as the Borrower is subject to the reporting provisions of the Securities Exchange Act, timely delivery of copies of the Borrower’s annual report on Form 10-K for such period will satisfy the requirements of this paragraph (i) (except for the requirement included in clause (y) above);

(ii) not later than the forty-fifth (45th) day after the end of each of the first three quarterly fiscal periods in each fiscal year of the Borrower, Consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related Consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form (x) the consolidated figures for the corresponding periods of the previous fiscal year and (y) the figures set forth in the budget for such period, all in reasonable detail and certified by a principal financial officer of the Borrower as presenting fairly, in accordance with GAAP (except for the absence of notes thereto) applied (except as specifically set forth therein) on a basis consistent with such prior fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments; provided that so long as the Borrower is subject to the reporting provisions of the Securities Exchange Act, timely delivery of copies of the Borrower’s quarterly report on Form 10-Q for such period will satisfy the requirements of this paragraph (ii) (except for the requirement included in clause (y) above);

(f) Certificates; Other Information.  Furnish to the Lender:

(i) [Intentionally omitted];

(ii) concurrently with the delivery of the financial statements referred to in subsections 7.1(e)(i) and (ii), a compliance certificate, in substantially the form attached as Exhibit N (the “Compliance Certificate”), executed by an Executive Officer;

(iii) within five (5) days after the same are sent, copies of all financial statements and reports which the Borrower sends to any of its shareholders and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities Exchange Commission or any successor or analogous Governmental Authority;

(iv) promptly upon their becoming available to the Borrower, any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit;

(g) Litigation and Other Notices.  Give the Lender prompt written notice of the following:

(i) Orders; Injunctions.  The issuance by any Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of any loan or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint.

(ii) Litigation.  The notice, filing or commencement of any action, suit or proceeding against the Borrower or the Guarantor whether at law or in equity or by or before any court or any federal, state, municipal or other governmental agency or authority and that, if adversely determined against the Borrower or the Guarantor, could result in uninsured liability in excess of $150,000 in the aggregate.

(iii) Environmental Matters.  (A) Any release or threatened release of any Pollutant required to be reported to any Governmental Authority under any applicable Environmental Laws, (B) any Removal, Remedial or Response action taken by the Borrower or any other person in response to any Pollutant in, at, on or under, a part of or about the Borrower’s or either Guarantor’s Properties and Facilities, or any other property for which the Borrower or either Guarantor is responsible, (C) any violation by the Borrower or the Guarantor of any Environmental Law, in each case, that could result in a Material Adverse Effect, or (D) any notice, claim or other information that the Borrower or the Guarantor might be subject to an Environmental Liability.

(iv) Default.  Any Default or Event of Default, specifying the nature and extent thereof and the action (if any) that is proposed to be taken with respect thereto.

(v) Material Adverse Effect.  Any development in the Business or in the affairs of the Borrower or the Guarantor that could have a Material Adverse Effect.

(h) ERISA.  Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating thereto and furnish to the Lender (i) as soon as possible, and in any event within thirty (30) days after the Borrower knows thereof, notice of (A) the establishment by the Borrower of any Plan, (B) the commencement by the Borrower of contributions to a Multiemployer Plan, (C) any failure by the Borrower or any of its Affiliates to make contributions required by Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or (D) the occurrence of any Reportable Event with respect to any Plan or Multiemployer Plan for which the reporting requirement is not waived, together with a statement of an officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if any such notice was provided by the Borrower, and (ii) promptly after receipt thereof, a copy of any notice the Borrowers may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan, and (iii) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.

(i) Maintaining Records; Access to Premises and Inspections.  Maintain financial records in accordance with generally accepted practices and, on no more than two (2) occasions during any twelve (12) month period, during business hours and after reasonable notice has been provided, permit an authorized representative of the Lender to visit and inspect the properties and financial records of the Borrower and to make extracts from such financial records, all at the Borrower’s reasonable expense, and permit any authorized representative to discuss the affairs, finances and conditions of the Borrower with the Borrower’s Executive Officers, and the Borrower’s independent public accountants.

(j) Covenants Regarding Formation of Subsidiaries and Acquisitions.  At the time of the formation of any new domestic Subsidiary of the Borrower which is permitted under this Agreement, (i) provide the Lender an executed joinder agreement, in form and substance acceptable to the Lender, pursuant to which such domestic Subsidiary shall become a Guarantor under the Guaranty and a Security Agreement and appropriate financing statements so that all of the assets of such domestic Subsidiary shall be pledged to the Lender, (ii) provide a statement of an Executive Officer that no Default or Event of Default exists or would be caused by the formation; and (iii) provide all other documentation, including one or more opinions of counsel, reasonably satisfactory to the Lender, which in his reasonable opinion is appropriate with respect to the formation of such domestic Subsidiary. Any document, agreement or instrument executed or issued pursuant to this subsection 7.1(j) shall be a “Transaction Document” for purposes of this Agreement.

(k) Board of Directors.  Ensure that the Board of Directors of the Borrower consists of five (5) members, two (2) of which members shall be the Lender (or his designee) and the Borrower’s Chief Executive Officer. Prior to the date on which the Borrower obtains the Shareholder Approval, the Lender shall have the right to consent to one (1) of the other nominees to the Board of Directors of the Borrower, such consent to be granted or withheld in the Lender’s reasonable discretion. After the date on which the Borrower obtains the Shareholder Approval, the Lender shall have the right to consent to all other nominees to the Board of Directors of the Borrower, such consent to be granted or withheld in the Lender’s reasonable discretion; provided, however, that this right shall not be construed to mean Lender has the right to appoint or nominate such directors, rather than to consent to their nomination or appointment.

(l) Proxy Statement and Form 10-K.  As soon as practicable but in no event later than twenty (20) days following the date hereof, file with the SEC an annual report on Form 10-K for its fiscal year ended February 28, 2009 and a preliminary proxy statement on Schedule 14A that provides, in addition to any disclosure generally required in a proxy statement for a registered corporation’s annual meeting, that the shareholders of the Borrower will vote on the proposals set forth in the definition of Shareholder Approval in Article I above. The Borrower shall, as soon as practicable but in no event later than five (5) days after notice from the SEC that the SEC has no comments or no further comments to the proxy statement, mail a definitive proxy statement on Schedule 14A to its shareholders of record as of the record date for the Meeting that provides for the vote by the shareholders on the foregoing shareholder actions. The Lender agrees to cooperate and timely respond to any questions or other requests made by the Borrower relating to the Lender that are reasonably necessary to respond to any such SEC comments.

(m) Shareholder Approval.  As soon as practicable, but in no event later than the Shareholder Meeting Date Deadline, hold an annual meeting of its shareholders (the “Meeting”) to obtain the Shareholder Approval. In connection therewith, the Borrower shall use its best efforts to obtain the Shareholder Approval at the Meeting.

(n) Payment of Principal, Interest and Other Amounts Due.  Pay when due all Obligations to the Lender and all other amounts payable by it hereunder and under the Notes; provided, however, that notwithstanding the respective Maturity Dates of the Notes, the Borrower covenants to make partial principal payments under the Notes from time to time after June 30, 2010 upon the Borrower’s reasonable determination, upon consultation with the Lender, that the Borrower has more working capital than it reasonably projects that it will require to cover its expenses over a rolling ninety (90) day period, and the Borrower does not have any other foreseeable longer term obligations that it projects it would not otherwise be able to repay through cash flow generated from operations or other available sources of capital without the use of such excess working capital; provided, further, that the making of any such partial payments does not violate the terms of the Subordination Agreement as then in effect, or if any such payments would result in such violation, the Senior Lender shall have waived such violation or consented to the payments.

(o) Filing of Series E Preferred Stock Statement With Respect to Shares and Conversion and Exchange of the 2003 Note, Series B Preferred Stock and Series C Preferred Stock into Series E Preferred Stock.  As soon as practicable following the receipt by the Borrower of the Shareholder Approval, but in no event later than two (2) business days thereafter, the Borrower shall file the Series E Preferred Stock Statement With Respect to Shares in substantially the form of Exhibit C hereto with the Department of State of the Commonwealth of Pennsylvania and shall effect the conversion and exchange of the 2003 Note, Series B Preferred Stock and Series C Preferred Stock into Series E Preferred Stock as contemplated by Section 3.5 hereof.

7.2 Negative Covenants.  The Borrower covenants that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding:

(a) Indebtedness.  The Borrower and the Guarantor shall not create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Indebtedness, except:

(i) Indebtedness under this Agreement;

(ii) Indebtedness under the Senior Financing, to which payment under the Notes will be subordinated pursuant to the terms of the Subordination Agreement; provided, however, that the principal amount of indebtedness that may be incurred under the Senior Financing may not exceed $15,000,000 prior to the Borrower obtaining the Shareholder Approval, and $20,000,000 after the Borrower obtains the Shareholder Approval, plus indebtedness that may be incurred under the confirmation letter between the Borrower and the Senior Lender dated September 12, 2008 setting forth the terms and conditions of an interest rate swap transaction (the ’Existing Swap”) entered into under and pursuant to the terms and conditions of that certain ISDA Master Agreement between the Borrower and the Senior Lender dated as of August 6, 2007 and the Schedule related thereto (together, the “ISDA Agreement”); and provided, further, that the Borrower may not enter into any other swap or other transactions under the ISDA Agreement, enter into any other agreement similar to the ISDA Agreement or amend or modify the terms of the Existing Swap or the ISDA Agreement without the prior written consent of the Lender, which may be granted or withheld in his sole discretion;

(iii) Indebtedness incurred in the ordinary course of business with respect to customer deposits, trade payables and other unsecured current liabilities not the result of borrowing and not evidenced by any note or other evidence of indebtedness; and

(iv) Permitted Indebtedness; and

(v) Extensions, renewals and replacements of any Permitted Indebtedness; provided, however, that there shall be no increase in the principal amount of Permitted Indebtedness without the prior written consent of the Lender, which may be granted or withheld in his sole discretion.

(b) Negative Pledge; Liens.  The Borrower and the Guarantor shall not create, incur, assume or suffer to exist any Lien of any kind on any of its properties or assets of any kind, except the following (collectively, “Permitted Liens”):

(i) Liens now existing or hereafter created in connection with the Senior Financing, to which Liens the Lender will subordinate its Liens to on the terms set forth in the Subordination Agreement;

(ii) Liens for or priority claims imposed by law that are incidental to the conduct of business or the ownership of properties and assets (including mechanic’s, warehousemen’s, attorneys’ and statutory landlords’ liens) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided, however, that in each case, the obligation secured thereby shall not be overdue, or, if overdue, is being contested in good faith and adequate reserves have been set up by the Borrower;

(iii) Liens securing the payments of taxes, assessments and governmental charges or levies incurred in the ordinary course of business that either (a) are not delinquent, or (b) are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves have been set aside on their books, and so long as during the period of any such contest, the Borrower shall suffer no loss of any privilege of doing business or any other right, power or privilege necessary or material to the operation of the Business;

(iv) Liens listed on Schedule 7.2(b) hereto; and

(v) Extensions, renewals and replacements of Liens referred to in clauses (i) through (iv) of this Section 7.2(b); provided, however, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced.

(c) Contingent Obligations.  Neither the Borrower nor the Guarantor shall create, incur, assume or suffer to exist any Contingent Obligation other than guarantees by the Borrower of Indebtedness of a Subsidiary, but only to the extent such Indebtedness is permitted hereunder.

(d) Mergers, etc.  The Borrower shall not merge into or consolidate or combine with any other Person, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person other than purchases or other acquisitions of inventory, materials, leases, property and equipment in the ordinary course of business. Except as expressly permitted by the Security Documents, the Borrower shall not sell, transfer or otherwise dispose of, lease or let others manage any of its assets, including the collateral under the respective Security Documents.

(e) Affiliate Transactions.  Except as set forth on Schedule 7.2(e), neither the Borrower nor the Guarantor shall make any loan or advance to any director, officer or employee of any Borrower or any Affiliate, or enter into or be a party to any transaction or arrangement with any Affiliate of the Borrower or such Guarantor, including, without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of the Business and upon fair and reasonable terms no less favorable to the Borrower or such Guarantor than would be obtained in a comparable arm’s length transaction with a Person other than an Affiliate.

(f) Dividends and Common Stock Purchases.  Neither the Borrower nor the Guarantor will declare or pay any dividend, or make any distribution on its outstanding capital stock or any other payment of any kind to any of its shareholders or its or their Affiliates, other than with respect to the Series D Preferred Stock or Series E Preferred Stock, provided that Subsidiaries not formed under the laws of the United States of America or any U.S. state may declare and pay dividends to their shareholders other than the Borrower and any other Subsidiaries, in an aggregate amount not exceeding $25,000 per year.

(g) Advances, Investments and Loans.  Neither the Borrower nor the Guarantor shall purchase, or hold beneficially any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loan,

Guaranty or advance to, or make any investment or acquire any interest whatsoever in, any other Person (including, but not limited to, the formation or acquisition of any Subsidiaries), except:

(i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six (6) months from the date of acquisition;

(ii) United States dollar denominated time deposits, certificates of deposit and bankers acceptances of any bank or any bank whose short-term debt rating from Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. (“S&P”), is at least A-1 or the equivalent or from Moody’s Investors Service, Inc. (“Moody’s”) is at least P-1 or the equivalent with maturities of not more than six (6) months from the date of acquisition;

(iii) commercial paper with a rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s maturing within six (6) months after the date of acquisition;

(iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six (6) months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(v) Investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;

(vi) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(vii) receivables owing to the Borrower created or acquired in the ordinary course of business and payable on customary trade terms of the Borrower;

(viii) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases or in connection with bidding on government contracts; and

(ix) advances to employees in the ordinary course of business for business expenses; provided, however, that the aggregate amount of such advances at any time outstanding shall not exceed $100,000.

(h) Use of Proceeds.  The Borrower shall not use any proceeds from the sale of the Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any “margin securities” within the meaning of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any “margin securities”.

(i) Amendment of Charter Documents.  Neither the Borrower nor the Guarantor shall amend, terminate, modify or waive or agree to the amendment, modification or waiver of any material term or provision of its Charter Documents or Bylaws, except as specifically contemplated herein. The Borrower shall not, without the prior written consent of the Lender, issue any shares of its Preferred Stock other than to the Lender.

(j) Business.  Neither the Borrower nor the Guarantor shall engage, directly or indirectly, in any business other than the Business.

(k) Fiscal Year; Accounting.  The Borrower shall not change its Fiscal Year from ending on the last Friday of each February or method of accounting (other than immaterial changes in methods), except as required by GAAP.

(l) Establishment of New or Changed Business Locations.  The Borrower shall not relocate its principal executive offices or other facilities or establish new business locations or store any inventory or other assets at a location not identified to the Lender on or before the date hereof, without providing not less than thirty (30) days advance written notice to the Lender.

(m) Changed or Additional Business Names.  Neither the Borrower nor the Guarantor shall change its corporate name or establish new or additional trade names without providing not less than thirty (30) days advance written notice to the Lender.

7.3 Financial Covenant.  The Borrower will maintain as of the end of each Fiscal Quarter a Consolidated Tangible Net Worth of at least $3,500,000.

ARTICLE VIII

EVENTS OF DEFAULT

8.1 Events of Default.  An Event of Default shall mean the occurrence of one or more of the following described events:

(a) the Borrower shall default in the payment of principal and interest on the Notes when due, whether at maturity, by acceleration or otherwise;

(b) the Borrower shall default in the payment of, or any agreement related to, any of its Obligations, including without limitation if the Lender is required to make any payment to the Senior Lender under the Personal Guaranty;

(c) the Borrower shall default in the payment of (i) interest on any Senior Debt on its due date or (ii) principal on any Senior Debt, whether at maturity, upon any scheduled payment date or by acceleration or otherwise;

(d) the Borrower shall default under any agreement related to the Senior Financing or under any agreement under which any Indebtedness in an aggregate principal amount of $300,000 or more is created in a manner entitling the holder of such Indebtedness to accelerate the maturity of such Indebtedness;

(e) any representation or warranty herein made by the Borrower, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished;

(f) the Borrower or the Guarantor shall default in the performance of any other covenant, condition or provision of this Agreement, the Notes or the other Transaction Documents, and such default shall not be remedied for a period of thirty (30) days after the earlier of (i) written notice from the Lender of such default or (ii) actual knowledge by the Borrower of such default;

(g) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its property, or for the winding-up or liquidation of their affairs (an “Insolvency Proceeding”), and such Insolvency Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days;

(h) the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due, or shall take any action in furtherance of any of the foregoing;

(i) both the following events shall occur: (i) a Reportable Event, the occurrence of which would have a Material Adverse Effect which could cause the imposition of a Lien under Section 4068 of ERISA, shall have occurred with respect to any Plan or Plans; and (ii) the aggregate amount of the then “current liability” (as defined in Section 412(l)(7) of the Internal Revenue Code of 1986, as amended) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than $1,000,000 at such time;

(j) a final judgment which, with other undischarged final judgments against the Borrower, exceeds an aggregate of $300,000 (excluding judgments to the extent any Borrower are fully insured or the deductible or retention limit does not exceed $300,000 and with respect to which the insurer has assumed responsibility in writing), shall have been entered against the Borrower if, within thirty (30) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged;

(k) any Transaction Document or Security Document shall at any time after the Closing Date cease for any reason to be in full force and effect or shall cease to create perfected security interests in favor of the Lender in the collateral subject or purported to be subject thereto, subject to no other Liens other than Permitted Liens, or such collateral shall have been transferred to any Person without the prior written consent of the Lender;

(l) the Borrower or the Guarantor (except as otherwise provided herein) shall terminate its existence, cease to exist, permanently cease operations or abandon the operation of any material portion of its business; or

(m) any of the following shall have occurred: (1) a final non-appealable order is issued by any Governmental Authority, including, requiring the Borrower or the Guarantor to divest a substantial portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar requirement of Law, or (ii) any Governmental Authority shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of the Borrower or the Guarantor.

8.2 Consequences of Event of Default.

(a) Bankruptcy.  If an Event of Default specified in paragraphs (g) or (h) of Section 8.1 hereof shall occur, the unpaid principal balance of the Notes and interest accrued thereon and all other liabilities of the Borrower to the Lender hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

(b) Other Defaults.  If any other Event of Default shall occur, the Lender may at his option, by written notice to the Borrower, declare the entire unpaid principal balance of the Notes, the 2003 Note and the 2009 Bridge Note and interest accrued thereon and all other liabilities of the Borrower hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

(c) Default Interest.  Following the occurrence and during the continuance of any Event of Default, the Lender shall be entitled to receive, to the extent permitted by applicable law, interest on the outstanding principal of, and premium and overdue interest, if any, on, the Notes at a rate per annum equal to the interest rate thereon (determined as provided in Section 3.1) plus six percent (6%).

8.3 Security.  Payments of principal of, and interest on, the Notes and all other obligations of the Borrower under this Agreement or the Notes are secured pursuant to the terms of the Security Documents.

ARTICLE IX

MISCELLANEOUS

9.1 Survival.  All covenants, agreements, representations and warranties made in any of the Transaction Documents or any certificate or instrument delivered to the Lender pursuant to or in connection with any of the Transaction Documents, shall survive the execution and delivery of all of the Transaction Documents, and the issuance, sale and delivery of the Notes and the Warrants. For the avoidance of doubt, no payment shall be deemed to have been indefeasibly paid in full, whether made by the Borrower or the Guarantor or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Credit Facility, nor shall it have the effect of reducing the obligation or the liability of the Borrower or the Guarantor hereunder or any Transaction Document.

9.2 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Borrower may not assign or transfer its rights or obligations hereunder or any interest herein or delegate their duties hereunder and (ii) the Lender shall have the right to assign his rights hereunder and under the Securities in accordance with Article 6.

9.3 Modifications and Amendments.  The provisions of this Agreement may be modified, waived or amended, but only by a written instrument signed by the Borrower and the Lender.

9.4 No Implied Waivers; Cumulative Remedies; Writing Required.  No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that the Lender would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

9.5 Reimbursement of Expenses.  The Borrower shall, within two (2) business days after each Closing, reimburse the reasonable fees and out-of-pocket expenses of Royer & Associates LLC, counsel to the Lender, in an amount not to exceed $35,000 in the aggregate. In the alternative, the Lender may effect such reimbursement at any Closing by withholding from the amount of the applicable Note specified in Article II the amount to which the Lender’s counsel is entitled to reimbursement pursuant to the preceding sentence. Notwithstanding the withholding of such amount, the Lender shall be deemed to have loaned to the Borrower the full amount so withheld.

9.6 Holidays.  Whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

9.7 Notices.  All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, but in such case, a confirming copy will be sent by another permitted means) and mailed via certified mail, telecopied or delivered by guaranteed overnight parcel express service or courier to the respective parties, as follows:

to the Borrower:

Environmental Tectonics Corporation
County Line Industrial Park
125 James Way
Southampton, PA 18966-3877
Attn: Chief Financial Officer
Telecopier: (215) 357-4000

with a copy to:

Klehr, Harrison, Harvey, Branzburg & Ellers LLP
260 S. Broad Street
Philadelphia, PA 19102
Attn: William W. Matthews, Esquire
Telecopier: (215) 568-6603

to the Lender:

c/o The Lenfest Group
300 Barr Harbor Drive, Suite 460
West Conshohocken, PA 19428
Attn: H.F. Lenfest
Telecopier: (610) 940-0602

with a copy to:

Royer & Associates LLC
681 Moore Road, Suite 321
King of Prussia, PA 19406
Attn: John E. Royer, Jr., Esquire
Telecopier: (610) 354-8896

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by courier or overnight parcel express service; in the case of certified mail, three (3) Business Days after the date sent; or in the case of telecopy, when received.

9.8 Governing Law and Consent to Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

(b) The Borrower irrevocably and unconditionally agrees that any suit, action or other legal proceeding arising out of this Agreement shall be brought exclusively in the courts of record in Montgomery County, Commonwealth of Pennsylvania, or the United States District Court for the Eastern District of Pennsylvania; consents to personal jurisdiction in each such court in any such suit, action or proceeding; and waives any objection concerning venue with respect to any suit, action or proceeding in any of such courts.

9.9 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

9.10 Headings.  Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

9.11 Counterparts.  This Agreement may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

9.12 Integration.  This Agreement and the other Transaction Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.

9.13 Subordination.  The obligations evidenced hereby are subordinate in the manner and to the extent set forth in the Subordination Agreement, to the indebtedness and other liabilities owed by the Borrower under and pursuant to the Senior Credit Agreement and each related “Loan Document” (as defined therein), and the Lender, by his acceptance of the Notes, acknowledges and agrees to be bound by the provisions of the Subordination Agreement.

9.14 Indemnification.  The Borrower shall, with respect to the representations, warranties and agreements made by it herein, indemnify, defend and hold the Lender and the Lender’s respective officers, directors, stockholders, employees and agents and their respective Affiliates (the “Indemnitees”), harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto, which may be (i) imposed on such Indemnitees, (ii) incurred by such Indemnitees, or (iii) asserted against such Indemnitees by a third party, as a result of the misrepresentation or breach of any representation, warranty or covenant of the Borrower under this Agreement or in any other Transaction Document or to the nonfulfillment of or failure to perform any covenant or agreement on the part of the Borrower contained in this Agreement or any other Transaction Document. The Borrower and the Lender hereby agree to resolve any claim for indemnification under this Section 9.14 pursuant to the procedures for indemnification set forth in Section 6 of the Registration Rights Agreement.

9.15 WAIVER OF JURY TRIAL.  THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

9.16 CONFESSION OF JUDGMENT.  THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF RECORD, OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO APPEAR FOR THE BORROWER AT ANY TIME OR TIMES, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS AGREEMENT, THE NOTE(S) OR THE SECURITY AGREEMENT, IN ANY SUCH COURT IN ANY ACTION BROUGHT AGAINST THE BORROWER BY THE LENDER WITH RESPECT TO THE AGGREGATE AMOUNTS PAYABLE HEREUNDER, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST THE BORROWER FOR ALL SUMS PAYABLE BY THE BORROWER TO THE LENDER HEREUNDER, AS EVIDENCED BY AN AFFIDAVIT SIGNED BY A DULY AUTHORIZED DESIGNEE OF THE LENDER SETTING FORTH SUCH AMOUNT THEN DUE FROM THE BORROWER TO THE LENDER, PLUS AN ATTORNEY’S COMMISSION EQUAL TO TEN PERCENT (10%) OF THE SUMS THEN OUTSTANDING UNDER THIS AGREEMENT AND THE NOTES, BUT IN NO EVENT LESS THAN $25,000, WITH COSTS OF SUIT, RELEASE OF PROCEDURAL ERRORS, OTHER THAN NOTICES THAT MAY BE REQUIRED HEREUNDER, AND WITHOUT RIGHT OF APPEAL. IF A COPY OF THIS AGREEMENT AND/OR A NOTE, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. THE BORROWER WAIVES THE RIGHT TO ANY STAY OF EXECUTION, THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT AND ANY AND ALL RIGHTS TO PRIOR NOTICE AND HEARING WITH RESPECT TO THE GARNISHMENT OR ATTACHMENT OF ANY PROPERTY PURSUANT TO A JUDGMENT ENTERED HEREUNDER. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO BRING ANY ACTION OR CONFESS JUDGMENT THEREIN SHALL BE DEEMED TO EXHAUST THE POWER, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE LENDER SHALL ELECT UNTIL ALL AMOUNTS PAYABLE TO THE LENDER HEREUNDER, SHALL HAVE BEEN PAID IN FULL. THE EXERCISE BY THE LENDER OF HIS RIGHTS AND REMEDIES AND THE ENTRY OF ANY JUDGMENT BY THE LENDER UNDER THIS SECTION SHALL NOT AFFECT IN ANY WAY THE INTEREST RATE PAYABLE HEREUNDER OR ANY OTHER AMOUNTS DUE TO THE LENDER, BUT INTEREST SHALL CONTINUE TO ACCRUE ON SUCH AMOUNTS AT THE DEFAULT RATE (AS DEFINED IN THE NOTES).

* * *

SIGNATURE PAGE TO SECURED CREDIT FACILITY AND
WARRANT PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER:

ENVIRONMENTAL TECTONICS CORPORATION

By:	/s/ Duane D. Deaner
Name:     Duane D. Deaner

Title:	CFO

LENDER:

/s/  H.F. Lenfest
H.F. Lenfest

/s/  Joy Tartar
Witness

Annex C

Statement With Respect to Shares
of
Series E Convertible Preferred Stock
of
Environmental Tectonics Corporation

Pursuant to Section 1522(b) of the
Business Corporation Law of the Commonwealth of Pennsylvania

In compliance with the requirements of 15 Pa.C.S. § 1522(b) (relating to statements with respect to shares), Environmental Tectonics Corporation, a Pennsylvania corporation (the “Corporation”), desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

FIRST: The name of the Corporation is Environmental Tectonics Corporation.

SECOND: The resolution amending the Articles of Incorporation of the Corporation under 15 Pa. C.S. § 1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:

WHEREAS, the Articles of Incorporation of the Corporation authorizes Preferred Stock consisting of 1,000,000 shares issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of the Corporation (or an authorized committee thereof) is authorized, subject to limitations prescribed by law and by the Articles of Incorporation to establish and fix the number of shares to be included in any series of Preferred Stock and the par value, designation, rights, preferences and limitations of the shares of such series; and

WHEREAS, the Board of Directors, acting through its Audit Committee, intends to establish a new series of Preferred Stock, called Series E Convertible Preferred Stock.

NOW, THEREFORE, BE IT RESOLVED, that pursuant to Article 6 of the Corporation’s Articles of Incorporation, the designation, rights, preferences, powers, restrictions and limitations applicable to the Series E Preferred Stock be and hereby are set forth below:

1. Designation.  The designation of this series, which consists of 25,000 shares of Preferred Stock, $0.05 par value per share, is the Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and the stated value shall be One Thousand U.S. Dollars ($1,000.00) per share (the “Stated Value”).

2. Certain Definitions.  For purposes of this Statement With Respect to Shares, the following terms shall have the following meanings:

“Common Stock” means the common stock of the Corporation, $0.05 par value per share.

“Conversion Date” means, for any Optional Conversion (as defined below), the date specified in the notice of conversion in the form attached hereto (the “Notice of Conversion”), so long as a copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before 4:59 p.m., Philadelphia, Pennsylvania time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

“Conversion Price” means, with respect to each share of Series E Preferred Stock, $2.00, provided that such Conversion Price shall be subject to adjustment as provided herein.

3. Dividends.

(a) Accruing Dividends.  From and after the date any shares of Series E Preferred Stock are issued, the holder of any issued and outstanding shares of Series E Preferred Stock (each a “Holder” and collectively, the “Holders”)

shall be entitled to receive, out of funds legally available therefor, cumulative dividends at a rate of ten percent (10%) per annum of the Stated Value on each share of Series E Preferred Stock (the “Accruing Dividends”) in preference to the holders of Common Stock or any other series of Preferred Stock issued by the Corporation after the date hereof and pari passu to the holders of the Series D Preferred Stock of the Corporation (the “Series D Preferred Stock”). The Accruing Dividends shall accrue on each issued and outstanding share of Series E Preferred Stock from the date such share was issued, from day to day, whether or not earned or declared, and shall compound annually and be cumulative. The Corporation shall only pay the Holder the Accruing Dividends upon a Liquidation Event (as hereinafter defined) or when otherwise declared by the Board of Directors of the Corporation.

(b) The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of the Series E Preferred Stock then outstanding shall first receive a dividend on each outstanding share of Series E Preferred Stock in an amount at least equal to the amount of the aggregate Accruing Dividends then accrued on such share of Series E Preferred Stock and not previously paid.

(c) The Holders shall be entitled to receive, if and when declared by the Board of Directors and paid by the Corporation, any dividends paid with respect to the Common Stock (other than any dividends paid in additional shares of Common Stock). In the case of any such dividend, each Holder shall be entitled to receive an amount per share of Series E Preferred Stock held by such Holder as of the record date for such dividend equal to the product of: (i) the amount of the dividend payable with respect to one share of Common Stock and (ii) the number of shares of Common Stock that would be issued to a Holder if one share of Series E Preferred Stock were converted by the Holder on the record date.

4. Conversion.

(a) Conversion at the Option of the Holder.  Each Holder may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series E Preferred Stock plus all accrued but unpaid Accruing Dividends into a number of fully paid and nonassessable shares of the Common Stock determined by dividing the Stated Value plus the aggregate amount of the Accruing Dividends by the Conversion Price for such shares of Series E Preferred Stock.

(b) Mechanics of Conversion.  In order to effect an Optional Conversion, a Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation or the transfer agent for the Common Stock and (y) surrender or cause to be surrendered the original certificates representing the Series E Preferred Stock being converted (the “Series E Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation or the transfer agent. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a Holder, the Corporation shall promptly send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Series E Preferred Stock Certificates are delivered to the Corporation or the transfer agent as provided above, or the Holder notifies the Corporation or the transfer agent that such Series E Preferred Stock Certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Section 10(b) hereof.

(i) Delivery of Common Stock Upon Conversion.  Upon the surrender of Series E Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation shall, no later than the later of (a) the third (3rd) business day following the Conversion Date and (b) the (2nd) second business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Section 10(b)) (the “Delivery Period”), issue and deliver to the Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of such shares of Series E Preferred Stock and Accruing Dividends being converted and (y) a certificate representing the number of shares of Series E Preferred Stock not being converted, if any. If the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the Holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation shall cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver to the Holder physical certificates representing the Common Stock issuable upon conversion. Further, a Holder may instruct the Corporation to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(ii) No Fractional Shares.  If any conversion of Series E Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded, and the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock shall be rounded off to the nearest whole number of shares.

(iii) Conversion Disputes.  In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations to an independent outside accountant within two (2) business days of receipt of the Notice of Conversion. The accountant, at the Corporation’s expense, shall review the calculations and notify the Corporation and the Holder of the results. The accountant’s calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above no later than two (2) business days from the date it receives the determination from the independent outside accountant.

5. Rank.  The Series E Preferred Stock shall rank (i) prior to the Common Stock; (ii) prior to the Series B Preferred Stock; (iii) prior to the Series C Preferred Stock; (iv) prior to any class or series of capital stock of the Corporation hereafter created that does not, by its terms, rank senior to or pari passu with the Series E Preferred Stock (collectively with the Common Stock, the Series B Preferred Stock and the Series C Preferred Stock, “Junior Securities”); (v) pari passu with the Series D Preferred Stock and any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks on parity with the Series D Preferred Stock and Series E Preferred Stock (the “Pari Passu Securities”); and (vi) junior to any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks senior to the Series E Preferred Stock (collectively, the “Senior Securities”), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

6. Liquidation Preference.

(a) If the Corporation shall commence a voluntary case under the U.S. federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of ninety (90) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (a “Liquidation Event”), no distribution shall be made to the holders of any shares of Junior Securities upon liquidation, dissolution or winding up of the Corporation unless prior thereto the Holders shall have received the Liquidation Preference (as defined below) with respect to each share of Series E Preferred Stock then outstanding. Any acquisition of the Corporation by means of a merger or other form of corporate reorganization approved by the Board of Directors of the Corporation in which all outstanding shares of Common Stock are exchanged for securities or other consideration issued by the acquiring corporation or its subsidiary or the effectuation by the Corporation of a transaction or series of related transactions approved by the Board of Directors of the Corporation in which more than 50% of the voting power is disposed of or the sale, lease or other disposition of all or substantially all of the assets of the Corporation, shall be deemed a Liquidation Event unless the holders of a majority of the outstanding shares of Series E Preferred Stock elect to the contrary; such election to be made by giving written notice thereof to the Corporation at least three (3) days before the closing of such event. For clarification, none of the transactions described in the preceding sentence shall be deemed a Liquidation Event unless any such transaction is approved by the Board of Directors of the Corporation. In such event, the Holders will be entitled to receive in preference to the holders of Junior Securities, the Liquidation Preference with respect to shares of Series E Preferred Stock in the form of cash, securities or other property as is payable in connection with the transaction deemed to be a Liquidation Event. In the event that the Corporation sells, conveys or disposes of all or substantially all of its assets, the Holders will be entitled to receive, prior to the holders of the Junior Securities, if and when the Board of Directors declares a distribution of the consideration received by the Corporation in such asset sale, the Liquidation Preference with respect to the shares of Series E Preferred Stock. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series E Preferred Stock and the Pari Passu Securities, if any, shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preferen ce payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. Following payments of preferences to all holders of preferred stock of the Corporation, all remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably to the holders of Common Stock, Series E Preferred Stock (on an as-if converted to Common Stock basis) and any other capital stock of the Corporation entitled to share in such distribution.

(b) The “Liquidation Preference” with respect to a share of Series E Preferred Stock means an amount equal to the Stated Value thereof plus any accrued and unpaid dividends thereon, including the Accruing Dividends. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Statement With Respect to Shares filed in respect thereof.

7. Adjustments to the Conversion Price.  The Conversion Price shall be subject to adjustment from time to time as follows:

(a) Stock Splits, Stock Dividends, Etc.  If, at any time on or after the date hereof, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price for each share of Series E Preferred Stock shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price for each share of Series E Preferred Stock shall be proportionately increased.

(b) Adjustment Due to Merger, Consolidation, Etc.  If, at any time after the date hereof, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) — (iv) above being a “Corporate Change”), and, if such Corporate Change is not a Liquidation Event pursuant to the terms of Section 6(a), then the Holders shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion had such Corporate Change not taken place, and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the Holders of a majority of the Series E Preferred Stock then outstanding) shall be made with respect to the rights and interests of the Holders to the end that the economic value of the shares of Series E Preferred Stock are in no way diminished by such Corporate Change and that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Corporation, an immediate adjustment of the Conversion Price for each share of Series E Preferred Stock so that the Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity’s common stock that existed between the Conversion Price and the value of the Common Stock immediately prior to such Corporate Change).

(c) Adjustment Due to New Issuances of Equity Securities Below the Conversion Price.

(i) Weighted Average Anti-Dilution Formula.

(A) If the Corporation issues, after the date hereof (the “Effective Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series E Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series E Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 7(c)(i)) be reduced to a price determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(1) “CP2” shall mean the Conversion Price for the Series E Preferred Stock in effect immediately after such issue of Additional Stock

(2) “CP1” shall mean the Conversion Price of the Series E Preferred Stock in effect immediately prior to such issue of Additional Stock;

(3) “A” shall mean the number of shares of Common Stock actually outstanding immediately prior to such issuance of Additional Stock (excluding shares of Common Stock issuable on conversion or exercise of preferred stock, convertible promissory notes, options, warrants and other options to purchase or rights to subscribe for such convertible or exchangeable securities);

(4) “B” shall mean the number of additional shares of Common Stock that would have been issued if such Additional Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(5) “C” shall mean the number of such Additional Stock issued in such transaction.

(B) No adjustment of the Conversion Price for any series of Series E Preferred Stock will be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence will be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or will be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 7(c)(i)(E)(3) and 7(c)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Section 7(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Common Stock for cash, the consideration will be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash will be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

(E) In the case of the issuance (whether before, on or after the Effective Date) of warrants, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or warrants, options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions will apply for all purposes of this Section 7(c)(i) and Section 7(c)(ii):

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such warrants, options to purchase or rights to subscribe for Common Stock will be deemed to have been issued at the time such warrants, options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 7(c)(i)(C) and 7(c)(i)(D)), if any, received by the Corporation upon the issuance of such warrants, options or rights plus the minimum exercise price provided in such warrants, options or rights the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof will be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 7(c)(i)(C) and 7(c)(i)(D)).

(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series E Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, will be recomputed to reflect such change, but no further adjustment will be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series E Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, will be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 7(c)(i)(E)(1) and 7(c)(i)(E)(2) will be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 7(c)(i)(E)(3) or 7(c)(i)(E)(4).

(ii) Definition of Additional Stock.   “Additional Stock” means any shares of Common Stock issued (or deemed to have been issued pursuant to Section 7(c)(i)(E)) by the Corporation after the date hereof other than:

(a) shares of Common Stock issued pursuant to a transaction described in Section 7(a) hereof;

(b) shares of Common Stock issued or issuable to any employee, officer, director, consultant or advisor of the Corporation for services provided to the Corporation directly or pursuant to any employee benefit plan which has been approved by the Board of Directors of the Corporation, so long as the total number of shares of Common Stock so issued or issuable (and not repurchased at cost by the Corporation in connection with the termination of employment or other provision of services to the Corporation and not subject to options that expire unexercised) does not exceed 1,366,890 shares;

(c) shares of Common Stock issued or issuable pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter that generates gross proceeds in excess of $30,000,000 and that is approved by the Board of Directors of the Corporation, including the Series E Director Nominee;

(d) shares of Common Stock issued pursuant to the conversion, exchange or exercise of convertible or exercisable securities outstanding as of the date hereof or subsequently issued pursuant to this Section 7(c)(ii);

(e) shares of Common Stock issued or issuable in connection with a bona fide business acquisition of or by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise that is approved by the Board of Directors of the Corporation, including the Series E Director Nominee;

(f) shares of Common Stock issuable upon conversion of any shares of Series E Preferred Stock;

(g) shares of Common Stock issuable upon conversion of any shares of any sub-series of Series D Preferred Stock issued in payment of fees or interest under that certain Secured Credit Facility and Warrant Purchase Agreement dated as of April 24, 2009, by and between the Corporation and H.F. Lenfest (the “Purchase Agreement”);

(h) shares of Common Stock issuable upon exercise of those certain warrants to purchase common stock issued or issuable in connection with the transactions contemplated by the Purchase Agreement; or

(i) shares of Common Stock issued pursuant to a transaction in which the Conversion Price adjustments set forth in this Section 7(c) are waived by the holders of at least a majority of the then outstanding shares of Series E Preferred Stock.

(d) Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 7, the Corporation shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

8. Voting Rights.

(a) General.  The Holders shall be entitled to vote with the holders of Common Stock, voting together as one class, on all matters submitted to a vote of the holders of Common Stock, and each share of Series E Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which each such share is convertible as of the record date for the applicable vote. To the extent that under the Pennsylvania Business Corporation Law the vote of the Holders, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the then outstanding shares of the Series E Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Holders of at least a majority of the then outstanding shares of Series E Preferred Stock shall constitute the approval of such action by the class.

(b) Election of Directors.  So long as any shares of Series E Preferred Stock remain outstanding, the Board of Directors will consist of five (5) members, one of which shall be the Chief Executive Officer, or similar position, of the Corporation and one of which shall be nominated by the holders of shares of Series E Preferred Stock, voting separately as a single class (the “Series E Director Nominee”), which director may be removed from office, and any vacancy caused by the resignation, death or removal of the Series E Director Nominee shall be filled by the holders of a majority of the then outstanding shares of Series E Preferred Stock.

9. Protective Provisions.  So long as any of the shares of Series E Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the Holders of a majority of the then outstanding shares of Series E Preferred Stock (i) amend the rights, preferences or privileges of the Series E Preferred Stock set forth in this Statement With Respect to Shares; (ii) create any new class or series of capital stock that would constitute Senior Securities or Pari Passu Securities; (iii) redeem, or declare or pay any dividend or other distribution on account of, any shares of Common Stock or Junior Securities (other than pursuant to the terms of any stock option plan for directors, officers, employees, advisors or consultants approved by the Board of Directors); (iv) amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Corporation; (v) effect any transaction that would be deemed a Liquidation Event (as defined in Section 6(a)) or Corporate Change (as defined in Section 7(b) hereof); (vi) authorize or enter into any transaction or series or related transactions in which the holder or holders of capital stock of the Corporation immediately prior to such transaction or series of transactions will hold, immediately after such transaction or series of transactions, less than a majority of the aggregate voting power of the outstanding capital stock of the surviving entity; (vii) increase or decrease the authorized number of directors constituting the Board of Directors; (viii) decrease the number of authorized shares of Preferred Stock; (ix) redeem or offer to redeem any shares of Series E Preferred Stock; (x) authorize or effect a transaction in which the Corporation would incur any debt secured by the assets of the Corporation or amend its current secured debt facility; or (xi) enter into any transaction, other than employment or consulting agreements in the ordinary course of business on a basis consistent with past practices, with any officer, director or beneficial owner of five percent (5%) or more of the Common Stock or any affiliate of the foregoing. Notwithstanding the foregoing, no consent or approval of the Holders will be required for, and the Board of Directors is expressly authorized to provide for, the issuance of shares of Preferred Stock if such series would constitute Junior Securities, by filing a certificate pursuant to the applicable law of the Commonwealth of Pennsylvania, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon.

10. Miscellaneous.

(a) Cancellation of Series E Preferred Stock.  If any shares of Series E Preferred Stock are converted pursuant to Section 4, the shares so converted shall be canceled, shall return to the status of authorized, but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series E Preferred Stock.

(b) Lost or Stolen Certificates.  Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series E Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Series E Preferred Stock Certificate(s), the Corporation shall execute and deliver new Series E Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Series E Preferred Stock Certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series E Preferred Stock.

(c) Status as Shareholder.  Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby and any accrued and unpaid Accruing Dividends thereon shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a holder of such converted shares of Series E Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Statement With Respect to Shares.

THIRD: With respect to the Series E Preferred Stock, the aggregate number of shares of such class or series established and designated by (a) such resolutions, (b) all prior statements, if any, filed under 15 Pa. C.S. § 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles of Incorporation is 25,000 shares.

FOURTH: The resolution was adopted by the Audit Committee of the Board of Directors effective as of April 23, 2009.

FIFTH: The resolution shall be effective upon the filing of this Statement With Respect to Shares in the Department of State.

* * * * * *

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Statement With Respect to Shares to be signed by a duly authorized officer this  day of          , 2009.

ENVIRONMENTAL TECTONICS CORPORATION, a
Pennsylvania corporation

By:
Name:

Title:

NOTICE OF CONVERSION
(To be Executed by the Registered Holder
in order to Convert the Series E Preferred Stock)

The undersigned hereby irrevocably elects to convert           shares of Series E Preferred Stock, represented by stock certificate No(s).          (the “Series E Preferred Stock Certificates”), into shares of common stock (“Common Stock”) of Environmental Tectonics Corporation (the “Corporation”) according to the conditions of the Statement With Respect to Shares of Series E Convertible Preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series E Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

[The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is          ) with DTC through its Deposit Withdrawal Agent Commission System (“DTC Transfer”).]

The undersigned acknowledges that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series E Preferred Stock may only be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

☐	[In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.]

Date of Conversion:

Conversion Price:

Number of Shares of Common

Stock to be Issued:

[Holder]

By:	Name: Title:

Address:

Annex D

Statement With Respect to Shares
of
Series D Convertible Preferred Stock
of
Environmental Tectonics Corporation

Pursuant to Section 1522(b) of the
Business Corporation Law of the Commonwealth of Pennsylvania

In compliance with the requirements of 15 Pa.C.S. §1522(b) (relating to statements with respect to shares), Environmental Tectonics Corporation, a Pennsylvania corporation (the “Corporation”), desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

FIRST: The name of the Corporation is Environmental Tectonics Corporation.

SECOND: The resolution amending the Articles of Incorporation of the Corporation under 15 Pa. C.S. §1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:

WHEREAS, the Articles of Incorporation of the Corporation authorizes Preferred Stock consisting of 1,000,000 shares issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of the Corporation (or an authorized committee thereof) is authorized, subject to limitations prescribed by law and by the Articles of Incorporation to establish and fix the number of shares to be included in any series of Preferred Stock and the par value, designation, rights, preferences and limitations of the shares of such series; and

WHEREAS, the Board of Directors, acting through its Audit Committee, intends to establish a new series of Preferred Stock, called Series D Convertible Preferred Stock.

NOW, THEREFORE, BE IT RESOLVED, that pursuant to Article 6 of the Corporation’s Articles of Incorporation, the designation, rights, preferences, powers, restrictions and limitations applicable to the Series D Preferred Stock be and hereby are set forth below:

1. Designation.  The designation of this series, which consists of 11,000 shares of Preferred Stock, $0.05 par value per share, is the Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and the stated value shall be One Thousand U.S. Dollars ($1,000.00) per share (the “Stated Value”). The Series D Preferred Stock may be issued in one or more sub-series of Series D Preferred Stock to be designated: Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, and so on and so forth, the number of shares of each such series to be determined by resolution of the Board of Directors of the Corporation, including the Series D Director Nominee (as hereinafter defined). Each sub-series of Series D Preferred Stock shall have all of the same rights, preferences and privileges as each other sub-series of Series D Preferred Stock, except that the Conversion Price (as hereinafter defined) shall differ based on the Market Price (as hereinafter defined) on the date of issuance of such sub-series of Series D Preferred Stock.

2. Certain Definitions.  For purposes of this Statement With Respect to Shares, the following terms shall have the following meanings:

“Common Stock” means the common stock of the Corporation, $0.05 par value per share.

“Conversion Date” means, for any Optional Conversion (as defined below), the date specified in the notice of conversion in the form attached hereto (the “Notice of Conversion”), so long as a copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before 4:59 p.m., Philadelphia, Pennsylvania time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the

Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

“Conversion Price” means, with respect to each share of Series D Preferred Stock, the Market Price as of the date of issuance of such shares of Series D Preferred Stock, provided that such Conversion Price shall be subject to adjustment as provided herein.

“Market Price” means, as of any date, (i) the closing sale price for the shares of Common Stock as reported on NYSE AMEX LLC, the successor to the American Stock Exchange (“AMEX”) by Bloomberg Financial Markets (“Bloomberg”) for the trading day immediately preceding such date, or (ii) if AMEX is not the principal trading market for the shares of Common Stock, the average of the reported closing sale prices reported by Bloomberg on the principal trading market for the Common Stock during the one hundred twenty (120) day period immediately preceding such date, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be determined in good faith by the Board of Directors of the Corporation.

3. Dividends.

(a) Accruing Dividends.  From and after the date a share of Series D Preferred Stock is issued (the “Applicable Issue Date”), the holder of such issued and outstanding share of Series D Preferred Stock (each a “Holder” and collectively, the “Holders”) shall be entitled to receive, out of funds legally available therefor, cumulative dividends at a rate of ten percent (10%) per annum of the Stated Value on each such share of Series D Preferred Stock (the “Accruing Dividends”) in preference to the holders of Common Stock or any other series of Preferred Stock issued by the Corporation after the date hereof which does not, by its terms, provide that it is senior to or pari passu with the Series D Preferred Stock with respect to dividends. The Accruing Dividends shall accrue on each issued and outstanding share of Series D Preferred Stock from the Applicable Issue Date, from day to day, whether or not earned or declared, and shall compound annually and be cumulative. The Corporation shall only pay the Holder the Accruing Dividends upon a Liquidation Event (as hereinafter defined) or when otherwise declared by the Board of Directors of the Corporation.

(b) The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of the Series D Preferred Stock then outstanding shall first receive a dividend on each outstanding share of Series D Preferred Stock in an amount at least equal to the amount of the aggregate Accruing Dividends then accrued on such share of Series D Preferred Stock and not previously paid.

(c) The Holders shall be entitled to receive, if and when declared by the Board of Directors and paid by the Corporation, any dividends paid with respect to the Common Stock (other than any dividends paid in additional shares of Common Stock). In the case of any such dividend, each Holder shall be entitled to receive an amount per share of Series D Preferred Stock held by such Holder as of the record date for such dividend equal to the product of: (i) the amount of the dividend payable with respect to one share of Common Stock and (ii) the number of shares of Common Stock that would be issued to a Holder if one share of Series D Preferred Stock were converted by the Holder on the record date.

4. Conversion.

(a) Conversion at the Option of the Holder.  Each Holder may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series D Preferred Stock plus all accrued but unpaid Accruing Dividends into a number of fully paid and nonassessable shares of the Common Stock determined by dividing the Stated Value plus the aggregate amount of the Accruing Dividends by the Conversion Price for such shares of Series D Preferred Stock.

(b) Mechanics of Conversion.  In order to effect an Optional Conversion, a Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation or the transfer agent for the Common Stock and (y) surrender or cause to be surrendered the original certificates representing the Series D Preferred Stock being converted (the “Series D Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of

Conversion as soon as practicable thereafter to the Corporation or the transfer agent. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a Holder, the Corporation shall promptly send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Series D Preferred Stock Certificates are delivered to the Corporation or the transfer agent as provided above, or the Holder notifies the Corporation or the transfer agent that such Series D Preferred Stock Certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Section 10(b) hereof.

(i) Delivery of Common Stock Upon Conversion.  Upon the surrender of Series D Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation shall, no later than the later of (a) the third (3rd) business day following the Conversion Date and (b) the (2nd) second business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Section 10(b)) (the “Delivery Period”), issue and deliver to the Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of such shares of Series D Preferred Stock and Accruing Dividends being converted and (y) a certificate representing the number of shares of Series D Preferred Stock not being converted, if any. If the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the Holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation shall cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver to the Holder physical certificates representing the Common Stock issuable upon conversion. Further, a Holder may instruct the Corporation to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(ii) No Fractional Shares.  If any conversion of Series D Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded, and the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock shall be rounded off to the nearest whole number of shares.

(iii) Conversion Disputes.  In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations to an independent outside accountant within two (2) business days of receipt of the Notice of Conversion. The accountant, at the Corporation’s expense, shall review the calculations and notify the Corporation and the Holder of the results. The accountant’s calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above no later than two (2) business days from the date it receives the determination from the independent outside accountant.

5. Rank.  The Series D Preferred Stock shall rank (i) prior to the Common Stock; (ii) prior to the Series B Preferred Stock; (iii) prior to the Series C Preferred Stock; (iv) prior to any class or series of capital stock of the Corporation hereafter created that does not, by its terms, rank senior to or pari passu with the Series D Preferred Stock (collectively with the Common Stock, the Series B Preferred Stock and the Series C Preferred Stock, “Junior Securities”); (v) pari passu with any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks on parity with the Series D Preferred Stock (the “Pari Passu Securities”); and (vi) junior to any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks senior to the Series D Preferred Stock (collectively, the “Senior Securities”), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

6. Liquidation Preference.

(a) If the Corporation shall commence a voluntary case under the U.S. federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of ninety (90) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (a “Liquidation Event”), no distribution shall be made to the holders of any shares of Junior Securities upon liquidation, dissolution or winding up of the Corporation unless prior thereto the Holders shall have received the Liquidation Preference (as defined below) with respect to each share of Series D Preferred Stock then outstanding. Any acquisition of the Corporation by means of a merger or other form of corporate reorganization approved by the Board of Directors of the Corporation in which all outstanding shares of Common Stock are exchanged for securities or other consideration issued by the acquiring corporation or its subsidiary or the effectuation by the Corporation of a transaction or series of related transactions approved by the Board of Directors of the Corporation in which more than 50% of the voting power is disposed of or the sale, lease or other disposition of all or substantially all of the assets of the Corporation, shall be deemed a Liquidation Event unless the holders of a majority of the outstanding shares of Series D Preferred Stock elect to the contrary; such election to be made by giving written notice thereof to the Corporation at least three (3) days before the closing of such event. For clarification, none of the transactions described in the preceding sentence shall be deemed a Liquidation Event unless any such transaction is approved by the Board of Directors of the Corporation. In such event, the Holders will be entitled to receive in preference to the holders of Junior Securities, the Liquidation Preference with respect to shares of Series D Preferred Stock in the form of cash, securities or other property as is payable in connection with the transaction deemed to be a Liquidation Event. In the event that the Corporation sells, conveys or disposes of all or substantially all of its assets, the Holders will be entitled to receive, prior to the holders of the Junior Securities, if and when the Board of Directors declares a distribution of the consideration received by the Corporation in such asset sale, the Liquidation Preference with respect to the shares of Series D Preferred Stock. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series D Preferred Stock and the Pari Passu Securities, if any, shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. Following payments of preferences to all holders of preferred stock of the Corporation, all remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably to the holders of Common Stock, Series D Preferred Stock (on an as-if converted to Common Stock basis) and any other capital stock of the Corporation entitled to share in such distribution.

(b) The “Liquidation Preference” with respect to a share of Series D Preferred Stock means an amount equal to the Stated Value thereof plus any accrued and unpaid dividends thereon, including the Accruing Dividends. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Statement With Respect to Shares filed in respect thereof.

7. Adjustments to the Conversion Price.  The Conversion Price shall be subject to adjustment from time to time as follows:

(a) Stock Splits, Stock Dividends, Etc.  If, at any time on or after the date hereof, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price for each share of Series D Preferred Stock shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price for each share of Series D Preferred Stock shall be proportionately increased.

(b) Adjustment Due to Merger, Consolidation, Etc.  If, at any time after the date hereof, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) — (iv) above being a “Corporate Change”), and, if such Corporate Change is not a Liquidation Event pursuant to the terms of Section 6(a), then the Holders shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion had such Corporate Change not taken place, and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the Holders of a majority of the Series D Preferred Stock then outstanding) shall be made with respect to the rights and interests of the Holders to the end that the economic value of the shares of Series D Preferred Stock are in no way diminished by such Corporate Change and that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Corporation, an immediate adjustment of the Conversion Price for each share of Series D Preferred Stock so that the Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity’s common stock that existed between the Conversion Price and the value of the Common Stock immediately prior to such Corporate Change).

(c) Adjustment Due to New Issuances of Equity Securities Below the Conversion Price.

(i) Weighted Average Anti-Dilution Formula.

(A) If the Corporation issues, after the date hereof (the “Effective Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for any sub-series of the Series D Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such sub-series of the Series D Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 7(c)(i)) be reduced to a price determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(1) “CP2” shall mean the Conversion Price for the Series D Preferred Stock in effect immediately after such issue of Additional Stock

(2) “CP1” shall mean the Conversion Price of the Series D Preferred Stock in effect immediately prior to such issue of Additional Stock;

(3) “A” shall mean the number of shares of Common Stock actually outstanding immediately prior to such issuance of Additional Stock (excluding shares of Common Stock issuable on conversion or exercise of preferred stock, convertible promissory notes, options, warrants and other options to purchase or rights to subscribe for such convertible or exchangeable securities);

(4) “B” shall mean the number of additional shares of Common Stock that would have been issued if such Additional Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(5) “C” shall mean the number of such Additional Stock issued in such transaction.

(B) No adjustment of the Conversion Price for any series of Series D Preferred Stock will be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence will be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or will be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 7(c)(i)(E)(3) and 7(c)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Section 7(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Common Stock for cash, the consideration will be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash will be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

(E) In the case of the issuance (whether before, on or after the Effective Date) of warrants, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or warrants, options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions will apply for all purposes of this Section 7(c)(i) and Section 7(c)(ii):

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such warrants, options to purchase or rights to subscribe for Common Stock will be deemed to have been issued at the time such warrants, options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 7(c)(i)(C) and 7(c)(i)(D)), if any, received by the Corporation upon the issuance of such warrants, options or rights plus the minimum exercise price provided in such warrants, options or rights the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof will be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 7(c)(i)(C) and 7(c)(i)(D)).

(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, will be recomputed to reflect such change, but no further adjustment will be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, will be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 7(c)(i)(E)(1) and 7(c)(i)(E)(2) will be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 7(c)(i)(E)(3) or 7(c)(i)(E)(4).

(ii) Definition of Additional Stock.  “Additional Stock” means any shares of Common Stock issued (or deemed to have been issued pursuant to Section 7(c)(i)(E)) by the Corporation after the date hereof other than:

(a) shares of Common Stock issued pursuant to a transaction described in Section 7(a) hereof;

(b) shares of Common Stock issued or issuable to any employee, officer, director, consultant or advisor of the Corporation for services provided to the Corporation directly or pursuant to any employee benefit plan which has been approved by the Board of Directors of the Corporation, so long as the total number of shares of Common Stock so issued or issuable (and not repurchased at cost by the Corporation in connection with the termination of employment or other provision of services to the Corporation and not subject to options that expire unexercised) does not exceed 1,366,890 shares;

(c) shares of Common Stock issued or issuable pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter that generates gross proceeds in excess of $30,000,000 and that is approved by the Board of Directors of the Corporation, including the Series D Director Nominee;

(d) shares of Common Stock issued pursuant to the conversion, exchange or exercise of convertible or exercisable securities outstanding as of the date hereof or subsequently issued pursuant to this Section 7(c)(ii);

(e) shares of Common Stock issued or issuable in connection with a bona fide business acquisition of or by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise that is approved by the Board of Directors of the Corporation, including the Series D Director Nominee;

(f) shares of Common Stock issuable upon conversion of any shares of any sub-series of Series D Preferred Stock;

(g) shares of Common Stock issuable upon exercise of those certain warrants to purchase common stock issued or issuable in connection with the transactions contemplated by that certain Secured Credit Facility and Warrant Purchase Agreement dated as of April 24, 2009 by and between the Corporation and H.F. Lenfest ) (the “2009 Purchase Agreement”);

(h) shares of Preferred Stock issued to H.F. Lenfest (or his designee) pursuant to the terms of the 2009 Purchase Agreement; or

(i) shares of Common Stock issued pursuant to a transaction in which the Conversion Price adjustments set forth in this Section 7(c) are waived by the holders of at least a majority of the then outstanding shares of Series D Preferred Stock.

(d) Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 7, the Corporation shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

8. Voting Rights.

(a) General.  The Holders shall be entitled to vote with the holders of Common Stock, voting together as one class, on all matters submitted to a vote of the holders of Common Stock, and each share of Series D Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which each such share is convertible as of the record date for the applicable vote. To the extent that under the Pennsylvania Business Corporation Law the vote of the Holders, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the then outstanding shares of Series D Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Holders of at least a majority of the then outstanding shares of Series D Preferred Stock shall constitute the approval of such action by the class. On all matters submitted to vote or consent of the holders of Series D Preferred Stock, all sub-series of Series D Preferred Stock shall vote together as one class.

(b) Election of Directors.  So long as any shares of Series D Preferred Stock remain outstanding, the Board of Directors will consist of five (5) members, one of which shall be the Chief Executive Officer, or similar position, of the Corporation and one of which shall be nominated by the holders of shares of Series D Preferred Stock, voting separately as a single class (the “Series D Director Nominee”), which director may be removed from office, and any vacancy caused by the resignation, death or removal of the Series D Director Nominee shall be filled by the holders of a majority of the then outstanding shares of Series D Preferred Stock.

9. Protective Provisions.  So long as any of the shares of Series D Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the Holders of a majority of the then outstanding shares of Series D Preferred Stock (i) amend the rights, preferences or privileges of the Series D Preferred Stock set forth in this Statement With Respect to Shares; (ii) create any new class or series of capital stock that would constitute Senior Securities or Pari Passu Securities (except as contemplated under the terms of the 2009 Purchase Agreement); (iii) redeem, or declare or pay any dividend or other distribution on account of, any shares of Common Stock or Junior Securities (other than pursuant to the terms of any stock option plan for directors, officers, employees, advisors or consultants approved by the Board of Directors); (iv) amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Corporation; (v) effect any transaction that would be deemed a Liquidation Event (as defined in Section 6(a)) or Corporate Change (as defined in Section 7(b) hereof); (vi) authorize or enter into any transaction or series or related transactions in which the holder or holders of capital stock of the Corporation immediately prior to such transaction or series of transactions will hold, immediately after such transaction or series of transactions, less than a majority of the aggregate voting power of the outstanding capital stock of the surviving entity; (vii) increase or decrease the authorized number of directors constituting the Board of Directors; (viii) decrease the number of authorized shares of Preferred Stock; (ix) redeem or offer to redeem any shares of Series D Preferred Stock; (x) authorize or effect a transaction in which the Corporation would incur any debt secured by the assets of the Corporation or amend its current secured debt facility; or (xi) enter into any transaction, other than employment or consulting agreements in the ordinary course of business on a basis consistent with past practices, with any officer, director or beneficial owner of five percent (5%) or more of the Common Stock or any affiliate of the foregoing. Notwithstanding the foregoing, no consent or approval of the Holders will be required for, and the Board of Directors is expressly authorized to provide for, the issuance of shares of Preferred Stock if such series would constitute Junior Securities, by filing a certificate pursuant to the applicable law of the Commonwealth of Pennsylvania, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon.

10. Miscellaneous.

(a) Cancellation of Series D Preferred Stock.  If any shares of Series D Preferred Stock are converted pursuant to Section 4, the shares so converted shall be canceled, shall return to the status of authorized, but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series D Preferred Stock.

(b) Lost or Stolen Certificates.  Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series D Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Series D Preferred Stock Certificate(s), the Corporation shall execute and deliver new Series D Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Series D Preferred Stock Certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series D Preferred Stock.

(c) Status as Shareholder.  Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby and any accrued and unpaid Accruing Dividends thereon shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a holder of such converted shares of Series D Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Statement With Respect to Shares.

THIRD: With respect to the Series D Preferred Stock, the aggregate number of shares of such class or Series established and designated by (a) such resolutions, (b) all prior statements, if any, filed under 15 Pa. C.S. §1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles of Incorporation is 11,000 shares.

FOURTH: The resolution was adopted by the Audit Committee of the Board of Directors effective as of April 23, 2009.

FIFTH: The resolution shall be effective upon the filing of this Statement With Respect to Shares in the Department of State.

* * * * * *
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Statement With Respect to Shares to be signed by a duly authorized officer this 23rd day of April, 2009.

ENVIRONMENTAL TECTONICS
CORPORATION, a Pennsylvania corporation

By:	/s/ Duane D. Deaner
Name:     Duane D. Deaner

Title:	CFO

NOTICE OF CONVERSION
(To be Executed by the Registered Holder
in order to Convert the Series D Preferred Stock)

The undersigned hereby irrevocably elects to convert          shares of Series D Preferred Stock, represented by stock certificate No(s).  (the “Series D Preferred Stock Certificates”), into shares of common stock (“Common Stock”) of Environmental Tectonics Corporation (the “Corporation”) according to the conditions of the Statement With Respect to Shares of Series D Convertible Preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series D Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

[The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is          ) with DTC through its Deposit Withdrawal Agent Commission System (“DTC Transfer”).]

The undersigned acknowledges that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series D Preferred Stock may only be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

☐	[In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.]

Date of Conversion:

Conversion Price:

Number of Shares of Common Stock to be Issued:

[Holder]

By:
Name:
Title:

Address:

Annex E

Navigant Consulting, Inc. 30 S. Wacker Dr., Suite 3100 Chicago, IL 60606 312.583.5700 phone 312.583.5701 fax

April 24, 2009

Audit Committee of the Board of Directors
Environmental Tectonics Corporation
County Line Industrial Park
Southampton, PA 18966

Gentlemen:

We understand that Environmental Tectonics Corporation (“ETC” or the “Company”) is considering a possible transaction with its major shareholder, H.L. Lenfest (together with his affiliates and their affiliates, the “Major Shareholder”), pursuant to which the Major Shareholder will, following shareholder approval, exchange convertible subordinated debt, along with accrued interest and warrants issuable pursuant to the terms of the convertible subordinated debt, and other preferred stock and accrued dividends for preferred stock, Series “D” and “E”. As part of the Transaction, the Company will seek authorization to issue additional securities, restore full voting rights to securities owned by the Major Shareholder or issued to the Major Shareholder as part of the exchange and, subject to certain conditions, allow the Major Shareholder to approve all members of the Board of Directors (collectively the “Transaction”). In addition, the Major Shareholder will provide as much as $7.5 million of additional financing and the Company will issue shares of preferred stock Series “D” to satisfy certain interest and other fee obligations to its Major Shareholder. The Series “D” and “E” preferred stock’s conversion feature will give control of the Company to the Major Shareholder.

You have requested our opinion (the “Opinion”) as to the fairness, from a financial point of view, to the Company’s common shareholders, other than the Major Shareholder (the “Minority Shareholders”) of a modification to the existing capital structure.

As part of our analysis for this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. We also took into account our experience in connection with similar transactions. Among other things, we have:

1. Reviewed the March 16, 2009 version of the Company’s draft Proxy Statement soliciting the vote of the Company’s common shareholders for the approval of this Transaction;

2. Reviewed certain draft Transaction documents, including but not limited to loan documents and documents covering conversion of convertible subordinated debt and existing preferred stock to Series “E” preferred stock;

3. Reviewed ETC’s audited financial statements for the fiscal years ended February 2004 through 2008, as well as unaudited financial statements for the fiscal year ended February 28, 2009;

4. Evaluated management- prepared projections of ETC, as well as financial and market performance of companies deemed to be reasonable guideline companies to ETC;

5. Reviewed ETC’s publicly available SEC filings, including its annual reports for the periods ended February 2004 through 2008, which include audited financial statements for the fiscal years ended 2004 through 2008, as well as unaudited financial reports for fiscal 2009;

6. Discussed the current backlog and expected revenue and profitability of various projects with management of ETC;

7. Discussed the markets for the Company’s products and services with the management of ETC;

8. Visited ETC headquarters in Southampton, PA;

9. Toured the physical plant at the Company’s headquarters;

10. Evaluated market performance and current stock price, EPS and book value of ETC; and,

11. Conducted such other studies, analyses and inquiries as we deemed appropriate.

In rendering our Opinion, we have assumed the accuracy and completeness of all of the information that has been supplied to us with respect to ETC, its business and its industry. With respect to the financial forecast information furnished to us or discussed with us by ETC, we have assumed that such information has been reasonably prepared and that it reflects the best currently available estimates and judgment of ETC’s management as to the expected future financial performance of the Company. For purposes of this Opinion, it has been represented to us that ETC has not consummated and does not contemplate any material transaction other than the Transaction and those activities undertaken in the ordinary course of business. We do not assume any responsibility for any independent verification of any information provided to us, and have further relied upon the assurance of management of ETC that it is not aware of any facts or circumstances that would make such information inaccurate or misleading in any respect material to our analysis.

We have not performed or obtained any independent appraisal of the properties or assets of the Company. Further, we have not evaluated the solvency or fair value of ETC prior to or subsequent to the Transaction under any domestic or international laws relating to bankruptcy, insolvency, or similar matters. In rendering our Opinion, we have assumed the following: (i) that the Transaction will occur consistent with the draft Proxy Statement, dated March 16, 2009, and without any material changes therefrom; (ii) that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and all applicable foreign, federal and state laws and regulations; (iii) that all requirements for consummating the Transaction have been met; and, (iv) that in all material respects the Transaction has been structured subject to (i) through (iii) above.

Our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter. Accordingly, although subsequent developments may affect the conclusions expressed in this Opinion, we do not assume any obligation to update, review or reaffirm our opinion.

This Opinion only addresses the matters specifically addressed herein as they relate to the Minority Shareholders of ETC. Without limiting the foregoing, this Opinion does not address: (i) matters that require legal, regulatory, accounting, insurance, tax or other professional advice; (ii) the underlying business decision of ETC to proceed with or effect the Transaction; (iii) the fairness of any portion or aspect of the Transaction to Minority Shareholders not expressly addressed in this Opinion including, without limitation, the fairness of any compensation to any of the Company’s officers, directors or employees, or any group of such persons; (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for ETC or the effect of any other transaction in which ETC might engage; (v) any matters related to the risks associated with being involved in the industry in which ETC operates, including but not limited to changes in federal, state or local law, changes in technology or competitive climate; (vi) the tax or legal consequences of the Transaction to either ETC, its shareholders or any other party; (vii) the fairness of this transaction to the Major Shareholder; (viii) the actual value, which may be received in connection with the Transaction; and, (ix) the prices at which the Company’s common stock may trade any time subsequent to announcement or consummation of the Transaction.

It is understood that this Opinion is intended for the benefit and use of the Audit Committee of the Board of Directors of the Company in connection with its consideration of the Transaction. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent.

We have acted as a financial advisor to the Audit Committee of the Board of Directors of the Company and will receive a fee from ETC for this Opinion, no portion of which is contingent upon the consummation of the Transaction or the conclusions reached in this Opinion. In addition, ETC has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion.

Other than for advisory services related to rendering fairness opinions in connection with transactions involving the Major Shareholder, Navigant Consulting and its affiliates have not previously been engaged by ETC or any other party to the Transaction. Navigant Consulting and its affiliates may seek to provide ETC with certain valuation and investment banking, consulting or other services unrelated to the Transaction in the future.

This Opinion has been approved by the Fairness Opinion Committee of Navigant Consulting. The Opinion does not constitute a recommendation to the Audit Committee, the Board, or any shareholders of ETC regarding the proposed Transaction. Furthermore, this Opinion should not be construed as creating any fiduciary duty on the part of Navigant Consulting to any such party. Our Opinion is delivered to the recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our retainer agreement dated February 26, 2009, and subject to the understanding that the obligations of Navigant Consulting in connection with this Opinion are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Navigant Consulting shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that the modification of the existing capital structure of the Company in connection with this Transaction is fair from a financial point of view to the Minority Shareholders of ETC.

NAVIGANT CONSULTING, INC.

ENVIRONMENTAL TECTONICS CORPORATION
ANNUAL MEETING TO BE HELD ON JULY 2 , 2009
PROXY SOLICITED ON BEHALF OF ETC BY THE BOARD OF DIRECTORS
The undersigned hereby appoints Duane D. Deaner and James D. Cashel, or either of them acting singly, as proxies of the undersigned, with full power to act without the other and with full power of substitution in each, and hereby authorizes each of them to represent and to vote all shares of common stock of Environmental Tectonics Corporation, a Pennsylvania corporation (the “Company”), which the undersigned may be entitled to vote, at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the executive offices of the Company, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania, on July 2, 2009, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated herein upon the matters set forth herein and in their discretion upon all other matters that may properly come before the Annual Meeting.
When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted “FOR” each of the proposals set forth on the reverse side. In their discretion, the proxies are each authorized to vote upon any and all other matters that may properly be brought before the Annual Meeting and at any and all adjournments or postponements thereof. A shareholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed postage-paid envelope.
PROXY INSTRUCTIONS
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.
You may enter your voting instructions online or by phone up until 11:59 PM prevailing local time the day before the cut-off of the Annual Meeting date.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF ENVIRONMENTAL TECTONICS CORPORATION.
Notice of Internet Availability of Proxy Materials: The notice of Annual Meeting, Proxy Statement and Proxy Card are available on our website at http://www.etcusa.com.

Please mark your [X] votes as in this example.

FOR all nominees listed at right (except as marked to the contrary)	WITHHOLD the vote for all nominees	To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed below:

1. Election of Directors: ☐	☐	George K. Anderson, M.D., MPH
H. F. Lenfest
William F. Mitchell
Stephen F. Ryan
George A. Sawyer

	FOR	AGAINST	ABSTAIN

2. To approve the Company’s 2009 Employee, Director and Consultant Stock Plan	☐	☐	☐

3. To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 50,000,000	☐	☐	☐

4. To approve the exchange of the $10,000,000 subordinated convertible promissory note held by H. F. Lenfest, together with all accrued interest and warrants issuable pursuant to the terms of such note, and all Series B Preferred Stock and Series C Preferred Stock of the Company held by H. F. Lenfest, together with all accrued interest thereon, for shares of a newly-created class of Series E Preferred Stock of the Company
	☐	☐	☐

5. To approve the restoration of the voting rights of all securities held by H. F. Lenfest currently or issuable to H. F. Lenfest as part of the financing transaction described in the Company’s Proxy Statement
	☐	☐	☐

6. To transact such other business as may properly come before the Annual Meeting
Signature should be exactly as name or names shown on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)

Date: , 2009

Signature

I plan to attend the meeting:	Title (if applicable)

Yes ☐ No ☐

Signature if held jointly